UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Interpublic Group of Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

April 30, 2009

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Thursday, May 28, 2009. The meeting will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York.

        The business to be considered is described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will present a report on the state of our company.

        We hope you will be able to attend.

Sincerely,
Michael I. Roth Chairman of the Board and Chief Executive Officer

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 28, 2009

        The Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc. ("Interpublic") will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, May 28, 2009, at 9:30 A.M., Eastern Time, for the following purposes:

  1.
  To elect ten directors;

  2.
  To consider and act upon a proposal to adopt the 2009 Performance Incentive Plan of Interpublic;

  3.
  To consider and act upon a proposal to adopt the 2009 Non-Management Directors' Stock Incentive Plan;

  4.
  To confirm the appointment of PricewaterhouseCoopers LLP as Interpublic's independent registered public accounting firm for the year 2009;

  5.
  To consider and vote upon the shareholder proposal regarding the calling of special shareholder meetings; and

  6.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The close of business on April 6, 2009 has been designated as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be held on May 28, 2009.

        Interpublic's 2009 Proxy Statement and 2008 Annual Report are available electronically at http://www.interpublic.com/2009/proxymaterials

By Order of the Board of Directors,
Nicholas J. Camera Secretary

Dated: April 30, 2009

        Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States, or vote over the telephone or Internet. Your proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so. If you wish to revoke your proxy, you will find instructions on how to do so on page 1 of this Proxy Statement.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

PROXY STATEMENT

GENERAL

Introduction

        The Interpublic Group of Companies, Inc. ("Interpublic", the "Company", "us", "we" or "our") is furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Interpublic of proxies to be voted at the Annual Meeting of Shareholders, which will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, at 9:30 A.M., Eastern Time, on Thursday, May 28, 2009.

        Interpublic's principal executive office is located at 1114 Avenue of the Americas, New York, NY 10036. This Proxy Statement and the enclosed form of proxy, together with Interpublic's Annual Report to Shareholders, are first being sent to shareholders on or about April 30, 2009.

        Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. Your proxy, whether given by the execution of the proxy, by telephone or via the Internet, may be revoked at any time prior to its exercise by giving written notice to our Secretary at The Interpublic Group of Companies Inc., 1114 Avenue of the Americas, New York, NY 10036, by delivering a later dated proxy, or by voting in person at the meeting.

        If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 5. If no voting instructions are given with respect to any one or more of the items, a duly granted proxy will be voted on the uninstructed matter or matters as follows:

  •
  FOR the Board's nominees for election as directors;

  •
  FOR the adoption of the 2009 Performance Incentive Plan of Interpublic;

  •
  FOR the adoption of the 2009 Non-Management Directors Stock Incentive Plan;

  •
  AGAINST the shareholder resolution regarding the calling of special shareholder meetings; and

  •
  FOR the confirmation of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Interpublic's independent registered public accounting firm for 2009.

        A duly granted proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

Outstanding Shares

        The record date for the Annual Meeting is April 6, 2009. The outstanding capital stock of Interpublic at the close of business on April 6, 2009 consisted of 485,834,821 shares of Interpublic common stock ("Common Stock"), and 525,000 shares of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (the "Series B Preferred Stock"). Only the holders Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of shareholders at the meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning direct and indirect beneficial ownership of Common Stock as of December 31, 2008 (except for the information concerning FMR LLC, which is as of January 31, 2009) by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	49,645,759	10.4%
UBS AG(3) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	42,096,278	8.8%
Dodge & Cox(4) 555 California Street, 40th Floor San Francisco, CA 94104	40,714,118	8.5%
Ariel Investments, LLC(5) 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	34,856,621	7.3%

(1)
The rules of the Securities Exchange Commission ("SEC") deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership of the security within 60 days, for example through the conversion of notes or preferred stock.

(2)
This disclosure is based on information supplied by FMR LLC ("FMR") in an amendment No. 1 to a Schedule 13G filed with the SEC on February 10, 2009, in which FMR reported that as of January 31, 2009, through the control of its subsidiaries Fidelity Management & Research Company, Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company (each an investment advisor), it has sole voting power with respect to 1,284,937 shares of Common Stock and sole dispositive power with respect to 49,576,383 shares of Common Stock. FMR reported that the number of shares of Common Stock that it beneficially owned included (i) 1,584,912 shares issuable upon conversion of 21,600 shares of the Series B Preferred Stock and (ii) 233,898 shares of Common Stock issuable upon conversion of $2,905,000 principal amount of Interpublic's 4.75% Convertible Senior Notes due 2023.

(3)
This disclosure is based on information supplied by UBS AG ("UBS") in an amendment No. 1 to a Schedule 13G filed with the SEC on February 9, 2009, in which UBS reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 34,266,128 shares of Common Stock and shared dispositive power with respect to 42,096,278 shares of Common Stock.

(4)
This disclosure is based on information supplied by Dodge & Cox ("Dodge") in an Amendment No. 4 to a Schedule 13G filed with the SEC on February 11, 2009, in which Dodge reported that it is an investment adviser that has sole voting power with respect to 37,975,918 shares and shared voting power with respect to 117,300 shares of Common Stock and sole dispositive power with respect to 40,714,118 shares of Common Stock.

(5)
This disclosure is based on information supplied by Ariel Investments, LLC ("Ariel") in an Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2009, in which Ariel reported that it is an investment adviser that has sole voting power with respect to 30,674,024 shares of Common Stock and sole dispositive power with respect to 34,838,096 shares of Common Stock.

 SHARE OWNERSHIP OF MANAGEMENT

        The following table sets forth information concerning the direct and indirect beneficial ownership of the Common Stock as of April 6, 2009 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner	Common Stock Ownership(1)(2)	Options Exercisable Within 60 Days	Total
Frank J. Borelli	35,193	12,000	47,193
Reginald K. Brack	53,193	12,000	65,193
Jocelyn Carter-Miller	9,024	0	9,024
Jill M. Considine	33,693	12,000	45,693
John J. Dooner, Jr.	948,532	899,243	1,847,775
Richard A. Goldstein(3)	31,724	6,000	37,724
H. John Greeniaus	112,960	4,000	116,960
Mary J. Steele Guilfoile	9,024	0	9,024
William T. Kerr	50,093	0	50,093
Philippe Krakowsky	171,199	121,998	293,197
Frank Mergenthaler	391,642	205,020	596,662
Michael I. Roth	1,147,708	978,974	2,126,682
Timothy A. Sompolski	178,137	164,698	342,835
David M. Thomas	22,393	0	22,393
All directors and executive officers as a group ( persons)	3,494,991	2,740,089	6,235,080	*

*
No individual identified in the table has beneficial ownership of more than 1% of the outstanding shares of Common Stock. Interpublic's directors and executive officers as a group have beneficial ownership of 1.3% of the outstanding shares of Common Stock. No executive officer or director of Interpublic has pledged as security any shares of Common Stock.

(1)
The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days, for example through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under the 2006 Performance Incentive Plan and the Interpublic Non-Management Directors' Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares indicated as beneficially owned.

(2)
No executive officer or director of Interpublic is a beneficial owner of any (i) shares of the Series B Preferred Stock or (ii) of Interpublic's outstanding convertible notes.

(3)
Includes for Mr. Goldstein 10,200 shares owned by his spouse in a trust.

Voting

        Each director shall be elected by a majority of the votes cast "for" his or her election.

        Interpublic's by-laws provide that the election of each director requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except that in a contested election where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. Accordingly, at the 2009 Annual Meeting, a nominee will be elected as a director only if the holders of a majority of the shares present and entitled to vote cast votes "for" his or her election. In accordance with Interpublic's by-laws, any incumbent nominee who fails to receive the necessary vote "for" his or her election is required to resign from the Board no later than 120 days after the date of the certification of the election results.

        Approval of Items 2 through 5 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Interpublic's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted as shares present for the purpose of determining whether there is a quorum present for the conduct of business at the Annual Meeting. For Items 2 through 5, shares that are the subject of an abstention are included as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter, and shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

Shareholder Proposals To Be Presented At 2010 Annual Meeting

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders scheduled to be held on May 20, 2010, must be received by Interpublic by December 29, 2009, and must comply with applicable SEC regulations, in order to be considered for inclusion in Interpublic's Proxy Statement and form of proxy relating to that meeting. If notice of a proposal that a shareholder intends introduce at the 2010 Annual Meeting is not received by Interpublic before March 21, 2010, the persons named as proxies in Interpublic's 2010 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

 1.    ELECTION OF DIRECTORS

        The Board of Directors, on the recommendation of the Corporate Governance Committee, has nominated the individuals listed below as its candidates for election as directors at the Annual Meeting. Persons elected as directors at the Annual Meeting will hold office until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the nominees is provided below. All of the nominees are currently serving as directors of Interpublic. The Board of Directors believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of the nominees is unable to serve, all proxies will be voted for the remainder of the nominees and, unless the size of the Board of Directors is reduced, for a replacement nominee designated by the Board of Directors having due regard for any recommendation of the Corporate Governance Committee.

        The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of March 15, 2009, and has been furnished or confirmed to Interpublic by the respective nominees.

        FRANK J. BORELLI served as a Senior Adviser to Stone Point Capital, a former wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since his retirement on January 2, 2001 until December 31, 2008. Prior to that time he was Senior Vice President of Marsh & McLennan from January through December 2000 and was Senior Vice President and Chief Financial Officer from 1984 through 1999. He is a director of Express Scripts, Inc. and Genworth Financial, Inc. and was a director of Marsh & McLennan until September 30, 2000. Mr. Borelli has been a director of Interpublic since 1995. Age 73.

        REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. From September 1994 to June 1997, Mr. Brack was Chairman of Time, Inc. and was its Chairman, President and Chief Executive Officer from December 1986 until August 1994. Mr. Brack also serves on the Board of Directors of Quebecor World, Inc. Mr. Brack has been a director of Interpublic since 1996. Age 71.

        JOCELYN CARTER-MILLER is President of TechEdVentures, a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. Ms. Carter-Miller serves on the Board of Directors of The Principal Financial Group, Inc. and NETGEAR, Inc. Ms. Carter-Miller is also a former board member of the Association of National Advertisers. Ms. Carter-Miller has been a director of Interpublic since July 2007. Age 51.

        JILL M. CONSIDINE has been Senior Advisor of The Depository Trust & Clearing Corporation and its subsidiaries (securities depository and clearing house) since August 2007, having served as Chairman from August 2006 to August 2007, and as both Chairman and Chief Executive Officer from January 1999 to August 2006. The Depository Trust & Clearing Corporation is a holding company that is the parent of various securities clearing corporations and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She was President of the New York Clearing House Association, L.L.C. from 1993 to 1998. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd., from 1991 to 1993. She also serves on the Board of Directors of Atlantic Mutual Insurance Companies and Ambac Financial Group, Inc. Ms. Considine has been a director of Interpublic since February 1997. Age 64.

        RICHARD A. GOLDSTEIN retired as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF) in May 2006 after serving in that position for six years. Prior to his six years leading IFF, Mr. Goldstein served for 25 years in key executive positions at Unilever, including as

Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to June 2000. Mr. Goldstein is also a Director of Fiduciary Trust Company International and Fortune Brands. Mr. Goldstein has been a director of Interpublic since 2001. Age 67.

        H. JOHN GREENIAUS has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Prior to 1993, Mr. Greeniaus held various marketing and general management positions in the U.S., Canada, and the U.K. with Nabisco, PepsiCo, J. Walter Thompson and Procter & Gamble. He also serves on the Board of Directors of Primedia Inc. Mr. Greeniaus has been a director of Interpublic since December 2001. Age 64.

        MARY J. STEELE GUILFOILE is currently Chairman of MG Advisors, Inc., a privately owned financial services merger and acquisitions advisory and consulting firm. From 2000 to 2002, Ms. Guilfoile was Executive Vice President and Chief Administrative Officer at JPMorgan Chase & Co. and also served as Corporate Treasurer. Ms. Guilfoile was Partner, CFO and COO of The Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, from 1996 through 2000. Ms. Guilfoile continues as a partner in the ongoing investment arm of The Beacon Group, LP. Ms. Guilfoile also serves on the Board of Directors of Valley National Bancorp. Ms. Guilfoile has been a director of Interpublic since October 2007. Age 55.

        WILLIAM T. KERR has been Chairman of Meredith Corporation since 1998. He was Chairman and Chief Executive Officer of Meredith Corporation from 1998 to 2006. He was President and Chief Executive Officer of Meredith Corporation from 1997 to 1998. Mr. Kerr served as President and Chief Operating Officer for Meredith Corporation from 1994 through 1997 and as Executive Vice President of Meredith Corporation and President of its Magazine Group from 1991 through 1994. Prior to that time, Mr. Kerr served as Vice President of The New York Times Company and President of its magazine group, a position he held since 1984. Mr. Kerr also serves on the Board of Directors of the Principal Financial Group, the Whirlpool Corporation and Arbitron, Inc. Mr. Kerr has been a director of Interpublic since October 2006. Age 67.

        MICHAEL I. ROTH became Chairman of the Board and Chief Executive Officer of Interpublic, effective January 19, 2005. Prior to that time Mr. Roth served as Chairman of the Board of Interpublic from July 13, 2004 to January 2005. Mr. Roth served as Chairman and Chief Executive Officer of The MONY Group Inc. from February 1994 to June 2004. Mr. Roth also serves on the Board of Directors of Pitney Bowes Inc. and Gaylord Entertainment Company. Mr. Roth has been a director of Interpublic since February 2002. Age 63.

        DAVID M. THOMAS retired as executive chairman of IMS Health Inc. ("IMS") in March 2006, after serving in that position since January 2005. From November 2000 until January 2005, Mr. Thomas served as Chairman and Chief Executive Officer of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President and Group Executive of IBM from January 1998 to July 2000. Mr. Thomas also serves on the Board of Directors of Fortune Brands Inc. and Board of Trustees of Fidelity Investments. Mr. Thomas has been a director of Interpublic since October 2004. Age 60.

 CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines

        Interpublic has a strong commitment to sustaining sound corporate governance practices. Interpublic's Corporate Governance Guidelines are available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

Director Independence

        In accordance with New York Stock Exchange ("NYSE") listing standards (the "NYSE Listing Standards"), the Board annually evaluates the independence of each member of the Board of Directors under the independence standards set forth in Interpublic's Corporate Governance Guidelines, and under the applicable rules of the NYSE Listing Standards. Interpublic's Director Independence Standards are included in Interpublic's "Corporate Governance Guidelines" available at the website noted above.

        Interpublic has ten directors, one of whom, Michael I. Roth, is an employee of Interpublic (who is referred to in this Proxy Statement as the "Management Director") and nine of whom are not employees of Interpublic or its subsidiaries (those non-employee directors are referred to in this Proxy Statement as "Non-Management Directors" or "Outside Directors"). Of the nine Non-Management Directors, the Corporate Governance Committee has determined, at its meeting held on February 28, 2008, that Mss. Carter-Miller, Considine and Guilfoile and Messrs. Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas are each independent directors under its Corporate Governance Guidelines and the NYSE Listing Standards. Under the NYSE Listing Standards, Mr. Borelli is deemed not to be independent because his son is a principal of Deloitte & Touche, which Interpublic has used to support a number of internal audit functions. Mr. Borelli's son is not a certified public accountant and is not engaged in providing services to Interpublic. Each member of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is an independent director.

Meeting of Independent Directors

        The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors that are not independent, then at least once annually, the Non-Management Directors should hold an executive session that includes only independent directors. The Board held an executive session of its independent directors on March 27, 2008. Mr. Goldstein served as the Chairperson of the executive session.

Director Selection Process

        The Corporate Governance Committee is charged with the responsibilities described in this Proxy Statement below under the heading "Principal Committees of the Board of Directors—Corporate Governance Committee."

        One of the Committee's responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee considers candidates suggested by its members, other directors, senior management and shareholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers including search firms to identify candidates and to perform "background reviews" of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking.

        All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials, including:

  •
  their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the strategic challenges facing Interpublic and its industry as a whole;

  •
  their integrity and independence of judgment;

  •
  their ability and willingness to devote sufficient time to Board duties;

  •
  their qualifications for membership on one or more of the committees of the Board;

  •
  their potential contribution to the diversity and culture of the Board;

  •
  their educational background;

  •
  their independence from management under NYSE Listing Standards and Interpublic's Corporate Governance Guidelines;

  •
  the needs of the Board and Interpublic; and

  •
  the Board's policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic's Corporate Governance Guidelines.

        In determining the needs of the Board and Interpublic, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board's annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

        Director candidates, other than sitting directors, are interviewed by members of the Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Committee also reviews sitting directors who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

        Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036. Any recommendations will be considered for the next annual election of directors in 2010. A recommendation should include the proposed candidate's name, biographical data and a description of his or her qualifications in light of the criteria listed above. If Interpublic receives in a timely manner, in accordance with the SEC requirements, any recommendation of a director candidate from a shareholder, or group of shareholders, that beneficially owns more than 5% of the Common Stock for at least one year as of the date of recommendation, as determined under SEC rules, Interpublic will disclose in its proxy statement the names of the recommending shareholder(s) and the proposed candidate if the shareholder (or each member of the group) and the candidate consent in writing to that disclosure.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

        Interested parties may contact Interpublic's Board of Directors, or the Non-Management Directors as a group, at the following address:

  Board of Directors or Non-Management Directors, as applicable
  The Interpublic Group of Companies, Inc.
  1114 Avenue of the Americas
  New York, NY 10036

        Communications may also be sent to individual directors at the above address. Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic's accounting, internal accounting controls or auditing matters will also be referred to the chairperson of the Audit Committee. Other communications will be referred to the Presiding Director (whose responsibilities are described below) or the appropriate committee chairperson.

CODE OF CONDUCT

        Interpublic has adopted a code of ethics, known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic's Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic's Chief Executive Officer, Chief Financial Officer, Controller and Chief Accounting Officer and other persons performing similar functions) must comply with the Code of Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any Director or executive officer. The Code of Conduct, including future amendments, is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

MEETINGS AND COMMITTEES OF THE BOARD

Board Structure and Committees

        The standing committees of the Board consist of the Executive Committee, the Compensation and Leadership Talent Committee, the Corporate Governance Committee and the Audit Committee. The activities of the Compensation and Leadership Talent Committee, the Corporate Governance Committee and the Audit Committee are each governed by a charter that is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary. A description of the responsibilities of each standing Committee of the Board is provided in this Proxy Statement below under the heading "Principal Committees of the Board of Directors."

Attendance at Board of Directors and Committee Meetings

        The Corporate Governance Guidelines provide that each director is expected to prepare for, attend and participate in, at least 75% of all regularly scheduled and special meetings of the Board, absent special circumstances. The Board of Directors of Interpublic held 9 meetings in 2008 and committees of the Board held a total of 28 meetings. During 2008, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served.

Attendance at Annual Meeting of Shareholders

        Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Shareholders. However, each current director who was a director at the time of the 2008 Annual Meeting attended the meeting.

Principal Committees of The Board of Directors

        The table below provides 2008 membership information for each of the Board Committees.

Name	Audit	Compensation and Leadership Talent	Corporate Governance	Executive
Frank Borelli				•
Reginald K. Brack		•	•	•
Jocelyn Carter-Miller	•	•
Jill M. Considine		C	•	•
Richard A. Goldstein**	•		C	•
H. John Greeniaus	•	•
Mary J. Steele Guilfoile	•		•
William T. Kerr	•	•
Michael I. Roth				C
David Thomas	C		•
Number of Meetings Held in 2008	7	7	5	0

Member:  •
Chair:  C
Presiding Director:  **

Executive Committee

        The Executive Committee is authorized, when the Board of Directors is not in session, to exercise all powers of the Board of Directors which, under Delaware law and the by-laws of Interpublic, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors or reserved for the Board of Directors itself. Due to the frequency in number of meetings of the Board and other committees of the Board, the Executive Committee did not hold any meetings in 2008.

Corporate Governance Committee

        The Corporate Governance Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors and the membership and chairman of each Board committee. The other responsibilities of the Corporate Governance Committee include the establishment of criteria for membership on the Board and its committees, the review and recommendation to the Board as to the independence of Non-Management Directors under the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards, the evaluation on an annual basis of the collective performance of the Board and the Board's committees, the recommendation to the Board of compensation and benefits for Non-Management Directors, and the review, the continual assessment and the recommendation to the Board of the best practices in corporate governance matters generally. The Corporate Governance Committee held five meetings in 2008.

Audit Committee

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, financial management and the Board. The Audit Committee also is responsible for the selection and retention of Interpublic's independent auditors and the review of their compensation, subject to approval of the Board of Directors. Specific activities of the Audit Committee are described in the Audit Committee Report below. Each member of the Audit Committee is a Non-Management Director and is independent in accordance with the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards. The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" within the meaning of applicable SEC rules. The Audit Committee held seven meetings in 2008.

Compensation and Leadership Talent Committee

        The Compensation and Leadership Talent Committee (the "Compensation Committee") is responsible for the adoption and periodic review of a remuneration strategy for Interpublic and its subsidiaries, which ensures that executive compensation for key senior executives is designed to incentivize and reward long-term growth, profitability and return to shareholders.

        The Compensation Committee is responsible for approving the compensation paid to senior executives of Interpublic and its subsidiaries. For these purposes, compensation includes but is not limited to: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including annual and long-term performance incentive awards under Interpublic's 2006 Performance Incentive Plan (the "2006 PIP"), (4) insurance paid for by Interpublic or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) Executive Special Benefit Agreements, (7) Interpublic's Senior Executive Retirement Income Plan ("SERIP"), and (8) Interpublic's Capital Accumulation Plan ("CAP"). The Compensation Committee also administers the 2006 PIP (and its predecessors, the 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan) and the Employee Stock Purchase Plan (2006) (the "2006 Stock Purchase Plan").

        The Compensation Committee approves any newly adopted or major changes made to these plans and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans. The Compensation Committee also reviews initiatives of Interpublic and its subsidiaries to retain and develop key employees on an ongoing basis and coordinates, manages and reports to the Board on the annual performance evaluation of key executives of Interpublic. In addition, the Compensation Committee is authorized, if appropriate, to hire experts or other independent advisers or legal counsel, at Interpublic's expense, to assist the Compensation Committee in the discharge of its duties. The Compensation Committee held seven meetings in 2008.

        The Compensation Committee's primary processes for establishing and overseeing executive compensation can be found below in the Compensation Discussion and Analysis under the heading "Setting Compensation for the Named Executive Officers."

Presiding Director

        The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. Specifically, the Presiding Director convenes and chairs meetings of the Non-Management Directors, coordinates and develops the agenda for, and chairs executive sessions of, the Non-Management Directors, coordinates feedback to the Chairman and Chief Executive Officer on behalf of the Non-Management Directors regarding business issues and management, and coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board together with the informational needs associated with those agendas and presentations. Mr. Goldstein currently serves as the Presiding Director.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        Interpublic's Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of Interpublic, except for transactions that are disclosed and approved in advance.

Interpublic has adopted a written policy (the "Related Person Transaction Policy") for approval of any transaction, agreement or relationship between Interpublic or any of its consolidated subsidiaries on the one hand, and a Related Person (a "Related Person Transaction").

        Under the Related Person Transaction Policy, a "Related Person" is defined as any (i) director, nominee for election as a director, or executive officer of Interpublic or a nominee for director or any of their immediate family members (as defined by the Related Person Transaction Policy); (ii) any entity, including not-for-profit and charitable organizations, controlled by or in which any of the foregoing persons have a substantial beneficial ownership interest; or (iii) any person who is known to be, at the time of the transaction, the beneficial owner of more than 5% of the voting securities of Interpublic or an immediate family member of such person.

        Under the policy, Related Person Transactions do not include any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by the Compensation Committee for approval by the Board.

        To facilitate compliance with the policy, the Code of Conduct requires that employees, including directors and executive officers, report circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of Interpublic, regardless of the amount involved, to Interpublic's Chief Risk Officer using Interpublic's Compliance Report Form. Each director and executive officer annually confirms to the Company certain information about related person transactions as part of the preparation of Interpublic's Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions must also confirm such information. Management also reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of Interpublic's voting securities.

        The Audit Committee reviews transactions subject to the Related Person Transaction Policy and determines whether or not to approve or disapprove those transactions, by examining whether or not the transactions are fair, reasonable and within Interpublic policy. The Audit Committee makes its determination by taking into account all relevant factors and the controls implemented to protect the interests of Interpublic and its shareholders. Among the factors that the Audit Committee takes into account in determining whether a transaction is fair and reasonable, as applicable, are the following:

  •
  the benefits of the transaction to Interpublic;

  •
  the terms of the transaction and whether they are arm's-length and in the ordinary course of Interpublic's business;

  •
  the direct or indirect nature of the related person's interest in the transaction;

  •
  the size and expected term of the transaction; and

  •
  other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

        No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions entered into, but not approved or ratified as required by the Related Person Transaction Policy, are subject to termination by Interpublic. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

Related Person Transactions

        Since January 1, 2008, there were no transactions involving a "related person" identified in the annual questionnaire responses or otherwise known to the Audit Committee or Interpublic pursuant to the SEC's rules.

SHARE OWNERSHIP GUIDELINES

        Director Share Ownership Guidelines.    The Compensation Committee has adopted Common Stock ownership guidelines for Non-Management Directors. These guidelines set the minimum ownership expectations for Non-Management Directors at a value of $240,000, which represents three times the Directors' current annual cash retainer of $80,000. Non-Management Directors have 5 years from their initial election to meet this guideline (or, for incumbent directors, until October 2012). Annual grants to Directors of shares of restricted stock are included in the determination of the ownership guideline amount, but Common Stock underlying unexercised stock options held by Non-Management Directors is not included. In addition, Non-Management Directors will be required to hold all shares awarded to them (net of shares sold to meet tax requirements upon vesting) until they resign or retire from the Board. The Company believes that the equity component of director compensation serves to further align the Non-Management Directors with the interests of our shareholders. For information about share ownership of our Non-Management Directors, see "Non-Management Director Compensation" on page 15 and "Share Ownership of Management" on page 4.

        Executive and Senior Management Share Ownership Guidelines.    In 2007, the Compensation Committee adopted formal share ownership guidelines that set minimum expectations for ownership of Common Stock by executive and senior management of Interpublic and its subsidiaries. Currently, 38 executives and members of senior management are covered under this share ownership policy. The ownership guidelines state that executives and members of senior management are expected to reach certain levels of stock ownership —stated as a multiple of an executive's base salary — within five years of becoming subject to the guidelines and are encouraged to reach the applicable level earlier. The expected level of Common Stock ownership is as follows:

Value of Shares Owned
Chief Executive Officer	5.0 × Base Salary
Executive officers and members of senior management	2.0 × Base Salary
Officers and members of senior management	0.75 × Base Salary

        For purposes of these guidelines, Common Stock ownership includes shares over which the executive has direct or indirect ownership or control, including shares of restricted stock and shares purchased under the 2006 Employee Stock Purchase Plan. Shares underlying unexercised stock options are not considered in determining whether these guidelines have been met. Executive and senior management are encouraged to hold all compensatory shares (net of taxes) until the applicable Common Stock ownership level is reached. For information about executive stock ownership, see "Share Ownership of Management" on page 4.

NON-MANAGEMENT DIRECTOR COMPENSATION

Annual Board/Committee Retainer Fees

        During 2008, each Non-Management Director received as cash compensation for services rendered an annual retainer of $80,000, and no additional compensation for attendance at Board or committee meetings.

        The Chairperson of the Compensation Committee and the Chairperson of the Corporate Governance Committee each receives an additional retainer of $7,500 per year and the Chairperson of the Audit Committee receives an additional retainer of $10,000 per year.

Presiding Director Retainer Fees

        As Presiding Director of the Board, Mr. Goldstein received an annual retainer of $50,000 in addition to his retainer as (i) a Non-Management Director and (ii) Chairperson of the Audit Committee through May 2008.

Non-Management Directors Plan

        Each Non-Management Director also receives, as consideration for services rendered as a member of the Board, stock-based compensation under the Interpublic Non-Management Directors' Stock Incentive Plan, which was approved by the shareholders in 2004 (the "2004 Directors' Plan"). The 2004 Directors' Plan provides for an annual grant to each Non-Management Director of shares of Common Stock having a market value of $80,000 on the date of grant (the "Restricted Shares").

        A recipient of Restricted Shares has all rights of ownership, including the right to vote and to receive dividends, except that, prior to the expiration of the earlier to occur of (i) the three-year period after the date of grant or (ii) the retirement of the director on or after the first anniversary of the date of grant (the "Restricted Period"), the recipient is prohibited from selling or otherwise transferring the shares.

        Under the 2004 Directors' Plan, if the recipient's service as a director terminates for any reason (including death) before the first anniversary of the date of grant of Restricted Shares, all such Restricted Shares will be forfeited.

        The Corporate Governance Committee, which is responsible for the administration of the 2004 Directors' Plan, may in its discretion direct Interpublic to make cash payments to the recipient of any Restricted Shares to assist in satisfying the federal income tax liability with respect to the receipt or vesting of any Restricted Shares awarded under the Non-Management Directors Plan. For 2008, the Corporate Governance Committee did not direct Interpublic to make any such cash payments.

        On January 31, 2008, in accordance with the 2004 Directors' Plan, each of Mss. Carter-Miller, Considine and Guilfoile and Messrs. Borelli, Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas received a grant of 9,024 Restricted Shares. The shares granted to Mr. Samper in 2008 were forfeited due to his retirement from the Board on May 22, 2008.

        For 2009, the Non-Management Directors will receive a grant of Restricted Shares having a market value of $80,000 on May 29, 2009, subject to the approval by shareholders of the 2009 Non-Management Directors' Stock Incentive Plan at the Annual Meeting.

Deferred Compensation

        Mr. Goldstein and Ms. Considine each has an agreement with Interpublic under which they have deferred all fees received as a director or as a member of any committee of the Board of Directors prior to 2007. In 2008, the amounts deferred earn credits equivalent to 3.3% interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing

under Employment Agreements. Payments of the amounts deferred, together with accrued interest, will be made to the director, or to one or more designated beneficiaries, in a lump-sum upon the director's separation from the Board.

        The following table shows the compensation paid to Non-Management Directors for 2008.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(6)	Total ($)
Frank Borelli	80,000	79,796	0	0	0		21,000	180,796
Reginald K. Brack	83,750	79,796	0	0	0		13,000	176,546
Jocelyn Carter-Miller	80,000	73,222	0	0	0		0	153,222
Jill M. Considine	87,500	79,796	0	0	0	(4)	20,750	188,046
Richard A. Goldstein	138,750	79,796	0	0	0	(4)	20,500	239,046
H. John Greeniaus	80,000	79,796	0	0	0		20,911	180,707
Mary J. Steele Guilfoile	80,000	73,222	0	0	0		0	153,222
William T. Kerr	80,000	79,796	0	0	0		1,000	160,796
J. Phillip Samper	40,000	79,796	0	0	0	(5)	20,000	139,796
David M. Thomas	85,000	79,796	0	0	0		20,000	184,796

(1)
Michael Roth, Interpublic's Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of Interpublic and thus receives no compensation for his services as Director. Mr. Roth's compensation as an employee of Interpublic is shown in the Summary Compensation Table on page 31, and the sections that follow the Summary Compensation Table.

(2)
Consists of annual retainer fees, Committee chairmanship fees and, for Mr. Goldstein, the fee for service as the Presiding Director.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R), excluding estimated forfeitures, of Restricted Share awards pursuant to the Non-Management Directors Plan including amounts attributable to awards granted prior to 2008. The assumptions used in the calculation of these amounts are set forth in Note 12 to Interpublic's audited financial statements for the fiscal year ended December 31, 2008 included in Interpublic's Annual Report on Form 10-K filed with the SEC on February 27, 2009 (the "2008 Form 10-K").

(4)
Ms. Considine and Mr. Goldstein each have an agreement with Interpublic under which each director deferred all fees that he or she received as a director or a member of any committee prior to 2007, which is described in greater detail on page 15, under the heading "Deferred Compensation." Ms. Considine and Mr. Goldstein each elected to end the deferral of his or her fees as of December 31, 2006. During 2008, the deferral balances earned credits equivalent to an interest rate 3.3%, and accordingly were not "above-market" or "preferential" as defined by SEC rules.

(5)
Mr. Samper retired from the Board effective May 22, 2008 (the date of the 2008 Annual Meeting). Under the terms of the Interpublic Outside Directors' Pension Plan, Mr. Samper is entitled to an annual retirement benefit in the form of a cash payment equal to $80,000 (the amount of the annual retainer payable to directors during his last year of service as a director) for a period of 15 years following his retirement. In the event of his death, the then present value of any remaining payments will be paid to his surviving spouse or his estate. Mr. Samper is the only individual serving on the Board during 2008 who is eligible to participate in the Plan, which was closed to new participants as of December 31, 1995. Payments to Mr. Samper under the plan commenced on July 1, 2008. The actuarial present value of Mr. Samper's accumulated benefit, which is calculated using a discount rate of 6%, decreased by $17,434 in 2008 due to the commencement of payments.

(6)
The Company has had in effect for a number of years a program approved by the Board of Directors under which the Company will match up to a maximum of $20,000 in charitable contributions made by members of the Board of Directors and certain senior management employees of Interpublic and its subsidiaries to eligible charities and academic institutions. In 2008, the Board of Directors also approved a one-time match by the Company of charitable contributions made by directors and other eligible participants to the 9/11 Memorial Fund. The amount shown reflects the matching by the Company of charitable contributions made by Board members.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation and Leadership Talent Committee of the Board (for the purposes of this discussion and analysis, the "Committee") is responsible for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy, approving compensation awarded to senior corporate and operating executives, including the executive officers named in the Summary Compensation Table, and authorizing all awards under Interpublic's 2006 Performance Incentive Plan.

        Throughout this proxy statement, we refer to the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table on page 31 as the "named executive officers."

Compensation Philosophy and Objectives

        The success of our Company continues to depend on our ability to attract, retain and motivate highly skilled individuals throughout our organization. Employees are our Company's most vital asset and most significant expense, so we must make sure our investment in this resource is disciplined and designed to promote our strategic and operational objectives. We have designed our executive compensation programs to enable us to secure the needed talent and to drive Interpublic's transformation and long-term success.

        In selecting, evaluating and administering our compensation programs, including both those that involve the named executive officers and those that apply more broadly within the Company, management and the Committee are guided by the following key principles, which the Committee most recently reviewed, updated and confirmed at its October 2008 meeting:

  •
  Performance-based and aligned with shareholders.  Our compensation programs should emphasize pay-for-performance placing a significant portion of total compensation "at risk" making it contingent on the achievement of performance objectives, and aligning the interests of our executives with those of our shareholders. Accordingly, revenue growth, operating margin and profit measures, all elements which are vital to increasing long-term share value, form the bases of the financial performance goals for our named executive officers.

  •
  Market-based.  Our total compensation levels should be competitive with those at other advertising and marketing service companies and, for some executive positions, with publishing, media, professional services and other highly talent-dependent companies.

  •
  Short- and long-term balanced.  Our programs should focus on both short- and long-term results, and balance the Company's need to retain talent to ensure sustainable performance over longer periods with our industry's emphasis on base salaries and annual incentives.

  •
  Total compensation-focused.  Our compensation program decisions should be made in a total pay context. In this way, we can ensure our programs work together to comprehensively support our objectives.

  •
  Disciplined.  While our programs and individual pay decisions should reflect differences in job responsibilities, geographic locations and specific business needs, the overall structure of compensation and benefits programs at the senior executive levels should be consistent, except in the most unique individual- or business-specific situations.

  •
  Easily understood.  Our programs should clearly describe for participants the link between their pay and their direct individual accomplishments and collective contributions to the Company's achievement of its strategic and operational objectives.

  •
  Supportive of Interpublic careers.  Our programs should encourage and ensure talent development, long-term retention and movement within and between our operating units.

        The Company's overall compensation program comprises four principal elements: base salary, annual incentives, long-term incentives, consisting of stock options, performance shares and restricted stock awards, and retirement and other benefits.

        Each major compensation program element is discussed below in the section entitled "2008 Executive Compensation Program Elements."

Role of Executive Officers and Management in Compensation Decisions

        The Committee makes all pay decisions related to the named executive officers. The CEO does not participate in the Committee's deliberations or decisions with regard to his own compensation. However, at the Committee's request, the CEO presents individual pay recommendations to the Committee for the CFO, the other named executive officers, and other executives whose compensation arrangements are subject to the Committee's review. The CEO's pay recommendations are informed by his assessments of individual contributions, achievement of specified performance objectives, talent review results, competitive pay data discussed below and other factors. These recommendations are then considered by the Committee with the assistance of the independent consultant.

        The CEO, Chief Human Resources Officer, General Counsel, and Vice President of Global Compensation attend Committee meetings, but are not present for the Committee's executive sessions or for any discussion of their own compensation. Other senior executives, as appropriate to the topic, will attend Committee meetings, but they do not attend executive sessions or any discussion of their own compensation.

Role of Independent Consultant

        The Committee has retained the services of an external compensation consultant, Hewitt Associates ("Hewitt") to work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations.

        At no time during 2008 or at any other time did the Committee direct Hewitt to perform services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant annually. At its July 2008 meeting, the Committee approved retaining Hewitt for 2009.

Setting Compensation for the Named Executive Officers

        Interpublic's annual and long-term cash- and equity-based compensation programs are structured to motivate the named executive officers to achieve the strategic and operational goals set by the Company and reward executives for achieving such goals. In addition, the Company's benefits are intended to be competitive and attract top talent.

        The Committee reviews and assesses compensation for the named executive officers on an annual basis. The Committee approves adjustments as appropriate based on the compensation philosophy and objectives discussed above and also considers the length of time since the last adjustment. Material changes in compensation typically only occur based on performance, in response to significant changes in responsibility or market conditions, or in limited circumstances when the company is at risk of losing a talented employee.

        Compensation decisions are made based on the following information:

  •
  External Market Analysis:  The Committee annually conducts a review of market competitive compensation levels for the named executive officers. This review is performed by the independent consultant after the Committee has approved the peer companies to be used for the study. The

    Committee strives to target the 50th percentile pay level of the external market data in this review for fixed and target compensation, but the Committee also takes into account internal equity, talent assessment and individual performance. The 2008 review of market competitive compensation is discussed below.

  •
  Internal Equity:  The Company has established internal levels of comparability based on revenue, operating income and headcount responsibility, geographic scope, and job complexity. Internal equity is one of the factors the Committee considers when making pay decisions.

  •
  Individual Performance and Talent Assessment:  The Committee's consideration is informed by the Company's leadership talent and succession plan annual review. The Committee participates in this annual review with the full Board. The process begins within the operating companies and corporate functions, and includes the CEO meeting with the chief executive officers of each of the Company's principal operating units and with the heads of the corporate staff functions to review senior talent, succession plans, and diversity and inclusion efforts. The CEO then reviews senior talent with the full Board, including a discussion of each of the named executive officers, their potential successors, and succession plans for his own position. These reviews inform pay decisions by providing an in-depth look at the named executive officers, their responsibilities, relative contributions and future potential, and their relative compensation.

        In 2008, the Committee's independent consultant conducted its annual market review to assess the competitiveness of total compensation (consisting of base salary, target annual incentive, target long-term incentives and retirement benefits) received by the named executive officers. To reflect the fact that the Company competes for executive talent with direct industry peers and a broader group of companies, the annual compensation review benchmarked pay against two peer groups to capture the labor markets that are sources of talent for the Company's businesses. These peer groups included:

  •
  Advertising Peers:  Companies that directly compete with the Company for services and talent. The data for these companies was drawn from their SEC filings.

  •
  Custom Peer Group:  A peer group of 21 companies in related industries with similar talent needs, including publishing, media, professional services and other talent-dependent companies facing similar talent requirements. The data for these companies was obtained from Hewitt Associates' Total Compensation Measurement Database and SEC filings. Statistical analysis was used to adjust the compensation data to reflect Interpublic's size

        The table below lists the specific companies included within the two primary peer groups used to assess compensation to the named executive officers in 2008:

Advertising Peers		Custom Peer Group
•	Havas	•	Accenture	•	News Corp.
•	Publicis Groupe	•	BearingPoint	•	New York Times
•	WPP Group	•	CBS Corp.	•	PricewaterhouseCoopers
•	Omnicom	•	Ceridian	•	Thomson Reuters
		•	Clear Channel	•	Time Warner
		•	Computer Sciences	•	Unisys
		•	EW Scripps	•	Viacom
		•	Gannett	•	Warner Music
		•	Liberty Media	•	Walt Disney
		•	McGraw-Hill	•	Washington Post
		•	Meredith

        Data from these sources was used to determine a range of competitive pay. By considering data for multiple peer groups, the Committee reduced concerns about potential inaccuracies in and limitations of a single competitive data point. The independent consultant advised that using multiple reference points provided the Committee with a more complete view of competitive pay practices within the Company's relevant labor markets for our named executive officers.

        The study reflected that total direct compensation (base, annual incentive, and long-term incentives) for the named executive officers is aligned with market median levels. When retirement benefits are included in total compensation, the positioning is somewhat higher but falls within a competitive range of the market median (+/- 15%).

2008 Executive Compensation Program Elements

        For the fiscal year ended December 31, 2008, the principal components of Interpublic's executive compensation program were:

  •
  Base salary;

  •
  Performance-based annual incentive compensation;

  •
  Long-term equity-based incentive compensation; and

  •
  Retirement and other benefits.

Base Salary

        Base salary is central to our ability to attract and retain our talent, including our named executive officers. Although its prominence in the pay mix declines with seniority, base salary generally remains an important part of compensation discussions with executive talent in the Company's industry.

        Each year the Committee determines the base salary for the CEO and, after considering recommendations from the CEO, the Committee approves base salaries for the other named executive officers. In making this determination, the Committee considers many quantitative and qualitative factors, including the executive's total compensation, individual performance, level of responsibility, tenure, pay history and time since last increase, and prior experience. As appropriate, the Committee also considers any material changes in responsibilities and may seek to address perceived retention risks. The Committee makes use of periodic comparisons to base salary data paid for comparable positions within the Company and the independent consultant's annual compensation review of base salaries paid to comparable positions within comparably-sized advertising and companies in related industries with similar client focus and talent strategies.

        For the named executive officers, base salaries are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, base salary. At its March 2008 meeting, the Committee elected to increase Mr. Roth's base salary to $1,400,000 effective April 1, 2008. The decision was based on the three-year period since becoming Chairman and CEO without an increase, competitive data for similar positions as provided by the independent consultant as part of its annual review that reflected a market median base salary of $1,400,000, the CEO role's prominence in the Company's transformation, improvements in the Company's profit before taxes, operating margin, and revenue growth, the Company's successful implementation of the Sarbanes-Oxley and its desire to ensure his retention. The Committee made no changes in 2008 to the base salaries of the other named executive officers.

Annual Incentives

        Annual cash incentives are paid to reward performances that drive shareholder value through growth, improved profitability, and the achievement of high priority strategic objectives. Annual incentives are a standard component of competitive compensation within our labor markets and an important tool for driving behavior, improving financial results and increasing shareholder value. The annual cash incentive awards to senior executives are made under the shareholder-approved 2006 Performance Incentive Plan (the "2006 PIP"). The 2006 PIP limits the annual incentive amount that may be earned by any one individual to $5,000,000.

        For annual incentive awards (which includes the 2008 awards and prospective 2009 awards), the Committee sets a specific individual incentive award target for each named executive officer. The individual incentive award target is expressed as a percentage of each individual's base salary. Each year, as part of its total compensation review for senior executives and after considering the independent consultant's competitive review and other factors, the Committee determines the annual incentive target for the CEO, and, after considering recommendations from the CEO, approves the annual incentive targets for the named executive officers.

        In determining annual cash incentive target, the Committee generally takes into account the same factors that it considers in determining base salary, as well as contractual obligations for incentive compensation under individual employment agreements. For 2008, the annual cash incentive targets, as a percent of base salary, for the named executive officers were as follows: Mr. Mergenthaler 100%; Mr. Dooner 100%; Mr. Krakowsky 100%; and Mr. Sompolski 75%, the same as for 2007. Mr. Roth's target annual incentive for 2008 was 160% of his base salary, an increase from 150% in 2007, to reflect target annual incentive and total cash competitive norms reflected in the 2008 market review. For the named executive officers other than Mr. Dooner, annual incentive targets are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, targets levels. Mr. Dooner's annual incentive target is not specified in his employment contract and is periodically determined by the Committee. For 2008, Mr. Dooner's annual cash incentive target, as a percentage of basis salary, remained the same as in 2007.

        In 2008, actual awards earned could vary between 0% and 200% of the individual incentive target based two-thirds on financial performance and one-third on the achievement of high priority objectives, except for Mr. Roth whose award opportunity was based three-quarters on financial performance and one-quarter on the achievement of high priority objectives. For Messrs. Mergenthaler, Krakowsky and Sompolski, financial performance was assessed based on the consolidated operating margin (OM) and operating income after incentives (OIAI) of the Company as a whole, each weighted equally. For Mr. Roth financial performance was assessed based on the consolidated operating margin (OM) weighted one-third and operating income after incentives (OIAI) of the Company as a whole weighted two-thirds. For Mr. Dooner, the financial performance measures were OM and OIAI solely of McCann Worldgroup, each weighted equally. OM and OIAI are the Company's primary measures of profitability. OIAI is defined as operating income before restructuring and impairment charges, and after the annual cost of all equity and cash incentives. OM is defined as OIAI divided by gross revenue. The performance of each financial measure is compared to minimum, target and maximum levels set for Interpublic and its principal operating units early in the year. Prior to this assessment, financial results may, with the Committee's approval, be adjusted for one-time extraordinary items.

        High priority objectives are set early in the year, and may include quantitative and/or qualitative objectives specific to the individual. High priority objectives include goals tied to the Company's or operating unit's strategic priorities and typically include talent management, diversity and inclusion and new business collaboration. For quantitative high priority objectives, specific objectives are established. For qualitative high priority objectives, specific accomplishments or expectations are defined and the Committee exercises judgment in assessing performance. With all high priority objectives, performance is assessed after considering written self-assessments provided to the Committee for the Company and its principal operating units. Results are then categorized as "below minimum", "minimum", "good", "very good", and "exceptional", then a rating between 0% to 200% of the target assigned. In addition to the annual incentive awards, the Committee made supplemental awards to executive officers whose high priority objectives performance exceeded 200%. For the fiscal year ended December 31, 2008, the named executive officers received the following annual incentive and supplemental awards, which were paid in March 2009.

Name	2008 Annual Incentive Award	2008 Supplemental Award	Total 2008 Award
Michael I. Roth	$2,500,000	$0	$2,500,000
Frank Mergenthaler	$1,240,200	$59,800	$1,300,000
John J. Dooner, Jr.	$1,490,600	$109,400	$1,600,000
Philippe Krakowsky	$923,260	$76,740	$1,000,000
Timothy A. Sompolski	$520,000	$0	$520,000

        For the named executive officers, other than Mr. Dooner, the Committee considered Interpublic's financial performance and each individual's achievement of individual high priority objectives. The financial performance portion of each corporate executive's 2008 award is based on ratings of 107% and 106.4% for OIAI and OM, respectively. These ratings reflect performance relative to pre-set targets that the Committee considered difficult to achieve, and represented OIAI and OM growth relative to 2007 of 62% and 53%, respectively. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives or 2008 results as this data provides competitive insights that could harm our business. In the financial performance assessment, the Committee approved adjustments to financial targets and results for certain extraordinary and non-recurring items that were identified at time the financial performance objectives were established, including merger and/or restructuring-related costs, non-cash Company driven real estate transactions and reversal of restatement-related credits from prior years.

        For the corporate named executive officers other than Mr. Roth, each executive's high priority objective rating was based on the Committee and CEO's assessment of the executive officer's achievement of key strategic objectives. Mr. Mergenthaler received a high priority objective rating of "exceptional" or 200% reflecting his leadership role and success in driving significant increases in the company's profitability, cash flow and operational efficiency. He continued to upgrade the global finance teams within the operating units and at corporate, and drove further enhancements in the company's financial planning process and its information technology environment. Mr. Mergenthaler's work with the full range of the company's external financial constituencies was outstanding. He also led the company's diversity and inclusion initiatives as both Chairperson of the Corporate Diversity Council and an executive sponsor of employee resource groups. In addition to the annual incentive award earned under the formula described above, the Committee approved a $59,800 supplemental award in recognition to the extraordinary results achieved against the key strategic high priority objectives.

        Mr. Krakowsky received a high priority objective rating of "exceptional" or 200% reflecting his leadership role and success in defining the company's strategy to improve overall competitiveness in an increasingly digital and accountable marketing environment. He played a primary role in connecting and orchestrating the efforts of multiple operating units, as well as managing a number of major cross-agency client matters. He continued to provide oversight over certain emerging media activity and was involved in the management transition process at a number of key agencies. He also led the company's diversity and inclusion initiatives as an executive sponsor of employee resource groups and a member of the Corporate Diversity Council. In addition to the annual incentive award earned under the formula described above, the Committee approved a $76,740 supplemental award in recognition to the extraordinary results achieved against the key strategic high priority objectives.

        Mr. Sompolski received a high priority objective rating of "very good" or 152% reflecting his success in managing the human resources function, including ongoing improvement in and development of human resources talent resident at Interpublic and the operating units, his leadership role in the Company's diversity and inclusion efforts; and his driving of improvements in the Company's talent management capabilities and succession planning.

        Mr. Roth received a high priority objective rating of "very good" or 149% reflecting his role and success in leading the company to accomplish the ambitious goals set as part of its three-year turnaround plan and in delivering financial performance that was the strongest the company has posted since 2000. This included organic growth at the top end of the industry, dramatic improvement in operating margin, as well as sound financial and balance sheet management that positions the company for the current volatile economic environment. Mr. Roth continued to set a clear vision and strategy for the company that will enhance long-term competitiveness. He further improved management succession and talent development processes at the principal operating units and at Interpublic and also continued to promote best practices in corporate governance, disclosure and transparency. He effectively partnered with the company's Board of Directors. Mr. Roth's personal leadership and commitment led to the company continuing to make important strides in its progress toward achieving employee and supplier diversity objectives.

        Two-thirds of Mr. Dooner's incentive target was based on the OIAI and OM of McCann Worldgroup and the remaining one-third to his achievement of key strategic high priority objectives set for McCann Worldgroup. The financial portion of Mr. Dooner's 2008 award is based on ratings of 69.9% and 78.1% for OIAI and OM, respectively. These ratings reflect performance of McCann Worldgroup relative to pre-set targets that the Committee considered difficult to achieve, and represented OIAI and OM growth relative to 2007 of 6% and 1%, respectively. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives or 2008 results as this data provides competitive insights that could harm our business. Management and the Committee, however, did deem McCann Worldgroup's financial performance as very strong. Mr. Dooner received a high priority objective rating of "exceptional" or 200%. This assessment, determined by the CEO and approved by the Committee, reflects McCann Worldgroup's significant creative performance, actions taken on specific talent-related initiatives, and progress on diversity and inclusion initiatives across the operating company. In addition to the annual incentive award earned under the formula described above, the Committee approved a $109,400 supplemental award in recognition to the extraordinary results achieved against the key strategic high priority objectives.

Long-term Incentives

        Long-term incentive awards support Interpublic's talent management strategy, and are designed to retain and attract top talent, and align executive and shareholder interests by focusing recipients on the long-term performance of Interpublic and its principal operating units. Management and the Committee believe long-term incentives are a vital way to encourage collaboration across the Company and drive sustainable results over multi-year periods. Further, these incentives ensure that executives have compensation at risk for longer periods of time and subject to forfeiture in the event they terminate their employment.

        Annually, at its March meeting, the Committee determines the long-term incentive target under the 2006 PIP, defined as a dollar expected value, for the CEO and, after considering recommendations from the CEO, approves the long-term incentive targets for the other named executive officers. In 2008 and prior years, the actual long-term incentive awards were made on the final trading day in May each year. This determination is part of its total compensation review for senior executives and, as in the case of setting salaries, takes into consideration the independent consultant's competitive review and other factors such as each executive's total compensation, pay history, absolute and relative performance, and expected future performance. Starting in 2009, the Committee has moved the date of the long-term incentive awards to the final trading day of March, which permits the Company to communicate to executives their annual and long-term incentive opportunities simultaneously, thus reinforcing the concept of total compensation. For the named executive officers, long-term incentive targets are the subject of individual agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which allow Interpublic to increase, but not decrease, long-term incentive targets.

        For 2008, the Committee used a combination of stock options, restricted shares, and performance shares to deliver long-term incentives to its named executive officers. The Committee believes stock options are an effective long-term incentive for senior strategy-setting and policy-making leaders whom as members of the Company's leadership team are best able to directly influence Interpublic's share price, and for which stock options provide an incentive tied to stock price gains. Restricted shares serve primarily as a retention vehicle, with some ability to motivate executives to improve stock price. Performance shares align executives with shareholders while also driving performance by using internal operational goals.

        In 2008, Mr. Roth's long-term incentive award consisted of stock options and performance shares. The Committee believes that since Mr. Roth has the greatest ability to drive company performance, this mix of equity was appropriate. For the other named executive officers, annual long-term incentive awards consisted of a mix of stock options, restricted stock and performance shares.

        Total long-term incentive expected dollar value guidelines are set for each position. The Committee set the following long-term incentive expected dollar value guidelines for 2008: Mr. Roth, $5,000,000; Mr. Mergenthaler, $1,000,000; Mr. Dooner, $1,000,000; Mr. Krakowsky, $700,000; and Mr. Sompolski, $800,000. For grants made in 2008, the expected value of Mr. Roth's long-term incentive award was designed so as to split equally between stock options and performance shares, and for the other named executive officers, one-third of the total long-term incentive expected value was provided in stock options, one-third in performance shares and one-third in restricted shares.

        The number of stock options or restricted shares granted, or performance shares awarded at target, is determined by dividing the expected value allocated to each type of award, by the estimated expected per share value of the type of award at the time of grant. These estimated expected values of the respective types of awards are developed with the independent consultant's assistance, and for stock options also with the assistance of the third party that provides the Company with stock option values for SFAS 123(R) reporting purposes. In all cases, these expected values and stock option exercise prices are calculated using the average of the Company's high and low prices based on the Company's stock price on the grant date.

        The expected values at grant for the named executive officers' 2008 annual long-term incentive awards were as follows:

Name	Stock Options	Performance Shares at Target Value	Restricted Shares	Total Expected Value
Michael I. Roth	$1,961,188	$3,038,812	$0	$5,000,000
Frank Mergenthaler	$333,333	$333,333	$333,333	$1,000,000
John J. Dooner, Jr.	$333,333	$333,333	$333,333	$1,000,000
Philippe Krakowsky	$233,333	$233,333	$233,333	$700,000
Timothy A. Sompolski	$266,667	$266,667	$266,667	$800,000

        Under the terms of the 2006 PIP, Mr. Roth's 2008 stock option award could not exceed 500,000 stock options. For 2008, this limit resulted in an award with a total grant date expected value of $1,961,188. The remaining expected value of Mr. Roth's 2008 award was granted as performance shares with an expected value of $3,038,812 to arrive to the total $5,000,000 approved by the Committee.

        The formula (or formulae) for determining the number of options and the number of restricted shares to be issued was based on the fair market value of a share of the Company common stock on the grant date. The formula (or formulae) for determining the number of performance shares to be issued was based on 80% of the fair market value of a share of the Company's common stock on the grant date. This 80% ratio was determined by the Committee's independent consultant as the expected value of the Company's performance shares to reflect the probability of payout that can vary between 0% and 200% the target number of shares based on financial performance as described below.

        Stock options are granted on such terms as are approved by the Committee. The term of the option may not exceed ten years. All stock options granted to the named executive officers in 2008 vest 33%, 33% and 34% on the second, third and fourth anniversaries, respectively, of the date of grant. The Company believes that these vesting provisions promote a long-term focus and provide a strong retention incentive for participants. Grants to the named executive officers are shown in the Grants of Plan-Based Awards Table on page 34.

        Full-value shares play a prominent role in the Company's long-term incentives program with a focus on restricted stock and performance shares. For restricted stock, the sale or transfer of shares is typically restricted for a period of three years from the grant date and the shares are subject to forfeiture if the executive leaves Interpublic before the restrictions expire, unless the Committee determines otherwise. Two exceptions generally apply as follows. First, the Company may, on a case-by-case basis, grant shares with different vesting periods, most often in the case of up-front equity grants made to new executives as consideration for equity forfeited at prior employers. In these instances, the Company will strive to approximate generally the vesting terms that existed for the forfeited equity, but will not vest in less than one year. Second, equity awards may be used to address a specific employment or retention need and the vesting period may be lengthened or shortened as appropriate to the individual circumstances.

        Performance shares are subject to vesting over a three-year performance period. The number of shares awarded may vary from 0% to 200% of the target number based on Interpublic or its principal operating unit's multi-year performance against pre-set objectives. Final award values are, therefore, a function of performance against these metrics and the price performance of Interpublic's common stock, and are paid in fully-vested shares. Awards are made after audited financial results are available for the completed performance period, the Committee approves the results, and the award becomes vested, which generally occurs on the third anniversary of the grant date.

        In 2008 performance shares were awarded for the 2008 through 2010 performance period. For the named executive officers, other than Mr. Dooner, the performance objectives were tied to Interpublic's three-year cumulative revenue and operating margin. Performance shares awarded to Mr. Dooner were tied to the same metrics for McCann Worldgroup. Under the terms of the awards, the number of shares, if any, that the executive would receive at the end of the three-year performance period depended on the extent to which the performance objectives are achieved over the three-year period. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives as these financial target data are not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Committee, however, based on year-over-year comparisons, deem these financial performance targets as relatively difficult to achieve.

        The current uncertain and volatile economic environment is not suitable for performance forecasting and for setting incentive targets over three-year periods. Accordingly, in 2009 the Committee modified the design of long term performance awards made under the 2006 PIP to set future targets and measure performance on an annual basis, with the final value of an award determined by the average of the performance ratings achieved during the three years, rather than on a cumulative basis over such three-year period. The award, as so determined, will be paid to the executive three years after the date of grant if the executive continues to be employed by the Company at that time.

        Due to significant economic changes, since the 2008 performance shares were granted, the Committee has determined that the 2009 and 2010 performance targets for such award do not reflect the current economic conditions. Accordingly, the Committee has modified this award to measure performance on an annual rather than a cumulative three-year basis. In addition, the Committee established performance targets for 2009 that the Committee considers difficult to attain while appropriate for the current economic environment. At the beginning of 2010, the Committee will determine performance targets for that year.

        The total number of shares earned over 2008, 2009 and 2010 will be issued on May 30, 2011 subject to continued employment by the Company at that time.

        The performance cycle of the 2006-2008 performance shares ended December 31, 2008. Mr. Roth, Mr. Mergenthaler, Mr. Krakowsky and Mr. Sompolski earned a performance rating of 151% of target. The rating was tied to Interpublic's three-year cumulative revenue and operating margin targets. For Mr. Dooner the performance rating earned was 129% of target, tied to McCann Worldgroup's three-year cumulative revenue and operating margin targets. The resulting numbers of shares were as follows:

	2006-2008 Performance Shares
Name	at target	rating	final payout
Michael I. Roth	361,062	151%	545,203
Frank Mergenthaler	36,106	151%	54,520
John J. Dooner, Jr.	36,106	129%	46,576
Philippe Krakowsky	18,053	151%	27,260
Timothy A. Sompolski	28,885	151%	43,616

        The total number of shares earned over 2006-2008 will be issued on June 15, 2009 subject to continued employment by the Company at that time.

        The performance cycle of the 2006-2008 "Transformation Incentive" performance shares ended December 31, 2008. Mr. Mergenthaler, Mr. Donner, Mr. Krakowsky and Mr. Sompolski earned a performance rating of 68% of target. Mr. Roth was not a participant in the Transformation Incentive Plan. The rating was tied to Interpublic's three-year cumulative revenue and operating margin requiring stretch performance target levels. The resulting numbers of shares were as follows:

	2006-2008 "Transformation Incentive" Performance Shares
Name	at target	rating	final payout
Frank Mergenthaler	210,057	68%	142,838
John J. Dooner, Jr.	210,057	68%	142,838
Philippe Krakowsky	105,028	68%	71,419
Timothy A. Sompolski	105,028	68%	71,419

        The total number of "Transformation Incentive" shares earned over 2006-2008 were issued on March 13, 2009.

Retirement and Other Benefits

        The Company also provides its named executive officers with life and medical insurance, retirement savings and compensation deferral programs and other benefits. The other benefits include the Capital Accumulation Plan ("CAP"), a non-qualified plan under which a fixed dollar amount and interest are annually credited to an account in a participant's name, and the Senior Executive Retirement Income Plan ("SERIP"), a defined benefit plan under which participants receive a fixed annual annuity for 15 years upon a qualifying retirement. Additional benefits include executive medical benefits, the Company's qualified 401(k) savings plan and reimbursement for tax planning and preparation.

        As part of its competitive pay review, the independent consultant periodically provides the Committee with a comparison of Interpublic's benefits programs to those for a sample of competing companies. This benefits program review is conducted in the context of total compensation, and the review considers compensation and benefits in total.

        Decisions regarding new or enhanced participation in these programs, other than 401(k), are made after considering the total compensation, and are often used as inducements for new hires to accept employment or as one component to a total pay discussion or negotiation. For many of the named executive officers, retirement and other benefits are the subject of individual employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, the specific benefit.

        On a case-by-case basis, the Committee, and the Management Human Resources Committee (MHRC), consisting of Interpublic's CEO, CFO, General Counsel and Chief Human Resources Officer, to which the Committee delegates certain responsibilities, consider the appropriateness of CAP and SERIP participation and benefits. In making recommendations to the Committee or MHRC, the Company considers the individual's role, level in the organization, total compensation level, performance, length of service, and other factors. When making determinations to award additional CAP and SERIP awards, the Company also considers all forms of accrued qualified and non-qualified retirement benefits previously awarded or earned, and assumes the executive contributed the maximum amount permitted to the 401(k) savings plan.

        The CAP provides participants with an annual dollar credit to an interest-bearing account. Under the terms of the CAP, interest is credited on December 31st of each year at an interest rate equal to the closing 10-year U.S. Treasury yield on the last business day of the immediately preceding calendar year. For a more detailed description of the CAP, see "Nonqualified Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan" on page 41. Messrs. Roth, Mergenthaler, Krakowsky and Mr. Sompolski participate in CAP at the levels described on page 42.

        The SERIP provides a defined annual annuity to selected executives for a 15-year period upon satisfying the vesting provisions. Participation is limited to a select group of very senior executives and requires Committee approval. At its March 2008 meeting, after considering the independent consultant's total compensation review, a wealth accumulation analysis, and Mr. Roth's tenure and performance as chief executive officer, the Committee approved Mr. Roth's participation in the SERIP. The Committee set Mr. Roth's annual annuity under the SERIP, upon attainment of age 65, at $110,000 after taking in to account cumulative retirement benefits compared to guidelines based on accrued years of service to date. Mr. Roth is the only named executive officer who participates in the SERIP. For a more detailed description of the SERIP, see "Pension Arrangements—The Interpublic Senior Executive Retirement Income Plan" on page 39. Mr. Roth participates in SERIP at the level described on page 40.

        The Company's 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the named executive officers, are able to contribute up to 25% of their annual compensation (100% if age 50 or older) on a before-tax basis. The annual contribution is subject to dollar limits prescribed by the federal tax laws. For employees with less than 10-years service, the Company will match 50% of the first 6% of compensation that is contributed. For employees with 10 or more years of service, the Company will match 75% of the first 6% of compensation that is contributed. The Company's 401(k) savings plan also allows after-tax contributions up to limits prescribed by the federal tax laws. The match applies to the total amount contributed before- and after-tax.

        The Company provides an additional performance-based match whereby a fixed percentage may be contributed to participants' accounts based on the Committee's assessment of the Company's annual performance, including the Company's operating margin for its consolidated U.S. businesses relative to pre-set targets. The objective of this feature is to induce greater participation in the 401(k) savings plan and to provide all U.S. employees with a link to the Company's performance. For 2008, the Committee approved an additional match equal to 8% of participant matched contributions.

Severance and Change of Control Benefits

        The named executive officers may receive severance benefits from the Company under the terms of their employment agreements (described in greater detail beginning on page 44 under the heading "Employment Agreements"), the Company's Executive Severance Plan and/or their change of control agreements depending on the circumstances of their terminations. Under the 2006 PIP, named executive officers receive accelerated vesting and payouts at target of their annual and long-term incentives upon a Change of Control (as defined on page 52). Severance benefits under these and other applicable plans or agreements are described in greater detail beginning on page 44 under the heading "Employment Agreements."

        These agreements are in place to provide severance benefits that are competitive with those of our direct competitors and general industry and that mitigate job security concerns for named executive officers and other senior executives.

        The current change of control agreements in place for each of the named executive officers are intended to encourage the retention and focus of critical executive talent in the face of the potentially disruptive impact of a Change of Control of the Company. Under the plan, individuals are eligible for both cash severance and acceleration of unvested equity. All of these benefits are contingent on a Change of Control followed by a Qualifying Termination. This design enables executives to consider corporate transactions that are in the best interest of shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment.

Share Ownership Guidelines

        In 2007, the Committee approved the implementation, effective January 1, 2008, of stock ownership guidelines for non-employee directors, named executive officers and other senior executives. The purpose of the stock ownership guidelines are to:

  •
  Align the financial interests of executives and non-employee directors with the Company's shareholders

  •
  Communicate the commitment and personal investment of executives and directors in the business turnaround

  •
  Conform with corporate governance best practice trends

        The stock ownership guidelines are expressed as multiples of base salary. The multiple for the CEO is five times base salary and for the other named executive officers is two times base salary. The executives in the program have five years to reach their established guidelines, which is measured by combining actual Company stock owned, unvested restricted shares and any shares owned through the Company stock purchase plan.

        Every year, at its July meeting, the Committee reviews the levels of stock ownership against the stock ownership guidelines of named executive officers and other senior executives. The Company expects the named executive officers to continue to build their ownership over the next five years to meet these guidelines and intends to periodically check their progress toward these goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

        Section 162(m) of the U.S. federal income tax law prohibits the Company from taking a tax deduction for compensation paid in excess of $1,000,000 to the named executive officers (other than the principal financial officer). However, performance-based compensation, as defined in the tax law, is fully deductible if the plan under which the compensation is paid has been approved by shareholders and meets other requirements. The Company's policy is to qualify the compensation paid under its incentive compensation programs as tax deductible to the extent feasible and consistent with its overall compensation objectives.

        As part of its responsibility, the Committee reviews and considers the deductibility of executive compensation. The Company believes that compensation paid in 2008 under the Company's executive incentive plans is deductible for federal income tax purposes, except as indicated below. In certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its named executive officers. In this regard, for 2008, to the extent that the sum of the executive's base salary amounts, the fair market value of restricted share awards that vested during the year and the additional bonus awards exceed $1,000,000, the excess was not deductible for federal income tax purposes.

        The Company has guidelines for reviewing the impact of the accounting and tax treatment of various forms of compensation covered by the 2006 PIP. The guidelines identify specific responsibilities and actions required by the Human Resources, Accounting and Tax departments for all group and individual actions. These guidelines are designed to ensure that accounting and tax treatment of the awards granted under the plan are properly addressed.

Nonqualified Deferred Compensation

        On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements, which generally include any deferred compensation and nonqualified retirement benefits, as well as most of the Company's severance arrangements. The Company is operating all deferred compensation arrangements in good faith compliance with the statutory provisions which were effective January 1, 2005 and the final regulations under Section 409A of the Internal Revenue Code issued on April 10, 2007. The Company amended all plans, agreements, and other arrangements with nonqualified deferred compensation subject to the new rules before the December 31, 2008 deadline established by the Internal Revenue Service.

Accounting for Stock-based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options, restricted shares and performance shares in accordance with the requirements of SFAS 123(R).

Compensation Recovery in the Event of a Financial Restatement

        For performance periods beginning after December 31, 2005, Interpublic's Board has adopted a policy under which, in the event of a significant restatement of financial results due to fraud or misconduct, it will review payments made to senior executives on the basis of having met or exceeded specific performance targets during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term "senior executives" means "executive officers" as defined under the Securities Exchange Act of 1934, as amended, and the term "bonuses" means awards under The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan or any equivalent incentive plan which supersedes such plan.

COMPENSATION AND LEADERSHIP TALENT COMMITTEE REPORT

        Among its duties, the Compensation and Leadership Talent Committee is responsible for reviewing and discussing with the Company's management the Compensation Disclosure and Analysis included in this Proxy Statement for the 2009 Annual Meeting (the "CDA"). Based on such a review and discussion, the Committee has recommended to the Board of Directors that the CDA be included in this Proxy Statement and incorporated by reference in the Company's Form 10-K for the year ended December 31, 2008.

Jill M. Considine, Chair Reginald K. Brack Jocelyn Carter-Miller H. John Greeniaus William T. Kerr

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning the compensation paid by Interpublic and its subsidiaries to (i) Mr. Roth, who served as the Interpublic's principal executive officer during 2008, (ii) Mr. Mergenthaler, who served as the principal financial officer in 2008 and (iii) each of the three most highly compensated executive officers of Interpublic, other than the principal executive officer and the principal financial officer (as determined based on total compensation in 2008, excluding the increase in pension values and earnings on non-qualified deferred compensation), who were serving as executive officers on December 31, 2008 (the "named executive officers"). In each instance, the compensation shown is for services rendered in all capacities for the years indicated. As used in this Proxy Statement, the executive officers of Interpublic include the Chief Executive Officer of McCann Worldgroup, a significant operating unit of Interpublic. The employment agreements for the named executive officers are summarized beginning on page 44 under the heading "Employment Agreements."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Michael I. Roth(4)	2008	1,332,500	0	4,275,939	2,337,208	2,500,000		0	397,433	10,843,080
Chairman of the Board	2007	1,130,000	0	3,473,685	1,537,750	2,404,640		0	394,664	8,940,739
and Chief Executive Officer	2006	1,100,000	0	2,471,195	1,890,173	2,062,500		0	172,948	7,696,816
Frank Mergenthaler	2008	900,000	59,800	1,523,805	557,975	1,240,200		0	238,907	4,520,687
Executive Vice President	2007	791,666	0	1,636,812	455,749	1,300,000		0	131,594	4,315,821
and Chief Financial Officer	2006	750,000	0	523,398	331,768	1,100,000		0	148,985	2,854,151
John J. Dooner, Jr.	2008	1,285,000	109,400	1,022,192	395,878	1,490,600		725,518	186,991	5,215,579
Chairman and CEO of	2007	1,285,000	0	1,520,547	293,528	1,750,000		893,393	132,158	5,874,626
McCann Worldgroup	2006	1,250,000	0	1,111,649	169,435	1,500,000	(5)	641,347	207,985	4,880,416
Philippe Krakowsky(1)	2008	670,000	76,740	549,727	197,371	923,260		59,320	91,757	2,568,175
Executive Vice President	2007	645,000	0	687,894	135,969	1,000,000		6,363	94,859	2,570,085
Strategy and Corporate, Relations	2006	550,000	0	228,235	73,915	600,000		0	106,692	1,558,842
Timothy A. Sompolski	2008	570,000	0	722,389	316,701	520,000		0	102,588	2,231,678
Executive Vice President,	2007	570,000	0	893,618	234,821	620,000		0	101,960	2,420,399
Chief Human Resources Officer	2006	550,000	0	352,042	135,548	535,000		0	121,549	1,649,139

(1)
Includes in each of 2006, 2007 and 2008 annual salary in the amount of $50,000 that Mr. Krakowsky has elected to forgo in consideration for the receipt of an Executive Special Benefit Agreement which is more fully described in this Proxy Statement under the heading "Executive Special Benefit Agreements" on page 39.

(2)
Consists of supplemental bonus awards, as more fully described in the CDA under the heading "Annual Incentives."

(3)
Consists of for each fiscal year the dollar amount of expense recognized by Interpublic for financial statement reporting purposes, as determined in accordance with SFAS 123(R), excluding estimated forfeitures, of awards pursuant to the 2006 PIP, and thus the amount for each year may include amounts attributable to awards granted in fiscal years prior to those covered in the table. The assumptions used in the calculation of these amounts are set forth in Note 12 to Interpublic's audited financial statements for the fiscal year ended December 31, 2008 included in the 2008 Form 10-K.

(4)
For Mr. Roth, the amounts recognized for financial statement reporting purposes with respect to the 348,515 stock appreciation performance units ("SAPUs") awarded to Mr. Roth in 2005, consist of (i) a credit of $197,360 for 2008 (due to the decrease in the price of the Common Stock from $8.11 as of December 31, 2007 to $3.96 as of December 31, 2008), (ii) a credit of $363,614 for 2007 (due to the decrease in the price of the Common Stock from $12.84 as of December 31, 2006 to $8.11 as of December 31, 2007) and (iii) a charge of $563,433 for 2006. The SAPUs are described in greater detail on page 37 in footnote 4 of the "Outstanding Equity Awards at Fiscal Year-End" table.

(5)
The Non-Equity Incentive Plan Compensation for Mr. Dooner for 2006 does not include $500,000 which was paid to him through the issuance of 40,666 restricted shares having a fair market value of $500,000 on March 30, 2007. The restrictions on the sale and transfer of such shares are scheduled to lapse on March 30, 2010.

(6)
The amounts in this column for Mr. Dooner reflect benefits he is entitled to receive under the Retirement Account Plan, which is described in greater detail on page 40 under the heading "Pension Arrangements—Retirement Account Plan," and benefits he is entitled to receive under his Executive Special Benefit Agreement ("ESBA"), which is described in greater detail on page 39 under the heading "Pension Arrangements—Executive Special Benefit Agreements."

  The amounts in this column for Mr. Krakowsky reflect benefits he is entitled to receive under his ESBA, which is described in greater detail on page 39, under the heading "Pension Arrangements—Executive Special Benefit Agreements." The ESBA provides for fixed payments over a 15 year period. The amount of each payment depends on Mr. Krakowsky's age when his employment terminates. The change in the present value of the benefits under the ESBA has been calculated assuming that Mr. Krakowsky will continue working for the Company until he reaches age 60 (at which time he would qualify for the maximum payout under the ESBA).

  In 2006, due to the increase in the discount rate from 2005 (5.50%) to 2006 (5.75%) the actuarial present value of Mr. Krakowsky's maximum possible benefit under the ESBA decreased by $3,728, as of December 31, 2006.

  Neither Mr. Mergenthaler nor Mr. Sompolski participate in a pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.

(7)
The table below shows the components of the amounts shown in this column for 2008.

Name	Matching contributions under the Interpublic Savings Plan ($)	Premiums paid by Interpublic on group life insurance ($)	Supplemental Compensation Plan payout ($)	Annual Dollar Credits under the Capital Accumulation Plan ($) (a)	Premiums paid by Interpublic on a life insurance policy ($)	Perquisites ($) (b)		Total All Other Compensation ($)
Mr. Roth	7,980	225	0	350,000		42,228	(c)	397,433
Mr. Mergenthaler	7,980	225	0	200,000		30,702	(d)	238,907
Mr. Dooner	11,430	225	25,819	0	50,000	99,517	(e)	186,991
Mr. Krakowsky	7,980	225	0	50,000		33,552	(f)	91,757
Mr. Sompolski	0	225	0	75,000		27,363	(g)	102,588

  (a)
  The Capital Accumulation Plan is described below under the heading "Nonqualified Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan."

  (b)
  In accordance with SEC rules, information on perquisites and other personal benefits need be provided only if the aggregate value of perquisites and other personal benefits received by an executive officer during the year exceeds $10,000, in which case (i) each type of perquisite and personal benefit must be identified by type regardless of amount and (ii) any perquisite or other personal benefit that exceeds the greater of (A) $25,000 or (B) 10% of total perquisites and other personal benefits must be quantified. All perquisites and personal benefits are valued at the incremental cost to Interpublic.

  (c)
  For Mr. Roth includes (i) premiums for medical/dental coverage, (ii) financial planning allowance and (iii) company matching of charitable contributions made.

  (d)
  For Mr. Mergenthaler includes (i) premiums for medical/dental coverage ($29,952) and (ii) company matching of charitable contributions made.

  (e)
  For Mr. Dooner includes (i) premiums for medical/dental coverage, (ii) personal use of company car and driver, (iii) financial planning allowance, (iv) charitable donation made by Interpublic ($50,000), (v) travel expenses for Mr. Dooner's spouse and (vi) anniversary award for thirty-five years of employment with Interpublic.

  (f)
  For Mr. Krakowsky includes (i) premiums for medical/dental coverage ($29,952) and (ii) parking.

  (g)
  For Mr. Sompolski includes (i) premiums for medical/dental coverage and (ii) financial planning allowance.

Grants of Plan-Based Awards

        The following table provides information on grants of equity and non-equity plan based awards made in 2008 to the named executive officers under the 2006 PIP. The awards listed in the table are described in greater detail in the Compensation Discussion and Analysis, beginning on page 21.

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Date Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)	(3)	(4)	(5)		(6)
Mr. Roth	5/30/2008	5/21/2008	0	2,240,000	4,480,000
	5/30/2008	5/21/2008				0	383,204	766,408					3,152,763
	2/29/2008	2/29/2008							59,583				429,754
	5/30/2008	5/21/2008								500,000	9.9125	9.9700	1,675,232
Mr. Mergenthaler	5/30/2008	5/21/2008	0	900,000	1,800,000
	5/30/2008	5/21/2008				0	42,034	84,068					345,829
	5/30/2008	5/21/2008							33,627				276,662
	5/30/2008	5/21/2008								84,981	9.9125	9.9700	284,726
Mr. Dooner	5/30/2008	5/21/2008	0	1,285,000	2,570,000
	5/30/2008	5/21/2008				0	42,034	84,068					345,829
	5/30/2008	5/21/2008							33,627				276,662
	5/30/2008	5/21/2008								84,891	9.9125	9.9700	284,726
Mr. Krakowsky	5/30/2008	5/21/2008	0	670,000	1,340,000
	5/30/2008	5/21/2008				0	29,423	58,846					242,074
	5/30/2008	5/21/2008							23,539				193,664
	5/30/2008	5/21/2008								59,487	9.9125	9.9700	199,309
Mr. Sompolski	5/30/2008	5/21/2008	0	427,500	855,000
	5/30/2008	5/21/2008				0	33,627	67,254					276,662
	5/30/2008	5/21/2008							26,902				221,333
	5/30/2008	5/21/2008								67,985	9.9125	9.9700	227,781

(1)
These columns show the range of potential payouts that the executive was entitled to earn for calendar year 2008 pursuant to annual incentive awards made under the 2006 PIP as described in greater detail on page 21, under the heading "Compensation Discussion and Analysis—Annual Incentives." The resulting payments are shown in the Summary Compensation Table in the column titled "Non-equity Incentive Plan Compensation."

(2)
On May 30, 2008, the Compensation Committee approved, and in 2009 modified, performance share awards under the 2006 PIP for senior executives, including the named executive officers. The actual number of shares received under this award will be based on the average ratings earned against annual gross revenue targets for 2008, organic growth targets for 2009 and 2010 and operating margin performance ratings achieved by Interpublic for each year in the 2008 to 2010 performance period. Depending on the actual level of performance relative to goals, an individual may receive an award ranging from 0% to 200% of the target number of shares. These awards are described in greater detail on page 24, under the heading "Compensation Discussion & Analysis—Long Term Incentives."

(3)
The number of shares shown in this column represents restricted stock awards granted under the 2006 PIP. All the shares of restricted stock vest on the third anniversary date of the award, other than the award of 59,583 shares of restricted stock awarded to Mr. Roth, which vest on February 28, 2010.

(4)
The shares shown in this column represent shares of Common Stock issuable upon the exercise of stock options. Each of the stock options has a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(5)
The exercise price of each stock option is equal to the "fair market value" of the Common Stock, which is defined as the average of the high and low sales price of the Common Stock on the grant date as quoted on the New York Stock Exchange.

(6)
The grant date fair value shown in the table is calculated in accordance with SFAS 123(R).

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on outstanding equity awards, consisting of option awards (consisting of stock options and stock appreciation performance units ("SAPUs")) and stock awards, held by the named executive officers as of December 31, 2008.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Number of Securities Underlying Unexercised Options Unexercisable (#) (3)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration or SAPU Settlement Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
Mr. Roth		500,000			9.9125	5/30/2018	683,901	2,708,248	1,407,432	(7)	5,573,430
		500,000			11.7000	5/31/2017			300,000	(8)	1,188,000
	165,000	335,000			8.6550	6/15/2016
	33,000	17,000			12.1650	8/04/2015
	297,000	153,000			13.6450	2/14/2015
	161,974				12.9650	7/16/2014
	2,000				13.9500	6/13/2013
	2,000				30.6550	6/07/2012
		348,515	(4)		12.1650	8/04/2010
Mr. Mergenthaler		84,981			9.9125	5/30/2018	237,018	938,591	137,486	(7)	544,444
		102,188			11.7000	5/31/2017
	38,128	77,412			8.6550	6/15/2016
	133,170	68,605			12.3900	8/01/2015
Mr. Dooner		84,981			9.9125	5/30/2018	171,122	677,643	137,486	(7)	544,444
		102,188			11.7000	5/31/2017
	38,128	77,412			8.6550	6/15/2016
	54,342	27,996			12.1450	8/03/2015
	53,342				14.0600	5/18/2014
	176,709				9.6400	3/26/2013
	25,000				27.4100	2/28/2012
	350,000				29.4750	1/02/2012
	100,000				40.4688	1/02/2011
	48,000				41.8438	12/15/2010
	20,000				41.8438	12/15/2010
	120,000				34.5938	12/17/2008
Mr. Krakowsky		59,487			9.9125	5/30/2018	75,924	296,699	85,554	(7)	338,793
		51,094			11.7000	5/31/2017
	19,064	38,706			8.6550	6/15/2016
	21,736	11,199			12.1450	8/03/2015
	21,337				14.0600	5/18/2014
	18,000				9.6400	3/26/2013
	25,000				28.1250	2/25/2012
Mr. Sompolski		67,985			9.9125	5/30/2018	95,989	438,451	109,988	(7)	435,552
		81,750			11.700	5/31/2017
	30,502	61,930			8.6550	6/15/2016
	43,474	22,396			12.1450	8/03/2015
	63,745				12.5500	8/03/2014

(1)
Other than the 348,515 SAPUs awarded to Mr. Roth, as described in footnote 4 below, all of the option awards shown consist of stock option grants. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)
On December 20, 2005, the Compensation Committee approved the immediate acceleration of vesting of all of Interpublic's "out-of-the-money" outstanding and unvested stock options previously awarded to employees under Interpublic's equity compensation plans, excluding unvested options (i) granted during the 2005 calendar year, (ii) held by Mr. Roth and Mr. Mergenthaler or (iii) held by Non-Management Directors. An option was considered "out-of-the-money" if on December 20, 2005, it had an exercise price per share equal to or in excess of $9.585, the average of the high and low sales price per share of the Common Stock as quoted on the New York Stock Exchange on that date.

(3)
The vesting schedule for the options shown is as follows:

(a)
For Mr. Roth: 153,000 on February 14, 2009; 165,000 on May 31, 2009; 165,000 on June 15, 2009; 17,000 on August 4, 2009; 165,000 on May 30, 2010; 165,000 on May 31, 2010; 170,000 on June 15, 2010; 165,000 on May 30, 2011; 170,000 on May 31, 2011; and 170,000 on May 30, 2012.

(b)
For Mr. Mergenthaler: 33,722 on May 31, 2009; 38,128 on June 15, 2009; 68,605 on August 1, 2009; 28,043 on May 30, 2010; 33,722 on May 31, 2010; 39,284 on June 15, 2010; 28,043 on May 30, 2011; 34,744 on May 31, 2011; and 28,895 on May 30, 2012.

(c)
For Mr. Dooner: 33,722 on May 31, 2009; 38,128 on June 15, 2009; 27,996 on August 3, 2009; 28,043 on May 30, 2010; 33,722 on May 31, 2010; 39,284 on June 15, 2010; 28,043 on May 30, 2011; 34,744 on May 31, 2011; and 28,895 on May 30, 2012.

(d)
For Mr. Krakowsky: 16,861 on May 31, 2009; 19,064 on June 15, 2009; 11,199 on August 3, 2009; 19,630 on May 30, 2010; 16,861 on May 31, 2010; 19,642 on June 15, 2010; 19,630 on May 30, 2011; 17,372 on May 31, 2011; and 20,227 on May 30, 2012.

(e)
For Mr. Sompolski: 26,977 on May 31, 2009; 30,502 on June 15, 2009; 22,396 on August 3, 2009; 22,435 on May 30, 2010; 26,977 on May 31, 2010; 31,428 on June 15, 2010; 22,435 on May 30, 2011; 27,796 on May 31, 2011; and 23,115 on May 30, 2012.

(4)
Consist of SAPUs granted to Mr. Roth in 2005. The SAPUs have a five-year term and a base price of $12.165, which is equal to 100% of the fair market value of the Common Stock on the date of grant. The SAPUs (i) vested as to 115,010 performance units on August 4, 2007 and 115,010 performance units on August 4, 2008 and (ii) will vest as to 118,495 performance units on August 4, 2009. At the end of the five-year term, Mr. Roth will be entitled to receive a cash payment per SAPU equal to the amount by which the sale price of Common Stock at the end of the five-year period (calculated based on the average of the closing sales price of the Common Stock over the last 20 days of the five-year period) exceeds the base price.

(5)
The vesting schedule for the shares of restricted stock shown is as follows:

(a)
For Mr. Roth: 59,583 on February 28, 2010; and 79,114 on May 22, 2010.

(b)
For Mr. Mergenthaler: 28,885 on June 15, 2009; 21,367 on May 31, 2010; 33,627 on May 30, 2011; and 98,619 on October 31, 2011.

(c)
For Mr. Dooner: 28,885 on June 15, 2009; 40,666 on March 30, 2010; and 21,367 on May 31, 2010; and 33,627 on May 30, 2011.

(d)
For Mr. Krakowsky: 14,442 on June 15, 2009; and 10,683 on May 31, 2010; and 23,539 on May 30, 2011.

(e)
For Mr. Sompolski: 23,108 on June 15, 2009; and 17,094 on May 31, 2010; and 26,902 on May 30, 2011.

(6)
The values shown in this column are calculated by multiplying (i) the number of shares shown in the column headed "Number of Shares or Units of Stock That Have Not Vested" by (ii) the closing price of the Common Stock ($3.96), as reported by the New York Stock Exchange, on December 31, 2008.

(7)
Represents the "maximum" number of shares of Common Stock that a named executive officer would receive under the performance share awards granted. Final payouts under these performance share awards will not be known until the performance periods for a specific award is completed. The vesting schedule for the performance share awards, assuming the "maximum" level performance is achieved, are as follows:

(a)
For Mr. Roth: 300,000 on February 14, 2010; 641,024 on May 31, 2010; and 766,408 on May 30, 2011.

(b)
For Mr. Mergenthaler: 53,418 on May 31, 2010; and 84,068 on May 30, 2011.

(c)
For Mr. Dooner: 53,418 on May 31, 2010; and 84,068 on May 30, 2011.

(d)
For Mr. Krakowsky: 26,708 on May 31, 2010; and 58,846 on May 30, 2011.

(e)
For Mr. Sompolski: 42,734 on May 31, 2010; and 67,254 on May 30, 2011.

(8)
Represents 300,000 of the 450,000 shares of restricted stock awarded to Michael Roth on February 14, 2005. The 300,000 shares vest on the fifth anniversary of the grant date subject to Interpublic achieving specified performance goals over a 2005-2009 performance period. After the end of 2006, the Compensation Committee determined that the performance goals were not achieved and the first 150,000 shares were canceled.

(9)
The values shown in this column are calculated by multiplying (i) the number of shares shown in the column headed "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested " by (ii) the closing price of the Common Stock ($3.96), as reported by the New York Stock Exchange, on December 31, 2008.

Option Exercises And Stock Vested

        The following table provides information on exercises of stock options and the vesting of stock awards held by the named executive officers that occurred in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Roth	—	—	209,616	2,089,872
Mr. Mergenthaler	—	—	128,629	1,282,431
Mr. Dooner	—	—	46,571	464,313
Mr. Krakowsky	—	—	20,995	209,320
Mr. Sompolski	—	—	41,991	418,650

(1)
The value realized upon the vesting of a stock award is calculated by multiplying the number of shares vested by the closing price of the Common Stock, as reported by the New York Stack Exchange, on the vesting date. Stock awards which vested in 2008 for the named executive officers all vested on May 30, 2008, and the closing sales price of Interpublic Common Stock on such date was ($9.97).

PENSION ARRANGEMENTS

Executive Special Benefit Agreements

John Dooner

        Mr. Dooner is a party to five Executive Special Benefit Agreements ("ESBAs") entered into in between 1986 and 2002, which in the aggregate provide that if he retires, resigns or otherwise terminates employment with Interpublic after his attaining the age of 60, which occurred in 2008, or his employment terminates due to death or disability, Interpublic will pay to Mr. Dooner $2,514,500 per year for 15 years.

        If Mr. Dooner's employment terminates within two years after a Change of Control (as defined under the heading "Severance and Change of Control Benefits" below) of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments, in an amount equal to the then-present value of the future payments.

        If Mr. Dooner dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

Philippe Krakowsky

        Mr. Krakowsky entered into an ESBA in 2002 which provides that if he retires, resigns or otherwise terminates employment with Interpublic after his 60th birthday, or his employment terminates due to death, Interpublic will pay to Mr. Krakowsky $245,000 per year for 15 years. If he retires, resigns or is terminated from employment with Interpublic on or after his 55th birthday, but prior to his 60th birthday, he will receive between $171,500 and $230,300 per year for 15 years, depending upon his age at the time of his termination. If his employment terminates (other than by reason of death) prior to his 55th birthday, he would receive $50,000 per year for each full year (and a pro-rata portion for each partial year), up to eight years, that he was employed by Interpublic since February 1, 2002.

        If Mr. Krakowsky's employment is terminated pursuant to a Qualifying Termination (as defined under the heading "Severance and Change of Control Benefits" below), the amount of Mr. Krakowsky's annual benefit will be the amount that would have been payable if he had continued working for Interpublic through the end of his severance period.

        If Mr. Krakowsky's employment terminates within two years after a Change of Control of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the benefit described above, except that if Mr. Krakowsky's termination is a Qualifying Termination and Mr. Krakowsky's age as of December 31st of the year in which the Change of Control occurs is 58 or older, the lump-sum would be based on the then-present value of $245,000 per year for 15 years.

        If Mr. Krakowsky dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

The Interpublic Senior Executive Retirement Income Plan

        Effective as of January 1, 2007, Interpublic amended and restated the Senior Executive Retirement Income Plan ("SERIP"), which provides retirement benefits to participating U.S.-based senior executives of Interpublic and its subsidiaries. In general, the SERIP entitles a participating executive to receive monthly payments for 10 or 15 years beginning two years after the executive's termination of employment (or, if later, when the executive reaches age 55). The amount of each participant's benefit is determined at the discretion of Interpublic, with approval from the Compensation Committee, and is set forth a Participation Agreement entered into with the executive. In general, the SERIP provides that 30% of a participant's benefit becomes vested after three years of participation in the SERIP, and the vested percentage increases by 10% at the end of each of the next seven years. However, the Compensation

Committee or its designee may approve an alternative vesting schedule on a case-by-case basis. If an executive breaches a non-competition or non-solicitation agreement, the executive's entire benefit will be forfeited (even if the benefit had already vested). In the event a participant has a Qualifying Termination, the SERIP generally provides for continued vesting through the end of the participant's severance period.

        If a participant's employment terminates within two years after a Change of Control, the participant's vested SERIP benefit will be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the future payments, to the extent vested. In general, the vested percentage would be determined as described above, except that if the termination is a Qualifying Termination, and as of December 31st of the year in which the Change of Control, (i) the participant's age is 55 or older and (ii) the participant is within two years of full vesting, the participant's entire benefit under SERIP will be fully vested.

        Of the named executive officers, only Mr. Roth participates in SERIP. Under his Participation Agreement, Mr. Roth is entitled to receive an annual benefit of $110,000 for 15 years. Mr. Roth's participation agreement provides that, subject to the special Change of Control provisions described above, his benefit will be 0% vested until he reaches age 64 and will become (i) 90% vested when he reaches age 64 (on November 22, 2009) and (ii) fully vested when he reaches age 65 (on November 22, 2010), assuming he does not terminate employment before the respective vesting dates.

Retirement Account Plan

        As of January 1, 1992, Interpublic amended the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Until March 31, 1998, a participant's account balance was credited annually with an amount equal to a percentage of the participant's annual compensation plus interest credits at a rate specified by the plan. The percentage of annual compensation varied based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits were based on the 1-year U.S. Treasury bill rate plus 1 percentage point and were guaranteed to be at least 5% per year.

        As of March 31, 1998, Interpublic froze benefit accruals under the Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest credits until benefits begin in accordance with the generally applicable Plan provisions; but additional pay credits were discontinued as of March 31, 1998.

        Mr. Dooner is the only named executive officer eligible to participate in the Retirement Account Plan. As of August 3, 2008, he is entitled to the full annual retirement benefit. The annual retirement benefit that Mr. Dooner would receive following the termination of his employment from Interpublic, if paid as a straight life annuity upon the termination of his employment is $62,185. Alternatively, Mr. Dooner may elect to receive a lump sum payment of the benefit accumulated through the termination of his employment from Interpublic. As of December 31, 2008, the amount of the lump sum payment is estimated at $586,415.

PENSION BENEFITS

        The following table provides information on pension benefits held by the named executive officers as of December 31, 2008.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Roth	SERIP		892,942	0
Mr. Mergenthaler	—	—	—	—
Mr. Dooner	Retirement Account Plan(2)	26	752,045	0
	7/01/1986 ESBA(3)	22	1,075,027	0
	7/01/1992 ESBA(3)	16	678,965	0
	6/01/1994 ESBA(3)	14	834,561	0
	3/01/1997 ESBA(3)	11	2,263,216	0
	5/02/2002 ESBA(3)	6	18,860,131	0
Mr. Krakowsky	2/1/2002 ESBA(3)	6	1,045,909	0
Mr. Sompolski	—	—	—	—

(1)
The calculation of the present value of accumulated benefit assumes (i) a discount rate of 6.00 percent, (ii) that the executive will live to the earliest available retirement age and (iii) that the executive will continue to work at the company until the earliest age as of which an executive may retire with unreduced benefits, and receive the benefit. Contingent benefits from death, early retirement and other termination of employment were not valued.

(2)
Reflects the present value of the straight life annuity of $62,185 per year that Mr. Dooner is entitled to receive upon termination of his employment.

(3)
For Mr. Krakowsky, the amounts reflected in the table equal the present value of the maximum benefit that he would be entitled to receive under his ESBA if he worked for Interpublic continuously until he reached age 60. For Mr. Dooner, the ESBA amounts reflected in the table equal the present value of the benefit that he is currently entitled to receive upon termination of his employment. The terms and conditions of the ESBAs that such named executive officers are a party to are described in greater detail on page 39 under the heading "Executive Special Benefit Agreements."

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

The Interpublic Capital Accumulation Plan

        Effective as of January 1, 2007, Interpublic amended and restated the Capital Accumulation Plan (the "CAP") which provides deferred compensation to senior management employees of Interpublic and its subsidiaries selected by the Management Human Resources Committee (the "MHRC"). Under CAP, a participant receives an annual credit of a specified dollar amount (a "dollar credit") on December 31st of each year if, as of such date, the participant continues to be employed by Interpublic. In addition, if a participant's employment with Interpublic is terminated pursuant to a Qualifying Termination, the participant's account would be credited on December 31st of the year in which his employment terminates with an amount equal to the sum of the dollar credits that would have been added to his account if he had continued working for Interpublic until the due date for his last severance payment. Each participant's account is credited with interest on December 31st of each year until the participant's benefit under the CAP is fully paid. The amount of each year's interest credit is equal to the ten-year U.S. Treasury yield curve annual rate (also known as the "constant maturity rate") as of the last business day of the immediately preceding calendar year. Each participant's account balance becomes fully vested as to both prior and future dollar and interest credits when the participant has completed three years of participation in the CAP (counting as service any period during which the participant receives severance payments), except that all interest credits since the inception of the participant's participation in the plan are subject to forfeiture if the participant breaches a non-competition or non-solicitation agreement. Any portion of a participant's benefit that is not vested (taking into account accelerated vesting upon a Change of Control, as described below) will be forfeited upon termination of employment for any reason (including termination due to death or disability).

        If after a Change of Control, a participant's employment is terminated pursuant to a Qualifying Termination, (i) the participant will become fully vested and (ii) the participant's account will be immediately credited with an amount equal to the sum of the credits (other than interest credits) that would have been added to his account if he had continued working for Interpublic until the end of his severance period (determined for the named executive officers as if severance were paid in installments). In addition, if the participant's termination of employment occurs for any reason (whether or not a Qualifying Termination), within 2 years after a Change of Control, the vested account balance will be paid in a lump sum.

        Each named executive officer, other than Mr. Dooner, is a participant in the CAP and receives the following annual dollar credit:

Name	Annual Dollar Credit
Mr. Roth	$350,000
Mr. Mergenthaler	$200,000
Mr. Krakowsky	$50,000
Mr. Sompolski	$75,000

        For 2008, each participant received an interest credit equal to 4.025% of his account balance as of December 31, 2008 (determined before the 2008 dollar credit was added). Each participating named executive officer's CAP account balance is fully vested.

        Subject to earlier payment if a participant's employment terminates within two years after a Change of Control, each named executive officer's vested account balance is payable two years after the participant's termination of employment with Interpublic and its subsidiaries.

Special Deferred Compensation Arrangement

        On August 1, 1987 the Interpublic Retirement Account Plan formula was changed from a final average pay formula to a career average pay formula. As a result of this change, eligible plan participants were granted a special deferred compensation arrangement (the "SDCA") that would supplement their retirement plan benefit upon termination of employment. The balance earns credits equivalent to interest in accordance with the terms of Interpublic's plan for credits equivalent to interest on balances of deferred compensation. Mr. Dooner is the only named executive officer who is eligible to receive a benefit under the SDCA.

        Under the SDCA, Mr. Dooner will receive a lump-sum payment following termination of his employment. The amount of the lump sum payment as of December 31, 2008 was $34,063. For 2008, Mr. Dooner received an interest credit equal to 3.3% of his account balance as of December 31, 2008.

Supplemental Compensation Plan

        Employees who had been participants in the Retirement Account Plan for five or more years as of April 1, 1998 (at which time further benefit accruals under the Retirement Account plan were frozen), were eligible to participate in a Supplemental Compensation Plan. The Supplemental Compensation Plan was a ten-year plan that was concluded in 2008, under which each eligible employee was credited with up to ten annual allocations approximating the discontinued allocations under the Retirement Account Plan.

Mr. Dooner was the only named executive officer who participated in the Supplemental Compensation Plan. Under the Supplemental Compensation Plan. Over the ten-year life of the plan, Mr. Dooner received allocations totaling $108,500, of which $25,819 was received in 2008.

NONQUALIFIED DEFERRED COMPENSATION

        The following table provides information on non-qualified deferred compensation arrangements for the named executive officers as of December 31, 2008.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(4)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(5)
Mr. Roth(1)	0	350,000	27,287	0	1,055,225
Mr. Mergenthaler(1)	0	200,000	12,638	0	526,634
Mr. Dooner(2)	0	0	1,088	0	34,063
Mr. Dooner(3)	0	12,000	232	25,819	0
Mr. Krakowsky(1)	0	50,000	4,120	0	156,470
Mr. Sompolski(1)	0	75,000	12,918	0	408,871

(1)
Reflects participation in the CAP. The amounts shown as "Registrant contributions in last FY" are included in the "All Other Compensation" column for 2008 of the "Summary Compensation Table" on page 31.

(2)
Reflects participation in the SDCA.

(3)
Reflects participation in the Supplemental Compensation Plan. The amount shown in the "aggregate withdrawals/distributions" column is included in the "All Other Compensation" column of the "Summary Compensation Table" on page 31.

(4)
No earnings on deferred amounts are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the "Summary Compensation Table" for 2008 because there were no preferential or above-market earnings paid or credited under these plans and arrangements in 2008.

(5)
The aggregate balances shown in this column which were included in the in the "All Other Compensation" column of the "Summary Compensation Table" on page 31 are as follows:

(a)
for 2007: (a) $350,000 for Mr. Roth; (b) $100,000 for Mr. Mergenthaler; (c) $12,915 for Mr. Dooner; (d) $50,000 for Mr. Krakowsky; and (e) 75,000 for Mr. Sompolski; and

(b)
for 2006: (a) $100,000 for Roth; (b) $100,000 for Mergenthaler; (c) $13,393 for Dooner; (d) $50,000 for Krakowsky; and (e) 75,000 for Sompolski.

  No earnings on deferred amounts were included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the "Summary Compensation Table" for 2007 or 2006 because there were no preferential or above-market earnings paid or credited under plans and arrangements in these years.

 EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

        Each of the named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer's position and responsibilities, his salary and eligibility for incentive compensation and other benefits and perquisites. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic. The current annual salary of each of the named executive officers is set forth below:

Name	Salary
Michael I. Roth	$1,400,000
Frank Mergenthaler	900,000
John J. Dooner, Jr.	1,285,000
Philippe Krakowsky	670,000
Timothy A. Sompolski	570,000

Michael I. Roth Employment Agreement

        Mr. Roth's employment agreement, entered into in 2005, provides, in addition to his base salary, for (i) an annual target bonus under the Management Incentive Compensation Plan equal to 133% of his base salary, with the actual award between 0% and 150% of the target depending on Interpublic profits, his individual performance and management discretion, (ii) an initial grant of restricted stock having an aggregate market value of $1,050,000 on the July 16, 2004 grant date which vested on July 16, 2007, and (iii) an initial grant of options to purchase shares of Common Stock having an aggregate market value of $1,050,000 on the July 16, 2004 grant date vesting in equal annual amounts on July 16th of 2006, 2007 and 2008. In 2008, the Compensation Committee increased Mr. Roth's current annual target bonus to 160% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic profits, individual performance and management discretion.

        Under Mr. Roth's employment agreement, he received in 2005 a grant of options to purchase 450,000 shares of Common Stock vesting in three equal installments on the second, third and fourth anniversaries of the date of grant. The agreement also provided for a grant of 450,000 shares of restricted stock, of which (i) 150,000 shares were to vest on the second anniversary of the grant date, subject to Interpublic achieving specified performance goals over such two year period, and (ii) 300,000 shares will vest on the fifth anniversary of the grant date, subject to Interpublic achieving specified performance goals over such five-year period. After the end of 2006, the Compensation Committee determined that the performance goals were not achieved and the first 150,000 shares were canceled.

        Mr. Roth's employment agreement also provides for participation in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $2,100,000 provided in a manner consistent with those provided to other executives. Each year's award may comprise stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team. In 2006, the Compensation Committee increased Mr. Roth's total expected target award value under Interpublic's performance based long-term incentive programs to $5,000,000.

        In addition, the agreement provides that Mr. Roth is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $20,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Roth's annual dollar credit under CAP to $350,000 and increased Mr. Roth's base salary by $30,000 as a substitute for his annual automobile and club allowances. Effective April 1, 2008, the Compensation Committee increased Mr. Roth's base salary to $1,400,000.

        If Mr. Roth's employment is terminated involuntarily without Cause (as defined under the heading "Severance and Change of Control Benefits" below), he is entitled to receive salary continuation for 12 months from the date notice of his termination is provided, at the rate in effect before his termination; provided that if Mr. Roth obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Roth in connection with his new employment for service before the end of the severance period. After an involuntary termination, Mr. Roth will be eligible to receive (i) cash in lieu of medical, dental, and vision benefits at active employee rates until the end of the severance period, followed by COBRA coverage at standard COBRA rates, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Roth accepts employment with another employer offering similar benefits. Mr. Roth may terminate his employment at any time by giving notice to Interpublic at least three months in advance.

Frank Mergenthaler Employment Agreement

        Mr. Mergenthaler's employment agreement, entered into in 2005, provides that, in addition to his base salary, Mr. Mergenthaler will be eligible for a target annual bonus under the Management Incentive Compensation Plan equal to 100% of his base salary, with the actual award up to a maximum of 200% of base salary depending Interpublic profits, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Mergenthaler is entitled to (i) participate in the CAP, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, and (iv) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Mergenthaler's base salary by $20,000 as a substitute for his annual automobile and club allowances. Effective January 1, 2008, Mr. Mergenthaler's annual dollar credit under the CAP was increased to 200,000.

        The agreement also provides for the right to (i) receive an option to purchase a number of shares of Common Stock with an aggregate market value on the date of grant equal to $1,250,000, vesting in equal annual amounts on the second, third and fourth anniversaries of the grant date, (ii) receive performance-based shares based on Interpublic's performance from 2005-2007, with the target number of performance-based shares based on an aggregate expected value of $625,000 on the date of grant, determined using a 20% discount on the market price of the Common Stock and (iv) participate in Interpublic's performance-based, long-term incentive programs with a total expected annual target award value of $1,000,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        In the event of a Qualifying Termination of Mr. Mergenthaler's employment, he will be entitled to a lump-sum cash payment equal to the sum of (i) one year's base salary at the rate in effect before his termination, (ii) his target bonus for the year of termination, plus (iii) a pro-rated portion of his target bonus for the year in which the termination occurs. Mr. Mergenthaler would also be entitled to (i) full vesting of grants of restricted stock and options specified in his employment agreement, and (ii) and any other awards and benefits to which he is entitled in accordance with their terms. Mr. Mergenthaler also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least six months in advance.

John Dooner Employment Agreement

        Mr. Dooner entered into an employment agreement in 1994. A subsequent amendment in 2002 required Interpublic to obtain, and pay the premiums for, a 10 year $10,000,000 term life insurance policy for Mr. Dooner.

        If Interpublic terminates Mr. Dooner's employment involuntarily, other than for a violation of certain covenants contained in his employment agreement, he will be entitled to salary continuation, at the rate in effect before his termination, for 12 months. Mr. Dooner may terminate his employment at any time by giving notice to Interpublic at least twelve months in advance.

Philippe Krakowsky Employment Agreement

        Mr. Krakowsky's employment agreement, entered into in 2006, provides that, in addition to his base salary, Mr. Krakowsky is eligible for a target annual bonus under the Management Incentive Compensation Plan equal to 75% of his base salary, with the actual award in future years up to a maximum of 200% of target depending on Interpublic performance, his individual performance, and management discretion. In 2007, the Compensation Committee increased Mr. Krakowsky's annual target bonus to 100% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic profits, individual performance and management discretion.

        In addition, the agreement provides that Mr. Krakowsky is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $50,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500 and (vi) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Krakowsky's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also provides for participation in Interpublic's performance-based long-term incentive programs with a total expected annual target award value of $500,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team. In 2009, the Compensation Committee increased Mr. Krakowsky's total expected target award value under Interpublic's performance-based long-term incentive program to $750,000.

        If Mr. Krakowsky's employment is terminated involuntarily without Cause, Mr. Krakowsky would be entitled to receive salary continuation, at the rate in effect before his termination, for 12 months from when notice of his termination is provided; provided that if Mr. Krakowsky obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Krakowsky in connection with his new employment for service before the end of the severance period. Mr. Krakowsky is also eligible to receive a bonus for the year in which his employment is terminated. After an involuntary termination, Mr. Krakowsky would be eligible to receive (i) cash in lieu of medical, dental, and vision benefits at active employee rates until the end of the severance period, followed by COBRA coverage at standard COBRA rates, (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period and (iii) a cash payment for Mr. Krakowsky to continue for 12 months from the notice date the level of life insurance provided by Interpublic before the termination. These benefits would automatically end if Mr. Krakowsky accepts employment with another employer offering similar benefits. Mr. Krakowsky may terminate his employment at any time by giving notice to Interpublic at least six-months in advance.

Timothy A. Sompolski Employment Agreement

        Mr. Sompolski's employment agreement, entered into in 2004, provides that, in addition to his annual salary, Mr. Sompolski will be eligible for a target annual bonus under the Management Incentive Compensation Plan equal to 75% of his base salary, with the actual award up to a maximum of 200% of target depending Interpublic performance, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Sompolski is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $75,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Sompolski's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also gives Mr. Sompolski the right to participate in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $800,000. Each award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        In the event of a Qualifying Termination of Mr. Sompolski's employment, he would be entitled to a lump-sum cash payment equal to the sum of (i) amount by which his annual salary at the then-current rate exceeds the salary paid to him for the period beginning on the date the notice of termination was given and ending on the termination date and (ii) a pro rata portion of his target bonus for the year in which the termination occurs; provided that if during this period Mr. Sompolski obtains alternative employment, he will be obligated to reimburse to Interpublic for all or any portion of the salary component of this payment received as compensation from the new employer. After his termination date, Mr. Sompolski will be eligible to receive (i) cash in lieu of medical, dental, and vision benefits at active employee rates until the end of the severance period, followed by COBRA coverage at standard COBRA rates, and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Sompolski accepts employment with another employer offering similar benefits. Mr. Sompolski also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least one month in advance.

Executive Severance Plan

        In 2007, Interpublic established the Executive Severance Plan ("ESP") which provides severance and other welfare benefits for certain senior management employees, including the named executive officers, in the event of a Qualifying Termination. In general, the ESP provides for salary continuation, at the executive's base salary rate in effect for the year of termination, for a specified number of months, which varies generally according to the seniority of the executive. If the executive's Qualifying Termination occurs within two years after a Change of Control, severance is payable in a lump sum, rather than over the severance period. Mr. Roth is entitled to salary continuation for 24 months and Messrs. Dooner, Krakowsky, Mergenthaler and Sompolski are entitled to salary continuation for 18 months. The ESP also provides for cash payments in lieu of continued medical, dental and vision benefits at active employee rates for the salary continuation period, followed by COBRA coverage at regular COBRA rates.

        The amount of any executive's payments or benefits under the ESP is reduced by the amount of the executive's salary continuation and comparable benefits under his employment agreement and any other arrangement, including a change of control agreement, as described below. The excess (if any) of an executive's ESP benefits over his benefits under an employment agreement or other arrangement would be paid after the period for which severance is provided under the other agreement or arrangement.

        The ESP requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits. The executive must also execute a mutual release in order to receive the payments and benefits under the ESP.

Change of Control Agreements

        Each named executive officer has entered into an agreement with Interpublic that provides for severance and other benefits in the event of a Qualifying Termination within two years after a Change of Control. These benefits are instead of, and not in addition to, the benefits the executive otherwise would be entitled to receive under the executive's employment agreement and the ESP.

        Each of these change of control agreements provides for a lump-sum severance payment equal to a specified multiple of the executive's base salary plus his target bonus. For purposes of this calculation, salary and target bonus are each determined based on the rate in effect for the executive for the year of the Change of Control or the year of the Qualifying Termination, whichever is greater. For Messrs. Roth and Dooner, the multiple is three (which corresponds to a severance period of 36 months). For Messrs. Krakowsky, Mergenthaler and Sompolski, the multiple is two (which corresponds to a severance period of 24 months).

        In addition, if the named executive officer is a participant in the CAP, he is entitled to a lump-sum payment equal to the sum of (i) the annual dollar credits that would be credited to his CAP account if his severance were paid in semi-monthly installments over his severance period (rather than a lump sum), plus (ii) a prorated annual dollar credit for the year in which the severance period expires (if the expiration date is not December 31), plus (iii) a pro-rated interest credit for the year in which the severance period expires, at the rate applied under CAP for the year in which the executive's CAP balance is paid.

        Each agreement also provides that in the event of a Qualifying Termination, the named executive officer is entitled to receive through the severance period, the medical, dental and vision benefits provided under the ESP in effect as of the effective date of the change of control agreement.

        Each change of control agreement requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

        The preceding narrative describes the severance and other benefits to which the named executive officers may be entitled under the various agreements, plans and arrangements in connection with or following a termination of the executive's employment. The following tables present a quantification of benefits that each named executive officer would have received had his employment terminated as of December 31, 2008 under various circumstances. Some benefit payments shown in the tables may be reduced if necessary to avoid adverse tax consequences under Section 280G of the Internal Revenue Code.

Estimated Current Value of Benefits Upon Termination for Cause or Voluntary Termination Without Good Reason

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive had such executive's employment been terminated for Cause or the executive resigned without Good Reason on December 31, 2008.

        In general (subject to certain variations in each executive's employment agreement), Interpublic would have Cause to terminate an executive's employment if the executive (a) materially breaches a provision in his employment agreement and fails to cure such breach within a fifteen (15) day period; (b) misappropriates funds or property of Interpublic; (c) attempts to secure any personal profit related to the business of Interpublic without proper prior written approval; (d) engages in fraud, material dishonesty, gross negligence, gross malfeasance or insubordination, or willful (i) failure to follow the code of conduct of Interpublic or (ii) misconduct in the performance of his duties, excluding in either case acts taken in good faith that do not cause material harm to Interpublic; (e) refuses or fails to attempt in good faith to perform his duties as an employee or to follow a reasonable good-faith direction of the Board of Directors or the person to whom the executive reports directly if such refusal or failure is not cured within a fifteen (15) day period; (f) has committed or is formally charged or indicted for a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) engages in conduct that is clearly prohibited by the policy of Interpublic prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

        In general, "Good Reason" is defined under the applicable plans, agreements and other arrangements as an action by Interpublic, without the executive's consent, that (a) materially reduces the Executive's base salary, (b) materially diminishes the authority, duties or responsibilities of the executive or the supervisor to whom the executive is required to report, (c) materially diminishes the budget over which the Executive retains authority, (d) requires the executive to be based in an office more than fifty (50) miles outside the city in which he is principally based; or (e) materially breaches an employment agreement with the executive.

        An involuntary termination of the executive's employment without Cause or a resignation by the executive for Good Reason is referred to herein as a "Qualifying Termination."

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($) (1)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (2)(3)	Deferred Compensation ($) (4)(5)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	0	0	0	1,055,225	0
Mr. Mergenthaler	0	0	0	0	0	n/a	526,634	0
Mr. Dooner	0	0	0	0	0	38,303,915	34,063	0
Mr. Krakowsky	0	0	0	0	0	345,833	156,470	0
Mr. Sompolski	0	0	0	0	0	n/a	408,871	0

(1)
No unvested stock options would vest upon the termination events addressed in this table.

(2)
For Mr. Dooner, represents:

(a)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner would receive under the 5 ESBAs entered into between 1986 and 2002 upon the termination events addressed in this table. In the event of a termination of Mr. Dooner's employment for Cause, Interpublic would contend that it has no obligation to make any payments under his ESBAs; and

(b)
a total benefit of $586,415 (if paid in a lump sum), as of December 31, 2008, to be received under the Retirement Account Plan."

(3)
Represents payments of $50,000 per year (and a pro-rated portion for any partial year) for six years, 11 months, totaling $345,833 that Mr. Krakowsky would receive under his ESBA upon the termination events addressed in this table. In the event of a termination of Mr. Krakowsky's employment for Cause, Interpublic would contend that it has no obligation to make any payment under his ESBA agreement.

(4)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination events addressed in this table.

(5)
Represents for Mr. Dooner benefits to be received under the SDCA.

Estimated Current Value of Severance Benefits Upon Qualifying Termination

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive upon an involuntary termination of the executive's employment without Cause or a resignation by the executive for Good Reason (a "Qualifying Termination") on December 31, 2008.

Name	Severance ($) (1)(2)	Bonus Payment ($) (2)	Unvested Stock Option Spread ($) (3)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (4)(5)(6)	Deferred Compensation ($) (7)(8)	Welfare and Other Benefits ($) (9)
Mr. Roth	2,800,000	0	0	0	0	1,650,000	1,855,968	87,162
Mr. Mergenthaler	1,350,000	1,800,000	0	0	0	n/a	777,931	77,260
Mr. Dooner	1,927,500	0	0	0	0	38,303,915	34,063	30,643
Mr. Krakowsky	930,000	eligible	0	148,689	0	420,833	221,330	86,540
Mr. Sompolski	855,000	427,500	0	0	0	n/a	520,467	54,813

(1)
The severance and benefits payable to Messrs. Roth, Dooner and Krakowsky upon a resignation for Good Reason are provided only under the ESP, and not under their employment agreements.

(2)
The form and time of the severance and bonus payments for the named executive officers are described in the summary of the named executive officer's employment agreement under the heading "Employment Agreements" beginning on page 44 and ESP summary under the heading "Executive Severance Plan" on page 47.

(3)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2008 ($3.96) and exercise price of the "in-the-money" options that vest upon the termination events addressed in this table.

(4)
For Mr. Roth, represents payments of $110,000 per year for 15 years, totaling $1,650,000, that Mr. Roth would receive under the his SERIP.

(5)
For Mr. Dooner, represents:

(a)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner would receive under the 5 ESBAs entered into between 1986 and 2002 upon the termination events addressed in this table; and

(b)
a total benefit of $586,415 (if paid in a lump sum), as of December 31, 2008, to be received under the Retirement Account Plan.

(6)
Represents payments of $50,000 per year (and a pro-rated portion for any partial year) for eight years, five months, totaling $420,833 that Mr. Krakowsky would receive under his ESBA upon the termination event addressed in this table.

(7)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination event described in this table.

(8)
Represents for Mr. Dooner benefits to be received under the SDCA.

(9)
Includes for:

(a)
Mr. Roth (i) cash for medical/dental coverage paid by Interpublic; and (ii) employer match under 401(k) plan;

(b)
Mr. Mergenthaler, cash for medical/dental coverage paid by Interpublic;

(c)
Mr. Dooner, cash for medical/dental coverage paid by Interpublic;

(d)
Mr. Krakowsky (i) cash for medical/dental coverage paid by Interpublic, (ii) life insurance premium payments, (iii) financial planning allowance, and (iv) employer match under 401(k) plan; and

(e)
Mr. Sompolski (i) cash for medical/dental coverage paid by Interpublic and (ii) employer match under 401(k) plan.

Estimated Current Value of Severance Benefits for Death and Disability

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive in the event of such executive's death or termination of employment due to disability on December 31, 2008.

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($) (1)(2)	Unvested Restricted Stock ($) (2)	Performance Based Shares ($) (3)	Pension Benefit ($) (4)(5)	Deferred Compensation ($) (6)(7)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	178,382	3,979,586	0	1,055,225	0
Mr. Mergenthaler	0	0	0	293,392	912,562	n/a	526,634	0
Mr. Dooner	0	0	0	235,489	820,626	38,303,915	34,063	0
Mr. Krakowsky	0	0	0	70,776	539,031	3,675,000	156,470	0
Mr. Sompolski	0	0	0	113,244	560,369	n/a	408,871	0

(1)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2008 ($3.96) and exercise price of the "in-the-money" options that vest upon the termination of events addressed in this table.

(2)
In the event of the termination events addressed in this table, a named executive officer would be entitled to (i) full vesting of all unvested stock options and (ii) pro-rata vesting of unvested shares of restricted stock.

(3)
In the event of the termination events addressed in this table, a named executive officer would be entitled to pro-rata vesting of the performance-based shares (assuming the completion by the executive of at least one year in the performance cycle) determined by pro-rating the target number of shares (based on actual months employed from the issuance date of the applicable shares) and awarding the adjusted number of shares based on (i) the actual performance through the date of such executive's termination and (ii) estimated performance for the remainder of the performance period.

(4)
For Mr. Dooner, represents:

(a)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner or his beneficiaries would receive under the 5 ESBAs entered into between 1986 and 2002 upon the termination events addressed in this table; and

(b)
a total benefit of $586,415 (if paid in a lump sum), as of December 31, 2008, to be received under the Retirement Account Plan.

(5)
For Mr. Krakowsky, represents an annual benefit of $245,000 per year for 15 years, totaling $3,675,000, which Mr. Krakowsky's beneficiaries would receive under his ESBA upon the termination of his employment due to death. Upon the termination of Mr. Krakowsky's employment due to disability, he would receive a total payment of $345,833, representing payments of $58,457 per year (and a pro-rated portion for any partial year) for six years, 11 months.

(6)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination event addressed in this table.

(7)
Represents for Mr. Dooner benefits to be received under the SDCA.

Estimated Current Value of Change of Control Benefits as of December 31, 2008

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive under the 2006 PIP in the event of a Change of Control of Interpublic as defined under the 2006 PIP had such event occurred on December 31, 2008. In general, under the 2006 PIP, a Change of Control will be deemed to have occurred if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of 30% or more of the combined voting power of Interpublic's then outstanding voting securities, (ii) a tender offer or exchange offer (other than an offer by Interpublic), pursuant to which 20% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the shareholders of Interpublic approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither Interpublic nor a corporation that was, prior to the merger or consolidation, a subsidiary of Interpublic, (iv) the shareholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of Interpublic's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by Interpublic's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

Name	Bonus Payment ($) (1)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($) (3)	Performance Based Shares ($) (4)
Mr. Roth	2,240,000	0	549,240	6,834,326
Mr. Mergenthaler	900,000	0	722,692	1,390,007
Mr. Dooner	1,285,000	0	493,198	1,390,007
Mr. Krakowsky	670,000	0	192,709	728,287
Mr. Sompolski	427,500	0	265,731	862,456

(1)
Under the 2006 PIP, all MICP bonuses are paid out at the target performance level upon a Change of Control.

(2)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2008 ($3.96) and exercise price of the "in-the-money" options that vest upon the termination event described in this table.

(3)
Represents the market value of shares of restricted stock for which vesting would be accelerated upon a Change of Control, calculated based on the closing Price of the Common Stock on December 31, 2008 ($3.96).

(4)
Performance based shares immediately vest upon a Change of Control and are paid out at the target performance level, other than the performance based share awards granted on June 15, 2006, which would be paid out at the maximum performance level. The performance based shares have an assumed share price of $3.96 as of December 31, 2008.

Estimated Current Value of Severance Benefits for a Qualifying Termination
following a Change of Control as of December 31, 2008

        The following table shows the payments and other benefits that each named executive officer would be entitled to receive in the event of a Qualifying Termination of a named executive officer's employment on December 31, 2008, within two years after a Change of Control of Interpublic. In general, under the ESP, the CAP, the SERIP, the ESBAs, each named executive officer's employment agreement and change of control agreement, a Change of Control will be deemed to have occurred if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of more than 50% of the combined voting power of Interpublic's then outstanding voting securities, (ii) any person, other than Interpublic or any of its subsidiaries acquires ownership of thirty percent 30% or more of the combined voting power of Interpublic's then-outstanding voting securities, (iii) any person acquires assets 40% or more of Interpublic's assets (determined based on gross fair market value) or (iv) during any 12 month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election. The payments and other benefits reflected in the following table are in addition to the payments set forth in the "Estimated Current Value of "Change of Control" Benefits as of December 31, 2008" table.

Name	Severance ($) (1)	Bonus Payment ($)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (3)(4)(5)	Deferred Compensation ($) (6)(7)	Welfare and Other Benefits ($) (8)
Mr. Roth	10,920,000	0	0	0	0	1,650,000	2,105,225	109,176
Mr. Mergenthaler	3,600,000	0	0	0	0	n/a	926,635	103,013
Mr. Dooner	7,710,000	0	0	0	0	38,303,915	34,063	61,286
Mr. Krakowsky	2,680,000	0	0	0	0	445,833	256,470	103,013
Mr. Sompolski	1,995,000	0	0	0	0	n/a	558,872	72,784

(1)
The severance and bonus payments would be paid in a lump sum.

(2)
Represents the aggregate amount of the difference between the closing price of the Common Stock on December 31, 2008 ($3.96) and exercise price of the "in-the-money" options that vest upon the termination event addressed in this table.

(3)
For Mr. Roth, consists of payments in the amount of $110,000 per year for 15 years, totaling $1,650,000, that he would receive under the his SERIP. Under the terms of the SERIP, this benefit would be paid in a lump sum equal to the present value of the series of payments, resulting in an actual payment that would be less than $1,650,000.

(4)
For Mr. Dooner, represents:

(a)
The sum of $2,514,500 per year for 15 years, totaling $37,717,500 that would be to be paid under 5 ESBAs entered into between 1986 and 2002; and

(b)
total benefit of $586,415 (if paid in a lump sum), as of December 31, 2008, to be received under the Retirement Account Plan.

(5)
For Mr. Krakowsky, constitutes payments in the amount of $50,000 per year for eight years, 11 months, that he would receive under his ESBA. Under the terms of the ESBA, this benefit would be paid in a lump sum equal to the present value of the series of payments, resulting in an actual payment that would be less than $445,833.

(6)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination event described in this table.

(7)
Represents for Mr. Dooner benefits to be received under the SDCA.

(8)
Represents cash for medical/dental coverage paid by Interpublic through the severance period of the applicable named executive officer under his Change of Control Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Interpublic's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Interpublic's equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Interpublic's equity securities and provide a copy of those filing to Interpublic.

        Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2008, and on the written representations made by Interpublic's directors and executive officer that no other reports were required, we believe that each person subject to Section 16(a) timely filed all required reports, except as follows:

        On December 7, 2008, Mr. Carroll received a performance share award of common stock. This award was not reported as required on a corresponding Form 4. This award was reported in a Form 4 filed by Mr. Carroll with the SEC on January 8, 2009.

2.    PROPOSAL TO ADOPT THE 2009 PERFORMANCE INCENTIVE PLAN

        At the Annual Meeting, Interpublic will ask the shareholders to approve The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the "Plan"). In general, the Plan empowers Interpublic to grant stock options and stock appreciation rights ("SARs"), and to make restricted stock or restricted stock unit grants, performance share grants, other stock-based grants and awards and cash-based grants and awards to executive officers and other employees of Interpublic and its subsidiaries.

        The Plan would replace the 2006 Performance Incentive Plan (the "2006 PIP"), which as approved by stockholders at the 2006 Annual Meeting, as Interpublic's incentive compensation plan. Of the shares of Common Stock authorized for issuance under the 2006 PIP, as of March 31, 2009, (i) 8,111,063 shares remained available for new stock option and SAR awards and (ii) 6,466,753 shares of Common Stock remained available for restricted stock, performance shares and other types of awards other than stock options and SARs ("Full Value Awards"). The number of shares of Common Stock initially available for new stock option and SAR awards under the Plan would be equal to the number of shares available for new stock option and SAR awards under the under the 2006 PIP as of the effective date of the Plan. The number of shares of Common Stock initially available for Full Value Awards under the Plan would equal to the number of shares available for Full Value Shares under the 2006 PIP as of the effective date of the Plan, plus an additional 20 million shares.

        The adoption of the Plan is required in order to enable Interpublic to continue to provide equity-based incentive compensation. The Plan also will assist Interpublic further to align the interests of participating employees with the interests of shareholders, closely link employee compensation with Interpublic's performance and maintain high levels of employee stock ownership. Interpublic strongly believes that the emphasis of the Plan on employee stock ownership with performance-based criteria will play an integral role in Interpublic's future success. Therefore, the approval of the Plan is vitally important.

        The Plan provides an essential component of the total compensation package offered to key employees. It reflects the importance placed by Interpublic on motivating employees to achieve superior results over a long term and paying employees based on that kind of achievement. The Plan will also assist Interpublic to attract and retain key employee talent. See Compensation Discussion and Analysis on page 18.

        Among the key features of the Plan, which the Board of Directors believes reflect Interpublic's strong commitment to sound compensation and governance practices, are the following:

  •
  The authorization for future issuance of up to 20 million shares for Full Value Awards, in addition to the 6,466,753 shares currently available for Full Value Awards under the 2006 PIP, represents approximately 5.45% of the shares of Common Stock currently outstanding. Any subsequent increase in authorized shares (not including any increase from shares underlying canceled awards) would be subject to stockholder approval.

  •
  Prohibitions of stock option repricings and exchanges (without shareholder approval), discounted stock options, reload stock options and loans to Plan participants.

  •
  The administration of the Plan by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the rules of the NYSE.

        While future needs will depend on actual grant practices, potential future hires and the price of the Common Stock, the Board of Directors currently believes that the shares of Common Stock authorized for issuance under the Plan will be sufficient to meet Interpublic's incentive compensation needs for at least a two-year period.

        If the Plan is approved by stockholders at the Annual Meeting, no further awards will be made under the 2006 PIP, except with respect to grants and awards then outstanding. If the Plan is not approved by stockholders, the 2006 Plan will remain in effect in accordance with its terms.

Description of the Plan

        The text of the Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

Purposes of the Plan

        The purposes of the Plan are to promote the interests of Interpublic by enabling Interpublic to:

  •
  attract, retain, and motivate talented employees,

  •
  provide the participants in the Plan with cash and equity-based incentives tied to the achievement of business, financial and strategic objectives of Interpublic and its subsidiaries and affiliates, and

  •
  provide the participants in the Plan with incentives and opportunities tied to Interpublic's Common Stock.

Administration

        The terms of the Plan require that it be administered by a committee (the "Committee") appointed by the Board of Directors that satisfies the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee's powers include the powers to designate participants in the Plan, to determine the nature and size of awards, and to interpret the Plan (including to correct defects, remedy omissions and resolve ambiguities and inconsistencies).

        Under Rule 16b-3 under the Exchange Act, the Committee must be composed solely of two or more members of the Board of Directors who are not employees of Interpublic and who do not have any other disqualifying affiliations with Interpublic. The Board of Directors has assigned the responsibility for the administration of the Plan to its Compensation Committee.

        If the Committee deems it advisable, it may delegate its authority under the Plan to the extent permitted by applicable law to one or more of its members or to one or more persons other than its members, except that (i) no such delegation of authority is permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act and (ii) any award granted to a person to whom authority is delegated must be granted directly by the Committee.

Eligibility

        Any employee of Interpublic, or any of its subsidiaries or affiliates (defined generally to include any corporation or other entity in which Interpublic directly or indirectly owns at least a 40% interest), that the Committee determines to be responsible for, or able to contribute to, the growth, profitability, and success of Interpublic is eligible to participate in the Plan. Approximately 350 employees of Interpublic and its subsidiaries and affiliates will be eligible to participate in the Plan. Directors who are not employees of Interpublic or any of its subsidiaries or affiliates are not eligible to participate in the Plan.

Shares Available for Awards

        Subject to adjustment as described under the heading "Adjustments," below, the number of shares of Common Stock reserved for awards under the Plan are:

  •
  Stock Option and SAR Awards:  The sum of (i) number of shares available for the grant of stock options and SARs under the 2006 PIP as of the effective date of the Plan and (ii) any shares reserved for issuance upon the exercise or settlement of outstanding stock options and SARs granted under any prior Interpublic incentive plan that cease to be subject to such awards for any reason other than exercise or settlement of the awards in shares of Common Stock. Of these shares no more than 200,000 shares may be the subject of incentive stock option awards in any calendar year, and

  •
  Full Value Shares:  The sum of (i) 20,000,000 million shares, (ii) number of shares available for Full Value Awards under the 2006 PIP as of the effective date of the Plan and (iii) any shares that are the subject of outstanding Full Value Awards granted under any prior Interpublic incentive plan that are canceled, other than shares that are withheld to satisfy withholding tax obligations, or not issued.

        In determining at any time the number of shares of Common Stock available in the respective share pools for future awards under the Plan, the following rules will apply:

  •
  The number of shares covered by an award will count against the respective limitations on the number of shares available for awards under the Plan only to the extent that the shares are actually issued, except that in the case of the exercise of an SARs, the full number of shares covered by the SAR, rather than the net number of shares issued in settlement, will count against the number of shares available for grant under the Plan.

  •
  If an award (i) terminates, lapses or is forfeited without the issuance of such shares, (ii) is otherwise settled without the delivery of the full number of shares underlying the award (except as provided above with respect to an SAR), (iii) is settled in cash in lieu of shares, or (iv) is exchanged (prior to the issuance of shares) for awards not involving shares, then the shares covered by such award or to which such award relates will, to the extent of such termination, lapse, settlement or exchange, be available again for future awards.

  •
  Any shares that are (i) delivered in payment of the exercise price of an option, or (ii) are withheld or delivered to pay the withholding taxes related to an option or SAR, will not be available again for grant under the Plan.

  •
  In all cases, (i) shares previously the subject of stock options and SARs will be available only for future stock option and SAR awards and (ii) shares previously the subject of Full Value Awards will be available only for future Full Value Awards.

        In addition, any shares of Common Stock underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Interpublic or one of its subsidiaries or affiliates or with which Interpublic or one of its subsidiaries or affiliates combines, will not, unless required by law or regulation, be counted against the number of shares of Common Stock available for awards under the Plan.

        The shares of Common Stock issuable under the Plan may be either (i) authorized but unissued shares or (ii) shares held in treasury and not reserved for some other purpose.

Types of Awards

        The following types of awards may be made to eligible employees under the Plan:

  •
  stock options and SARs,

  •
  restricted stock,

  •
  restricted stock units,

  •
  performance shares, performance units, and other stock-based awards,

  •
  executive incentive performance awards,

  •
  performance cash,

  •
  dividend equivalents, and

  •
  shares in lieu of cash

        The selection of employees to receive awards, the type and amount of an award, and the terms and conditions of an award all are matters that are determined in the sole discretion of the Committee.

        Stock Options and Stock Appreciation Rights    Stock options granted under the Plan may be either incentive stock options ("ISOs") that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to meet such requirements ("nonstatutory stock options"). No participant may receive stock options and SARs with respect to more than 2,000,000 shares of Common Stock in any calendar year (adjusted as described under the heading "Adjustments," below). The Plan prohibits the Committee from granting any stock option with a so-called "reload" feature (under which the holder of a stock option is automatically granted additional stock options to the extent the holder tenders shares of Common Stock to pay the exercise price of the stock option or to satisfy tax withholding obligations associated with the exercise).

        The exercise price of a stock option, and the grant price of a SAR, may not be less than 100% of the fair market value of the Common Stock on the date of the grant. The term of a stock option or SAR may not be longer than 10 years. Each stock option and SAR may be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the grant or thereafter; provided that, except in the event of the retirement or death of the holder, upon disability of the holder (if approved by the Committee) or upon the occurrence of a "change of control" (as hereinafter defined), a stock option or SAR may not be exercised in whole or in part during the twelve-month period following the grant. Payment of the exercise price of a stock option may be made (i) in cash or its equivalent, (ii) if and to the extent permitted by the Committee, by exchanging shares of Common Stock that have been owned by the optionholder without restriction for a period of at least six months, or (iii) by a combination of the foregoing. The Plan prohibits the Committee from authorizing a loan to a holder of a stock option for the purpose of enabling the holder to pay all or any portion of the option exercise price or the associated tax withholding obligations.

        Restricted Stock    Restricted stock is Common Stock that is granted to an employee that is subject to forfeiture (i.e., not vested) until the satisfaction of such terms and conditions as the Committee may determine. The conditions may be employment-based, performance-based, or both. Employment-based awards of restricted stock vest if the holder completes a period of employment designated by the Committee. Performance-based awards of restricted stock vest to the extent that performance objectives established by the Committee are attained. The period during which restricted stock is subject to forfeiture is referred to as the "restricted period."

        The performance criteria selected by the Committee for performance-based awards of restricted stock must be based on one or more of the following criteria:

  •
  earnings per share (basic or diluted),

  •
  operating income, operating income growth, or operating profit after tax,

  •
  net operating profit,

  •
  gross or operating margins,

  •
  operating efficiency,

  •
  revenue or revenue growth,

  •
  organic revenue growth,

  •
  return on equity,

  •
  share price (including growth measures and total shareholder return),

  •
  cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

  •
  earnings before interest, taxes, depreciation and/or amortization,

  •
  net earnings or net income (before or after taxes),

  •
  net sales or revenue growth,

  •
  return measures (including return on assets, capital, invested capital, equity, sales, or revenue),

  •
  productivity ratios,

  •
  expense targets,

  •
  market share,

  •
  customer satisfaction,

  •
  working capital targets,

  •
  economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital), or

  •
  any other criteria selected by the Committee in the case of any recipient of an award who is not a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code.

        The foregoing performance criteria may relate to the performance of (i) Interpublic, (ii) a subsidiary of Interpublic, (iii) an affiliate of Interpublic, (iv) a division or unit of Interpublic or any subsidiary or any affiliate of Interpublic, (v) an office, group of agencies, or all or part of any agency system of Interpublic, (vi) the recipient of the award, or (vii) any combination of the foregoing, over a period established by the

Committee, as measured either in absolute terms or in comparison with the performance of other companies.

        In any calendar year, no participant may be granted performance-based awards of restricted stock and restricted stock units relating in the aggregate to more than 1,000,000 shares of Common Stock (adjusted as described under the heading "Adjustments," below).

        Until the end of the restricted period, shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the holder. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control" (as hereinafter defined), the restricted period may not be less than one year. If a holder of restricted stock ceases to be employed due to disability or dies prior to the vesting of the award, the holder or his estate may be entitled to receive a prorated portion of the award as determined in accordance with Section 6(e) of the Plan. Subject to such terms, conditions, and restrictions as may be imposed by the Committee, the holder, during the restricted period, otherwise has absolute ownership of the restricted shares, including the right to vote and receive dividends on the shares. A holder of restricted stock may elect to have any withholding tax obligation associated with the lapse of restrictions on restricted stock satisfied by (i) having Interpublic withhold shares of restricted stock otherwise deliverable to the participant or (ii) delivering to Interpublic such restricted stock or other shares of Common Stock; provided that the Committee may, in its discretion, disapprove either such election.

        Restricted Stock Units    A restricted stock unit is a contractual right to receive a payment, in cash, shares of Common Stock, or a combination of both, as determined by the Committee, that is based on the fair market value of a share of Common Stock and that becomes vested and nonforfeitable upon the attainment of conditions established by the Committee. Vesting may be employment-based, performance-based, or both. Employment-based awards of restricted stock units vest if the holder completes a period of employment designated by the Committee. Performance-based awards of restricted stock units vest to the extent that performance objectives established by the Committee are attained. The performance criteria that may be selected by the Committee for performance-based awards of restricted stock units are the same as those described above with respect to the vesting of performance-based restricted stock awards. The period before a restricted stock unit becomes vested is referred to as the "restricted period."

        In any calendar year, no participant may be granted performance-based awards of restricted stock and restricted stock units relating in the aggregate to more than 1,000,000 shares of Common Stock (adjusted as described under the heading "Adjustments," below).

        Restricted stock units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of at any time. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control" (as hereinafter defined), the restricted period may not be less than one year. If a holder of restricted stock units ceases to be employed due to disability or dies prior to the vesting of the award, the holder or his estate may be entitled to receive a prorated portion of the award as determined in accordance with Section 6(e) of the Plan. The holder of a restricted stock unit has no ownership interest in the shares of Common Stock to which the restricted stock unit relates unless and until a payment in respect thereof is made in shares of Common Stock.

        Performance Shares, Performance Units, and Other Stock-Based Awards    Performance shares and performance units represent a contractual right of the holder to receive a payment that becomes vested upon the attainment of performance objectives established by the Committee relating to one or more of the same criteria described above with respect to the vesting of performance-based restricted stock awards. Except in the case of the death or disability of a holder of a performance share or performance unit award or upon the occurrence of a "change of control", if a holder's employment is terminated for any reason prior to the vesting of an award, the performance shares or performance units will generally be canceled. If at least 12 months after the start of a performance period for a performance share or performance unit award a holder of the award ceases to be employed due to disability or dies prior to the vesting of the award, the holder or his estate will be entitled to receive a prorated portion of the award as calculated in accordance with Section 7(c) of the Plan. The Committee may also grant other types of stock-based awards not otherwise described by the terms of the Plan. The number of performance shares, performance units, and other stock-based awards granted to an employee, the applicable performance objectives, the performance period and all other terms and conditions of a performance share, performance unit, or other stock-based award are determined in the discretion of the Committee. Performance shares, performance units, and other stock-based awards may be settled in cash, shares of Common Stock or a combination of cash and shares, as determined by the Committee. The maximum aggregate payment to a Plan participant with respect to a performance share, performance unit, and other stock-based awards for any three-year performance period is 2,000,000 shares (adjusted as described under the heading "Adjustments," below); for purposes of calculating the amount of any such award, the value of shares will be determined on the vesting or payout date.

        Performance Cash Awards    Performance cash grants represent a contractual right of the holder to receive a dollar amount that becomes vested upon the attainment of performance objectives established by the Committee relating to one or more of the same criteria described above with respect to the vesting of performance-based restricted stock awards. Performance cash awards may be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Except in the case of the death or disability of a holder of a performance cash award or upon the occurrence of a "change of control", if a holder's employment is terminated for any reason prior to the vesting of an award, the performance cash award will generally be canceled. If at least 12 months after the start of a performance period for a performance cash award a holder of the award ceases to be employed due to disability or dies prior to the vesting of the award, the holder or his estate will be entitled to receive a prorated portion of the award as calculated in accordance with Section 8(c) of the Plan. The value of the performance cash award, the applicable performance objectives, the performance period and all other terms and conditions of a performance cash grant are determined in the discretion of the Committee. The maximum that may be paid to a holder with respect to a performance cash award for any three-year performance period is $6 million dollars.

        Executive Incentive Performance Awards    Under the executive incentive performance award component of the Plan, the Committee in its sole discretion is authorized to make executive incentive performance awards ("EIP awards") to employees of Interpublic and its subsidiaries and affiliates, subject to the limitation that no single individual is permitted to receive in any calendar year an award in excess of $6 million (prorated to reflect the length of the period for which the EIP award is granted). Management Incentive Compensation Program ("MICP") and other awards granted under the 2006 Plan, including awards granted with respect to years after 2009, will not count toward the $6 million limit. The amount of any EIP award is determined by the Committee and is contingent upon the achievement of performance objectives relating to one or more of the performance criteria that are the same as those described above with respect to the vesting of performance-based restricted stock awards.

        EIP awards may be made in cash, shares of Common Stock, or a combination of cash and shares. Subject to certain restrictions described in the Plan, the Committee in its discretion may direct that all or part of an individual's EIP award be paid on a deferred basis.

        Dividend Equivalents.    The Committee in its sole discretion is authorized grant dividend equivalents to employees with outstanding share awards (other than stock options or SARs), entitling such employees to receive payments (in cash or shares of Common Stock) equivalent to the amount of cash or share dividends paid by the Company to holders of Common Stock.

        Shares in Lieu of Cash    The Committee may award shares of Common Stock in lieu of all or part of any compensation that otherwise is payable in cash to an employee by Interpublic or any of its subsidiaries or affiliates. If shares of Common Stock are issued in lieu of cash, the number of shares to be issued must have a fair market value equal to or less than the amount of cash otherwise payable.

Foreign Benefits

        The Committee may grant awards to employees of Interpublic and its subsidiaries and affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no award may be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

Unvested Awards Upon Termination of Employment

        If the employment of the holder of an award terminates for any reason other than the death or disability of such holder, any portion of the award that is not vested or does not become vested under the terms of the Plan will be forfeited unless the Committee in its sole discretion determines otherwise. If the employment of the holder of an award terminates for "cause," all of his outstanding awards will be canceled unless the Committee provides otherwise in the applicable award agreement.

Nontransferability

        Unless the Committee shall permit (on such terms and conditions as it shall establish) an award to be transferred to a member of a participant's immediate family or to a trust, partnership, corporation, or similar vehicle, the parties in interest in which are limited to the participant and members of the participant's immediate family, no award may be assignable, transferable, or subject to a lien, except by will or by the laws of descent and distribution.

Change of Control

        Upon the occurrence of a "change of control," all awards then outstanding will immediately become fully vested and any performance-based awards and EIP awards will pay at target. A change of control is defined by the Plan to mean, in general, the occurrence of any of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of Interpublic's then-outstanding stock; (ii) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of Interpublic possessing 30 percent or more of the combined voting power of Interpublic's then-outstanding stock; (iii) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from Interpublic that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of Interpublic immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or (iv) during any 12-month period, a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

Adjustments

        Upon the occurrence of a "corporate transaction" that affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and kind of shares that thereafter may be made the subject of awards, (ii) the number and kind of shares that are subject to outstanding awards, and (iii) the grant, exercise, or conversion price of any award. In addition, the Committee may make provisions for a cash payment (in lieu of stock) to a participant or other person holding an outstanding award. A "corporate transaction" is defined by the Plan to mean, in general, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

Repricing and Exchange of Options

        Except adjustments to preserve, or prevent the enlargement of, benefits of a participant in the Plan in connection with a corporate transaction (as defined above), the Committee is not permitted to reprice or exchange stock options without the approval of Interpublic's shareholders.

Amendment of the Plan

        The Board of Directors or the Committee may amend, suspend, or terminate the Plan, or any portion thereof, at any time; provided that no amendment may be made without shareholder approval if (i) shareholder approval is required by law, regulation stock exchange listing requirement or a provision of the Plan or (ii) if the amendment would increase the number of shares of Common Stock available for awards under the Plan, other than in connection with a corporate transaction as described above. Without the written consent of an affected participant, no termination, suspension, or modification of the Plan may adversely affect any right of such participant under the terms of an award granted before the date of such termination, suspension, or modification.

Use of Proceeds

        All proceeds received by Interpublic from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

Effective Date and Duration of the Plan

        The Plan will become effective on the date that it is approved by Interpublic's stockholders. No awards may be granted under the Plan after the annual meeting of Interpublic's stockholders in 2019. Upon stockholder approval of the Plan, no further awards may be made under the 2006 Plan.

U.S. Federal Income Tax Consequences

        The material U.S. federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, with respect to employees who are subject to U.S. income tax are as follows:

        Non-Qualified Stock Options.    The grant of non-qualified stock options to an employee will have no tax consequences to the employee or to Interpublic or its subsidiaries or affiliates. In general, upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount.

        ISOs.    The grant of ISOs to an employee will have no tax consequences to the employee or to Interpublic or its subsidiaries or affiliates. In general, upon the exercise of an ISO, the employee will not recognize income, and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares' fair market value on the exercise date over the exercise price is included in the employee's income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, (i) any gain realized by the employee upon the disposition of the shares, up to the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, (ii) the balance of any gain or any loss will be treated as a capital gain or loss, and (iii) the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

        With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

        If an award is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee will recognize ordinary income, and the employer will be entitled to claim a deduction, as of the earlier of the date the shares become transferable or the date the shares cease to be subject to a substantial risk of forfeiture. The amount of the employee's income and the employer's deduction will be equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee.

        An employee whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income, and the amount of the employer's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

        When an employee sells any shares acquired under a nonqualified stock option or any other award other than an ISO, the employee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the employee's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

        When a cash payment is made to an employee, the employee will recognize the amount of the cash payment as ordinary income, and the employer generally will be entitled to a tax deduction in the same amount.

        In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. However, "performance-based compensation" is not subject to this deduction limit. The Plan permits the grant of both awards that are intended to qualify as performance-based compensation, such as options, SARs, performance-based awards, and EIP awards, and awards that do not so qualify, such as employment-based restricted stock and restricted stock units, performance-based awards that do not satisfy certain requirements, and awards of shares of Common Stock in lieu of cash.

        In general, the value of any accelerated vesting or payment, or any payment or settlement of an award under the Plan that is considered to be contingent on a change of control might be subject to federal tax rules that apply to "parachute payments." In general, if the present value of all compensation to a "disqualified individual" (any one of a limited class of stockholders, officers, and highly compensated employees) that is contingent on a change in control (as defined in the Code and Treasury regulations) equals or exceeds three times the individual's "base amount" (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the compensation that is contingent on the change in control over the individual's base amount, and the employer will be denied a tax deduction for such excess. For purposes of the tax rule, payments outside of the Plan that are contingent on a change in control are added to the value of such compensation payable under the Plan. In any event, any amount that represents reasonable compensation for services actually rendered will not be treated as compensation that is contingent on a change in control.

New Plan Benefits

        The selection of employees to receive awards under the Plan will be determined by the Committee in its discretion. Therefore, the actual awards or the value of benefits that will be received under the Plan by any individual or group is not determinable. On April 6, 2009, the closing price of the Common Stock on the New York Stock Exchange was $4.81 per share.

Vote Required

        The affirmative vote of a majority of the shares of the Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2009
PERFORMANCE INCENTIVE PLAN.

3.    PROPOSAL TO ADOPT THE 2009 NON-MANAGEMENT
DIRECTORS' STOCK INCENTIVE PLAN

        The Board of Directors has adopted, and is submitting to stockholders for approval, the 2009 Non-Management Directors' Stock Incentive Plan.

Background

        In 2004, the shareholders of Interpublic approved the Interpublic Non-Management Directors' Stock Incentive Plan (the "2004 Directors Plan") for the purpose of enabling Interpublic to make equity compensation awards to its non-management directors. A description of the awards currently provided to non-management directors under the plan is set forth in this Proxy Statement under the heading "Election of Directors—Corporate Governance Practices and Board Matters—Non-Management Directors' Compensation".

        The 2004 Directors' Plan provided for the grant of a total of 200,000 shares of Common Stock. As of March 31, 2009, only 53,432 shares of Common Stock remained available for future awards under the 2004 Directors' Plan.

        The 2009 Non-Management Directors' Stock Incentive Plan.    The Board of Directors believes that it is in the best interest of Interpublic and its stockholders to adopt a new plan that will permit Interpublic to continue to provide equity compensation to its non-management directors.

        On March 26, 2009, the Board of Directors adopted the 2009 Non-Management Directors' Stock Incentive Plan (the "Plan"), subject to approval by Interpublic's stockholders. The Board believes that the new plan will enable Interpublic to continue to attract and retain qualified people to serve as directors, and to enhance shareholder value by aligning the interests of the participating directors with stockholders through the granting of equity awards.

Description of the Non-Management Directors' Stock Incentive Plan

        The text of the Plan is annexed hereto as Appendix B and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

Administration

        The Plan is administered by the Corporate Governance Committee of the Board of Directors (the "Committee").

Eligibility

        Participation in the Plan is limited to directors who are not employees of Interpublic or any of its subsidiaries ("Non-Management Directors"). Each of the seven nominees for election as a director at this Annual Meeting who is not an employee of Interpublic or its subsidiaries will be an eligible participant.

Shares Available

        An aggregate of 900,000 shares of Common Stock will be reserved for issuance under the Plan. These shares may be authorized but unissued shares, treasury shares or shares purchased by Interpublic in the open market. The number of shares reserved for issuance under the Plan is subject to proportionate adjustment by the Corporate Governance Committee to the extent required to prevent dilution Tor enlargement in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares or other similar event.

        In determining at any time the number of shares of Common Stock available for future awards under the Plan, if an award (i) terminates, lapses or is forfeited without the issuance of shares, (ii) is otherwise settled without the delivery of the full number of shares underlying the award, (iii) is settled in cash in lieu of shares, or (iv) is exchanged (prior to the issuance of shares) for awards not involving shares, then the shares covered by such award or to which such award relates will, to the extent of such termination, lapse, settlement or exchange, be available again for future awards.

Awards

        The following types of awards are granted in accordance with the specifications of the Plan or are available for grants as the Committee may determine from time to time in its discretion:

        Unrestricted Shares.    Unrestricted shares are shares of Common Stock that are not subject to forfeiture and are free of any and all restrictions on transfer.

        Restricted Shares.    Restricted shares are shares of Common Stock that for an initial period of time are not transferable and are subject to forfeiture. A Non-Management Director who receives a grant of restricted shares has all rights of ownership with respect to the restricted shares, including the right to vote and to receive dividends, except that, prior to the expiration of a three-year restriction period that begins on the date of grant (other than the anticipated grant of restricted shares in May 2009, as set forth in the Plan, for which the restriction period will end on January 31, 2012), the Non-Management Director is prohibited from selling, assigning, pledging, hypothecating or otherwise transferring the restricted shares. If a Non-Management Director's service terminates for any reason (other than death or disability) prior to the expiration of the three-year restriction period all of such restricted shares will be forfeited, unless the Committee in its discretion determines otherwise. If a Non-Management Director's service as a director ceases due to death or disability, all restrictions on the director's restricted shares will lapse, and the shares will vest and become transferable, without regard to the amount of time since the date of grant.

        Restricted Share Units.    Restricted share units entitle the holder to receive at a specified time in the future (generally the grantee's cessation of service as a Non-Management Director) a payment in an amount equal to the fair market value of the corresponding number of shares of Common Stock as of the date of cessation of service, payable in cash or in shares of Common Stock, as determined by the Committee. If a Non-Management Director's service as a director terminates for any reason (other than death and disability) prior to the expiration of the three-year restriction period all of such restricted share units will be immediately forfeited without any payment to the Non-Management Director, unless the Committee in its discretion determines otherwise. If a Non-Management Director's service as a director ceases due to death or disability, the restricted share units will become fully vested, without regard to the amount of time since the date of grant. The Committee, in its discretion may credit the restricted share unit balance of a Non-Management Director with additional restricted share units corresponding to the dividends that are paid from time to time on the Common Stock. Restricted share units are not transferable other than by will or the laws of descent and distribution.

        Stock Options.    Stock options entitle the holder to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Any options granted become exercisable three years after the date of grant and have a term of ten years, unless sooner terminated. If the holder of an option ceases to be a Non-Management Director before the option is exercisable, the option is forfeited. Any options that are not so forfeited will remain exercisable by the Non-Management Director or his or her legal representatives, heirs or beneficiaries for up to 36 months after the individual ceases to be a Non-Management Director, but in no event after the expiration of the ten-year option term. Options are not transferable other than by will or the laws of descent and distribution.

Restricted Share Grant on May 29, 2009

        On May 29, 2009, each Non-Management Director who is then serving on the Board of Directors will receive a grant of restricted shares having an aggregate market value of $80,000.

Termination and Amendment of the Plan

        The Plan may be terminated or amended by the Committee or the Board of Directors as it deems advisable; provided however that no amendment may revoke or alter in a manner unfavorable to a participant any grant of options, unrestricted shares, restricted shares or restricted share units then outstanding, nor may the Committee or the Board of Directors amend the Plan without stockholder approval if such approval is required by any applicable law, regulation or securities exchange listing requirement. No awards under the Plan may be made after May 31, 2019.

Federal Income Tax Consequences

        The material federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and regulations thereunder, are as follows:

        In the case of a grant to a director of restricted shares that are nontransferable and subject to a substantial risk of forfeiture, the director will recognize ordinary income, and Interpublic will be entitled to claim a deduction, as of the earlier of the date the shares become transferable or the date the shares cease to be subject to a substantial risk of forfeiture. The amount of the director's income and Interpublic's deduction will be equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first).

        A director whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If a director makes this election, the amount of ordinary income, and the amount of Interpublic's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

        In the case of a grant to a director of unrestricted shares, including shares granted to settle restricted stock units, the director generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date of grant), and Interpublic generally will be entitled to a tax deduction in the same amount.

        When a cash payment is made to a director, the director will recognize the amount of the cash payment as income, and Interpublic generally will be entitled to a tax deduction in the same amount.

        The grant of a stock option to a director will not have tax consequences to the director or to Interpublic. In general, upon the exercise of a stock option, the director will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and Interpublic generally will be entitled to a tax deduction in the same amount.

        When a director sells shares that Interpublic granted to the director or shares that the director acquired under a stock option granted by Interpublic, the director will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the director's basis in the shares. In general, the director's basis in any such shares will be equal to the amount of ordinary income that the director recognized in connection with the receipt or acquisition of the shares plus any amount paid for the shares.

New Plan Benefits 2008

        The following table presents the benefits that would have been received in 2008 by each of the following persons and groups if the Plan had been in effect in 2008.

Name and Position	Unrestricted Shares	Restricted Shares	Aggregate Dollar Value
Michael I. Roth	0	0	0
Chairman of the Board and Chief Executive Officer
Frank Mergenthaler	0	0	0
Executive Vice President and Chief Financial Officer
John Dooner, Jr.	0	0	0
Chairman and CEO of McCann Worldgroup
Philippe Krakowsky	0	0	0
Executive Vice President Strategy and Corporate, Relations
Timothy A. Sompolski	0	0	0
Executive Vice President, Chief Human Resources Officer
Executive Group	0	0	0
Non-Management Director Group		149,688	$720,000	(1)
Non-Executive Officer Employee Group	0	0	0

(1)
Assumes that the restricted stock and unrestricted shares of Common Stock were issued to the Non-Management Directors' on April 6, 2009, on which date the average of the high and low trading prices of the Common Stock, as reported on NYSE, was $4.81 per share.

Vote Required

        The favorable vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2009 NON-MANAGEMENT
DIRECTORS' STOCK INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2008, regarding the shares of Common Stock available for future issuance under Interpublic's equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Stock Options (b)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders	41,556,812	$19.19	34,998,847
Equity Compensation Plans Not Approved by Security Holders(4)	628,500	$27.53

Total	42,185,312	$19.40	34,998,847

(1)
Includes a total of 12,722,620 performance-based share awards made under the 2004 Performance Plan and 2006 PIP representing the target number of shares to be issued to employees following the completion of the 2006-2008 performance period (the "2008 LTIP Share Awards"), the 2007-2009 performance period (the "2009 LTIP Share Awards"), and the 2008-2010 performance period (the "2010 LTIP Share Awards"), respectively. The computation of the weighted-average exercise price in column (b) of this table does not take into account the 2008 LTIP Share Awards, the 2009 LTIP Share Awards or the 2010 LTIP Share Awards, which do not have an exercise price.

(2)
Includes a total of 4,711,769 restricted share unit and performance-based awards ("Share Unit Awards") which may be settled in shares or cash. The computation of the weighted-average exercise price in column (b) of this table does not take into account the Share Unit Awards, which do not have an exercise price. Each Share Unit Award actually settled in cash will increase the number of shares of Common Stock available for issuance shown in column (c).

(3)
Includes (i) 20,754,412 shares of Common Stock available for issuance under the 2006 PIP, (ii) 14,191,003 shares of Common Stock available for issuance under the 2006 Stock Purchase Plan and (iii) 53,432 shares of Common Stock available for issuance under the 2004 Directors' Plan.

(4)
Consists of special stock option grants awarded to certain True North executives following our acquisition of True North (the "True North Options"). The True North Options have an exercise price equal to the fair market value of Common Stock on the date of the grant. The terms and conditions of these stock option awards are governed by Interpublic's 1997 Performance Incentive Plan. Generally, the options become exercisable between two and five years after the date of the grant and expire ten years from the grant date.

4.    APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Interpublic for 2008. This firm has been Interpublic's independent auditors since 1952. PricewaterhouseCoopers LLP has advised Interpublic that it is an independent registered public accounting firm with respect to Interpublic and its subsidiaries within the meaning of the rules and regulations of the SEC.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

        Interpublic is submitting to the vote of shareholders at the annual Meeting a proposal to confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Interpublic for the year 2009. Interpublic is submitting this proposal to a vote of shareholders because the Board of Directors believes that such action follows sound corporate practice. If shareholders do not confirm the appointment of the independent registered public accounting firm, the Board of Directors will consider it a direction to consider selecting other auditors for 2009. However, even if you confirm the appointment, the Board of Directors may still appoint a new independent registered public accounting firm at any time during 2009 if it believes that such a change would be in the best interests of Interpublic and its shareholders.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services performed in connection with the consolidated financial statements and reports for fiscal years 2008 and 2007, respectively, and for other services rendered during those years with respect to Interpublic and its subsidiaries.

Fee Category	2008 ($)	% of Total	2007 ($)	% of Total
Audit Fees	42,400,000	89.2%	48,370,000	89.7%
Audit Related Fees	642,000	1.3%	837,000	1.5%
Tax Fees	4,459,000	9.4%	4,674,000	8.7%
All Other Fees	42,000	0.1%	49,000	0.1%
Total Fees	47,543,000	100%	53,930,000	100%

        Audit Fees:    Consists of fees and out-of-pocket expenses billed for professional services rendered for the audit of Interpublic's consolidated financial statements and the audit of the effectiveness of Interpublic's internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, attest services, except those not required by statute or regulation.

        Audit Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, compliance audits and reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

        All Other Fees:    Other fees consisted of the performance of studies related to information technology and human resources.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee approves all audit and permissible non-audit services provided by the independent auditors. The permissible non-audit services may include audit-related services, tax-related services and all other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to its Chairman for projects less than $100,000, who must report any decision to the Audit Committee at the next scheduled meeting.

        The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic's financial reporting process. The Committee operates pursuant to a Charter approved by the Board.

        Management is responsible for Interpublic's consolidated financial statements and overall reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, Interpublic's independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of Interpublic's consolidated financial statements and expressing opinions as to the conformity of the annual consolidated financial statements with generally accepted accounting principles. With respect to the year ended December 31, 2008, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management;

  •
  Reviewed and discussed with PricewaterhouseCoopers LLP the scope, staffing and general extent of the audit;

  •
  Reviewed with management and PricewaterhouseCoopers LLP the selection, application and disclosure of Interpublic's critical accounting policies used in the preparation of Interpublic's annual audited financial statements;

  •
  Evaluated PricewaterhouseCoopers LLP's performance, qualifications and quality control procedures;

  •
  Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted, non-audit services performed by PricewaterhouseCoopers LLP;

  •
  Established clear policies with management for the hiring of current or former employees of PricewaterhouseCoopers LLP who participate in any capacity in Interpublic's audit;

  •
  Overseen compliance with Interpublic's Code of Ethics and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

  •
  Reviewed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, Interpublic's significant internal accounting and financial reporting controls and any significant deficiencies or material weaknesses relating to such internal accounting and financial reporting controls;

  •
  Reviewed and discussed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, any disclosures made to the Committee by Interpublic's Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS 90 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented; and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (PCAOB), discussed with PricewaterhouseCoopers LLP matters relating to that firm's independence and considered whether performance by PricewaterhouseCoopers LLP of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's assessment of internal control over financial reporting be included in Interpublic's Annual Report on Form 10-K for the year ended December 31, 2008.

                      David M. Thomas, Chairman
                      Jocelyn Carter-Miller
                      Richard A. Goldstein
                      H. John Greeniaus
                      Mary J. Steele Guilfoile
                      William T. Kerr

5.    SHAREHOLDER'S PROPOSAL ENTITLED "SPECIAL SHAREHOLDER MEETINGS"

        Interpublic is advised that a shareholder intends to present the proposal set forth below for consideration and action by shareholders at the Annual Meeting. The name and address of this shareholder and the number of shares of Common Stock the shareholder has stated that he owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the shareholder's proposal and supporting statement is as follows:

Text of Shareholder Proposal

        RESOLVED, shareowners ask our board to take the steps necessary consistent with state law to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting which would include the topic of election of directors.

Supporting Statement

        Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor return may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

        Fidelity and Vanguard supported a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds also favored this right. The Corporate Library and Governance Metrics International have taken special meeting rights into consideration when assigning company ratings.

        This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor	)
First Energy (FE)	67%	Chris Rossi
Marathon Oil	69%	Nick Rossi

        The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company's corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

  •
  The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm, rated our company "High Concern" in executive pay.

  •
  Michael Roth, who also has two outside directorships, was awarded 500,000 options in 2007. This large option award raised concerns over the link between executive pay and company performance. Small increases in the company's stock price, that are completely unrelated to management performance, can result in large financial awards.

  •
  William Kerr, who received 21% in against votes and served on our audit and executive pay committees, also served on two boards rated "D" by The Corporate Library: Whirlpool (WHR) and Meredith (MDP).

  •
  John Greeniaus, received 21% in our against votes also served on our audit and executive pay committees in addition to the D-rated PRIMEDIA (PRM) board.

  •
  Jill Considine and Reginald Brack, who received our most against votes of 22% and 26% each served on our executive pay and nomination committees.

  •
  Against votes of 21% or higher were about 8-times the against votes received by some of our other directors who received less than 3% in against votes.

  •
  We had no shareholder right to:

      Cumulative voting.
      To call a special meeting.
      To vote on executive pay
      An independent Board Chairman

        The above concerns shows there is need for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

Special Shareholder Meetings
Yes on 5

Interpublic's Statement in Opposition

        The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

        Special Meetings—After careful consideration, the Board of Directors amended Interpublic's by-laws in 2008 to provide that shareholders representing 25% of the outstanding common stock may call a special meeting of shareholders, lowering the requirement from 50%. This change increases shareholders' access and ability to call a special meeting.

        As amended, our by-laws provide that a special meeting of shareholders may be called at any time by the Board, and must be called by the Chairman of the Board, a Co-Chairman of the Board or the Secretary of Interpublic upon the written request of either (i) a majority of the Board of Directors or (ii) the holders of not less than 25% of the outstanding common stock. This by-law provision conforms to the requirements of the Delaware Corporation Law.

        A special meeting of shareholders is not a matter to be taken lightly, and should be limited to extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. Depending on the circumstances, the prospect of a special meeting of shareholders may pose a significant threat of business disruption for our company, distraction for our employees, and put us at a competitive disadvantage as our clients and potential clients contend with the uncertainty of a pending meeting. We believe that in setting the vote threshold at 25%, the Board has effectively balanced the rights and prerogatives of ownership with prudent concern about potential misuse. Even at 25%, as few as three of our current institutional owners acting in concert may convene a special meeting.

        For a company with as many shareholders as Interpublic, furthermore, a special meeting of shareholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting.

        Current Shareholder Access—As set forth on pages 5 and 9, shareholders have the ability to present proposals at the Annual Meeting and make director nominations, in accordance with the information requirements set forth in the by-laws and have the ability submit proposals for inclusion in the proxy statement in accordance with the procedures set forth Securities and Exchange Commission rules. Shareholders also have the ability to recommend director nominees to the Corporate Governance Committee of the Board and to communicate concerns to the Board outside of the framework of the Annual Meeting. (See "Communications with the Board of Directors and Non-Management Directors" on page 10.)

        Directors' Business Judgment—The current by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of shareholders to convene a special meeting.

Vote Required

        The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

 INFORMATION FOR SHAREHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.

        Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and proxy statement (as well as other shareholder communications from the issuer) to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic's proxy materials. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic's Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary or by calling Corporate Communications at (212) 704-1200. Your notification should include the name of your brokerage firm or bank and your account number.

        If your household received only single copy of the 2008 Annual Report or this Proxy Statement and you would like to receive a separate copy, please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF
COMPANIES, INC. SAVINGS PLAN.

        Participants in The Interpublic Group of Companies, Inc., Savings Plan (the "Plan") may vote the number of shares of Interpublic's Common Stock equivalent to the interest in Interpublic's Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to JPMorgan Chase Bank, N.A. ("JPMorgan"), the trustee of the Plan, pursuant to the proxy card being mailed with this document to Plan participants. JPMorgan will vote shares in accordance with duly executed instructions if received on or before May 27, 2009. If JPMorgan does not receive timely instructions, the shares of Common Stock equivalent to the interest in Interpublic's Common Stock credited to that participant's account, pursuant to the terms of the Trust Agreement executed by Interpublic and JPMorgan, will not be voted by JPMorgan. JPMorgan will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that JPMorgan votes the Common Stock for which it receives timely instructions.

SOLICITATION OF PROXIES

        This solicitation of proxies is made on behalf of the Board of Directors of Interpublic. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax, e-mail or other means by officers, directors and employees of Interpublic, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees for the account of their customers will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by Interpublic. D.F. King & Co., New York, N.Y., has been retained to assist Interpublic in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $14,000, plus reasonable out-of-pocket expenses. Interpublic also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

        The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                      By Order of the Board of Directors,
                      Nicholas J. Camera
                       Secretary

April 30, 2009

APPENDIX A

THE INTERPUBLIC GROUP OF COMPANIES, INC.
2009 PERFORMANCE INCENTIVE PLAN

Section 1.    Purpose.

        The purposes of the Plan are to promote the interests of the Company and its shareholders by enabling the Company to:

        (a)   attract, retain, and motivate talented individuals as Eligible Employees;

        (b)   provide Eligible Employees with cash and equity-based incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

        (c)   provide Eligible Employees with incentives and opportunities tied to the Company's Common Stock.

Section 2.    Definitions.

        Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

        "Affiliate" means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company has a "controlling interest," as defined in Treas. Reg. §§ 1.409A-1(b)(5)(iii)(E)(1) and 1.414(c)-2(b)(i), provided that the language "at least 40 percent" is used instead of "at least 80 percent" each place it appears in Treas. Reg. § 1.414(c)-2(b)(2)(i).

        "Award" means any grant or award under the Plan, as evidenced in an Award Agreement.

        "Award Agreement" means (a) any written agreement with respect to an Award that is entered into and delivered to a Participant as provided in Section 12(a) hereof, and any amendment thereto, or (b) an EIP Award.

        "Board" means the Board of Directors of the Company.

        "Cause" means, with respect to any Participant: (a) a material breach by the Participant of a provision in an employment agreement with Interpublic or an Affiliate that, if capable of being cured, has not been cured within 15 days after the Participant receives written notice from his Employer of such breach; (b) misappropriation by the Participant of funds or property of the Company or an Affiliate; (c) any attempt by the Participant to secure any personal profit related to the business of the Company or an Affiliate that is not approved in writing by the Board or by the person to whom the Participant reports directly; (d) fraud, material dishonesty, gross negligence, gross malfeasance, or insubordination by the Participant, or willful (1) failure by the Participant to follow the code of conduct of the Company or an Affiliate or (2) misconduct by the Participant in the performance of his duties as an employee of the Company or an Affiliate, excluding in each case any act (or series of acts) taken in good faith by the Participant that does not (and in the aggregate do not) cause material harm to the Company or an Affiliate; (e) refusal or failure by the Participant to attempt in good faith to perform the Participant's duties as an employee or to follow a reasonable good-faith direction of the Board or the person to whom the Participant reports directly that has not been cured within 15 days after the Participant receives written notice from his Employer of such refusal or failure; (f) commission by the Participant, or a formal charge or indictment alleging commission by the Participant, of a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) conduct by the Participant that is clearly prohibited by the policy of the Company or an Affiliate prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

        "Change of Control" means:

        (a)   Subject to items (b) and (c) of this definition below, the first to occur of the following events:

    (1)
    Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of the Company's then-outstanding stock;

    (2)
    Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of the Company possessing 30 percent or more of the combined voting power of the Company's then-outstanding stock;

    (3)
    Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

    (4)
    During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.

        (b)   A Change of Control shall not be deemed to occur by reason of:

    (1)
    The acquisition of additional control of the Company by any person or persons acting as a group that is considered to "effectively control" the Company (within the meaning of guidance issued under Section 409A of the Code); or

    (2)
    A transfer of assets to any entity controlled by the shareholders of the Company immediately after such transfer, including a transfer to (A) a shareholder of the Company (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by the Company, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.

        (c)   Notwithstanding any other provision of this definition, a Change of Control shall not be deemed to have occurred unless the relevant facts and circumstances give rise to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee established by the Board pursuant to Section 3 hereof.

        "Common Stock" means the Company's $0.10 par value common stock.

        "Company" means The Interpublic Group of Companies, Inc.

        "Corporate Transaction" means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

        "Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

        "Dividend Equivalent" means an Award of a contractual right to receive payments equivalent to the amount of dividends paid with respect to Shares, as described in Section 10(a) hereof.

        "Eligible Employee" means any employee of the Company, its Subsidiaries, or its Affiliates determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. However, this term does not include directors who are not employees of such entities.

        "Employer" means, with respect to a Participant as of any date, the Company, Subsidiary, or Affiliate that employs the Participant as of such date.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Executive Incentive Performance Award" or "EIP Award" means the target bonus established by the Committee for a Participant, which may be communicated to the Participant in the form of a letter, granted under Section 9 hereof and payable in cash, Shares, or a combination, in accordance with the terms of the Award.

        "Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

        "Full Value Award" means an Award, other than an Option, SAR or Dividend Equivalent, that is settled by the issuance of Shares.

        "Incentive Stock Option" or "ISO" means an Option intended to meet the requirements of Section 422 of the Code.

        "Nonstatutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        "Option" means the right to purchase the number of Shares specified by the Committee, at a price and during a term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

        "Other Stock-Based Awards" means an equity-based or equity-related Award granted under Section 7 hereof that is not otherwise described by the terms of the Plan.

        "Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

        "Performance Cash" means an Award of a contractual right granted under Section 8 hereof to receive a dollar amount that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Committee.

        "Performance Criteria" means earnings per share (basic or diluted); operating income; operating profit after tax; operating income growth; net operating profit; gross or operating margins; operating efficiency; revenue; revenue growth; organic revenue growth; return on equity; Share price (including growth measures and total shareholder return); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); net sales or revenue growth; return measures (including return on assets, capital, invested capital, equity, sales, or revenue); productivity ratios; expense targets; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a "covered employee" within the meaning of Section 162(m)(3) of the Code. Performance Criteria may relate to the performance of (a) the Company, (b) a Subsidiary, (c) an Affiliate, (d) a division or unit of the Company, any Subsidiary, or any Affiliate, (e) an office, group of agencies, or all or part of any agency system, (f) the Participant, or (g) any combination of the foregoing, as measured either in absolute terms or in comparison with the performance of other companies.

        "Performance Objectives" mean, for any Award that is contingent in whole or in part on achievement of performance objectives, the objectives or other performance levels with respect to specified Performance Criteria that are measured over a Plan Year or other specified period for the purpose of determining the amount of the Award and/or whether the Award is granted or vested. With respect to any Award to a "covered employee" (within the meaning of Section 162(m)(3) of the Code) that is intended to qualify as "other performance-based compensation" (within the meaning of Section 162(m)(4)(C) of the Code), the applicable Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period of service (within the meaning of Treas. Reg. § 1.162-27(e)(2)(i)) to which the Performance Objectives relate (or, if sooner, before 25 percent of such period of service has elapsed), at a time when achievement of the Performance Objectives is substantially uncertain.

        "Performance Period" means the period over which achievement of Performance Objectives set forth in an Award is measured. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. Except with respect to an EIP Award, the duration of a Performance Period shall not be less than one year. If the amount payable under a multi-year Award is determined based on performance in more than one period of service (e.g., the Performance Objectives for an Award covering three years are based on annual performance in each of the three years, rather than cumulative performance over the three-year period), the Performance Period for such Award shall be the period that begins on the first day of the first applicable period of service and ends on the last day of the last applicable period of service.

        "Performance Shares" or "Performance Units" means an Award of a contractual right granted under Section 7 hereof to receive cash, Shares, or a combination, that becomes vested upon the attainment, in whole or in part, of Performance Objectives specified by the Committee.

        "Plan" means The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan, as set forth herein and amended from time to time.

        "Plan Year" means the calendar year.

        "Prior Plan" means The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan and The Interpublic Group of Companies, Inc. 1997 Performance Incentive Plan.

        "Restricted Period" means a period during which an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that, to the extent permitted by Sections 11 and 12(a) hereof, a Restricted Period may terminate before the expiration of one year, in connection with a Change of Control or a Participant's Termination of Employment due to Retirement, death, or Disability.

        "Restricted Stock" means an Award of Common Stock granted under Section 6 hereof that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of conditions specified by the Committee, which may include Performance Objectives.

        "Restricted Stock Unit" means an Award of a contractual right granted under Section 6 hereof to receive an amount (payable in cash, Shares, or a combination, as determined by the Committee) that is based on the fair market value of a Share and that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of conditions specified by the Committee, which may include Performance Objectives.

        "Retirement" means, except as otherwise set forth in an Award Agreement, a Participant's Termination of Employment for a reason other than Cause (as determined by the Company) if, at the time of such Termination of Employment the Participant is eligible for retirement as approved by the Company.

        "Shares" means shares of Common Stock.

        "Stock Appreciation Right" or "SAR" means the right, denominated in Shares, to receive, upon surrender of the right, in whole or in part, but without payment, an amount (payable in cash, Shares, or a combination, as determined by the Committee) for each Share that does not exceed the excess of the fair market value of the Shares on the date of exercise over the fair market value of the Shares on the date of grant, subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

        "Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

        "Termination of Employment" means, for any Participant, except as otherwise provided in the Plan or an Award Agreement, the date of the Participant's "separation from service" (within the meaning of Section 409A(a)(2)(A)(i) of the Code) with the Participant's Employer and all other entities with which such Employer would have to be combined under Section 414(b) or (c) of the Code if the 80 percent ownership standard prescribed by Section 1563(a)(1), (2), and (3) of the Code, and Treas. Reg. § 1.414(c)-2, were replaced with a 50 percent ownership standard. For purposes of the Plan: (a) a Participant who is on a bona fide leave of absence and does not have a statutory or contractual right to reemployment shall be deemed to have had a "separation for service" on the first date that is more than six months after the commencement of such leave of absence. However, if the leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of six months or more, and such impairment causes the Participant to be unable to perform the duties of his position of employment or any substantially similar position of employment, the preceding sentence shall be deemed to refer to a 29-month period rather than to a six-month period; and (b) a sale of assets by the Company or an Affiliate to an unrelated buyer that results in the Participant working for the buyer or one of its affiliates shall not, by itself, constitute a "separation from service" unless the Company or the Participant's Employer, with the buyer's written consent, so provides in writing 60 or fewer days before the closing of such sale.

Section 3.    Administration.

        (a)    The Committee.    The Plan shall be administered by a committee (the "Committee") of outside directors (within the meaning of Treas. Reg. § 1.162-27(e)(3)) that satisfies the requirements of Rule 16b-3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

        (b)    Committee Powers.    The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

        (c)    Committee Action.    The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

        (d)    Awards.    Subject to the provisions of the Plan, the Committee is authorized to grant the following Awards:

    (1)
    Options and SARs,

    (2)
    Restricted Stock,

    (3)
    Restricted Stock Units,

    (4)
    Performance Shares,

    (5)
    Performance Units,

    (6)
    Other Stock-Based Awards,

    (7)
    Performance Cash,

    (8)
    Executive Incentive Performance Awards,

    (9)
    Dividend Equivalents, and

    (10)
    Shares in Lieu of Cash.

        (e)    Participants.    Subject to the provisions of the Plan, the Committee is authorized to designate the Eligible Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

        (f)    Correction of Defects, Omissions, and Inconsistencies.    The Committee may correct any defect, remedy any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry out the intent of the Plan and such Award.

        (g)    Delegation.    If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 or any other provision of the Plan to one or more of its members or to one or more persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation.

Section 4.    Shares Available for Awards.

        (a)    Basic Limitations.    Subject to the provisions of subsections (b) through (f) of this Section 4, the number of Shares available for grant to Participants under the Plan (the "Share Authorization") shall be:

    (1)
    20,000,000 Shares for grant of Full Value Awards and Dividend Equivalents, plus

    (2)
    the sum of—

    (A)
    the number of Shares available for grant of Options and SARs under the Prior Plans as of the effective date of the Plan (as specified by Section 12(s) hereof); provided, that any such Shares shall be available for grant only as the subject of Options or SARs,

    (B)
    the number of Shares available for grant of Full Value Awards under the Prior Plans as of the effective date of the Plan (as specified by Section 12(s) hereof) provided, that any such Shares shall be available for grant only as the subject of Full Value Awards, and

    (C)
    the number of Shares that, as of such effective date, are subject to outstanding awards under the Prior Plans and that, on or after such effective date, cease to be subject to such awards for any reason other than by reason of exercise or settlement of such awards to the extent such awards are exercised for or settled in Shares; provided that any such Shares that were the subject of Options or SARs shall be available for grant only as the subject of Options or SARs and any such Shares that were the subject of Full Value Awards shall be available for grant only as the subject of Full Value Awards.

        (b)    Aggregate Limitation on ISOs.    Subject to the adjustment provisions in Section 4(e) hereof, in any Plan Year, ISOs may be granted with respect to no more than 200,000 Shares.

        (c)    Individual Limitation of Awards.    Subject to the adjustment provisions in Section 4(e) hereof, the following limitations shall apply to Awards under the Plan:

    (1)
    No individual Participant shall be granted, in any Plan Year, Options and/or SARs with respect to more than 2,000,000 Shares in the aggregate;

    (2)
    No individual Participant shall be granted, in any Plan Year, performance-based grants of Restricted Stock and/or Restricted Stock Units with respect to more than 1,000,000 Shares in the aggregate;

    (3)
    No individual Participant shall be granted, in any Plan Year, Performance Shares, Performance Units, or Other Stock Based Awards that provide for more than 2,000,000 Shares in the aggregate; and

    (4)
    No individual Participant shall be granted, in any Plan Year, Performance Cash in an amount of more than $6,000,000.

For purposes of the individual limits set forth in this Section 4(c), any Awards that are canceled shall continue to count against the individual share and cash limits.

        (d)    Shares Available for Issuance.

    (1)
    The number of Shares covered by an Award shall count against the limitations prescribed by subsections (a) and (b), above, on the number of Shares available for award under the Plan only to the extent that such Shares are actually issued; provided, that the full number of Shares with respect to which SARs may be settled by the issuance of Shares shall count against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SARs.

    (2)
    If any Shares covered by an Award, or to which such an Award relates (A) terminate, lapse or are forfeited or canceled, (B) are otherwise settled without the delivery of the full number of Shares underlying the Award (except as provided in paragraph (2), above, with respect to SARs), (C) are settled in cash in lieu of Shares, or (D) are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan.

    (3)
    Shares that are (A) delivered in payment of the exercise price of an Option or (B) delivered to or withheld by the Company to pay withholding taxes related to an Option or SAR, shall not become available for issuance under this Plan.

    (4)
    The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares.

        (e)    Adjustment for Corporate Transactions.    In the event of a Corporate Transaction, the Committee shall (in order to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan), in such manner as the Committee deems equitable, adjust—

    (1)
    the number and kind of shares that thereafter may be made the subject of Awards,

    (2)
    the number and kinds of shares that are subject to outstanding Awards, and

    (3)
    the grant, exercise, or conversion price with respect to any of the foregoing.

Any shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the shares were issued. Additionally, the Committee may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of Shares subject to any Award shall always be a whole number.

        (f)    Acquisitions.    Unless required by law or regulation, no Shares underlying any Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company, a Subsidiary, or an Affiliate or with which the Company, a Subsidiary, or an Affiliate combines, shall count against the Shares available for Awards under the Plan.

Section 5.    Stock Options and SARs.

        (a)    Grant.    The Committee is authorized to grant Incentive Stock Options, Nonstatutory Stock Options, and SARs; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant. The Committee shall not grant "reload" Options (i.e., Options that are automatically granted to an optionee when the optionee uses Shares to pay the exercise price, or to satisfy withholding tax obligations associated with the exercise, of previously granted Options) or any Option or SAR that is not structured to be exempt from the requirements of Section 409A of the Code.

        (b)    Exercise Price and Grant Price.    The Committee shall establish the exercise price for each Option and the grant price for each SAR at the time the Option or SAR is granted. Neither the exercise price nor the grant price shall be less than 100% of the fair market value of the Shares subject to the Option or SAR on the date of grant. Except as required by Section 4(e) hereof, the Committee may not (1) reprice Options or SARs or (2) exchange Options or SARs for cash, stock or other consideration without the approval of the Company's shareholders.

        (c)    Exercise.    Each Option and SAR shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter; provided that unless the Option or SAR becomes vested earlier pursuant to Section 11 or 12(e) hereof, an Option or SAR may not be exercised in whole or in part during the twelve-month period commencing on the date on which the Option or SAR was granted. The Committee may impose such conditions on the exercise of Options and SARs as it determines to be appropriate, including conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price of an Option may be made (i) in cash, (ii) if and to the extent permitted by the Committee, by exchanging Shares owned without restriction for a period of at least six months, or the ownership of which is attested to, by the optionee, or (iii) by a combination of the foregoing. The combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender shall be equal to (or greater than) the aggregate exercise price. The Committee may not authorize a loan to an optionee to assist the optionee in making payment of the exercise price under an Option or in meeting the optionee's tax obligations associated with the exercise of an Option.

        (d)    Term.    An Option or SAR shall be exercisable for a term determined by the Committee, which shall not be longer than ten years from the date on which the Option or SAR is granted.

        (e)    Termination of Employment other than for Cause.    Other than as forth in this Section 5(e) or an applicable Award Agreement, an Option or SAR shall be exercisable following a Participant's Termination of Employment only to the extent determined by the Committee under Section 11 hereof; provided that, subject to the requirements of any Incentive Stock Option:

    (1)
    If (A) the Participant's age as of his Termination of Employment is 55 or older, (B) the Participant has completed 10 or more years of service with the Company and its Affiliates, and (C) the Participant's Termination of Employment is not due to Cause or the Participant's death or Disability, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option or SAR held by the Participant at the time of his Termination of Employment, to the extent such Option or SAR is vested (as determined by the Committee under Section 11 hereof), for a period of up to three years following such Termination of Employment, but not after the date the Option or SAR otherwise expires.

    (2)
    If the Participant's Termination of Employment is due to the Participant's death, any Option or SAR held by the Participant at the time of his death shall become vested and the Participant's beneficiary or personal representative may exercise such Option(s) and SAR(s) for a period of up to one year following such Participant's death, but not after the date the Option or SAR otherwise expires.

    (3)
    If the Participant's Termination of Employment is due to the Participant's Disability and the Participant's Termination of Employment occurs 12 or more months after the date on which an Option or SAR was granted, the applicable Award shall be vested on a pro-rata basis, based on the number of completed months from the date of grant to the Participant's Termination of Employment. The Participant may exercise the vested portion of each such Option and SAR for a period of up to one year following such Termination of Employment, but not after the date the Option or SAR otherwise expires.

    (4)
    If the Participant's Termination of Employment is due to any reason, other than for Cause, not described in paragraph (1), (2) or (3), above, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option or SAR held by the Participant at the time of such Termination of Employment, to the extent such Option or SAR is vested (as determined by the Committee under Section 11 hereof), for a period of up to three months following such Termination of Employment, but not after the date the Option or SAR otherwise expires.

    (5)
    If the Participant's Termination of Employment is for Cause, the Option or SAR shall be canceled immediately upon the Participant's Termination of Employment and shall not be exercisable thereafter.

Except to the extent otherwise provided in an Award Agreement, or as otherwise authorized by the Committee, a Participant's "Termination of Employment" for purposes of determining (i) the extent to which any Option or SAR is vested or (ii) the exercise period for any Option or SAR shall be deemed to occur on the date as of which the Participant is withdrawn from the payroll of the Participant's Employer.

Section 6.    Restricted Stock and Restricted Stock Units.

        (a)    Grant.    Subject to the limits set forth in the Plan, the Committee is authorized to determine the number of Shares of Restricted Stock and the number of Restricted Stock Units to be granted to a Participant, and the other terms and conditions applicable to such Restricted Stock and Restricted Stock Units, including the conditions for vesting of such Awards. As provided in Section 6(b) hereof, the Committee is authorized to make the vesting of all or part of an Award of Restricted Stock or Restricted Stock Units contingent on the achievement of Performance Objectives specified by the Committee. Each Award of Restricted Stock or Restricted Stock Units shall be subject to the terms and conditions set forth in the Plan, and to such additional terms and conditions as set forth in the applicable Award Agreement;

provided that no such additional term or condition shall be more favorable to a Participant than the terms and conditions set forth in the Plan.

        (b)    Performance-Based Grants.    The Committee is authorized to make the grant and/or the vesting of Awards of Restricted Stock and Restricted Stock Units contingent on the achievement of Performance Objectives specified by the Committee. If such Performance Objectives are not satisfied, the Award shall not be granted or become vested, as the case may be. Partial achievement of such Performance Objectives may result in the grant or vesting of a portion of the Award corresponding to the degree of achievement.

        (c)    Rights of Participant.    A Participant to whom Shares of Restricted Stock have been granted shall have absolute ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award Agreement. A Participant to whom Restricted Stock Units have been granted shall have no ownership interest in the Shares to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in Shares.

        (d)    Restrictions.

    (1)
    Restricted Stock.    Until the restrictions applicable to Restricted Stock shall lapse, the Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of. Unless the Restricted Stock vests earlier pursuant to Section 6(e), 11 or 12(e) hereof, the restrictions set forth in his Section 6(d)(1) shall lapse at the end of the Restricted Period.

    (2)
    Restricted Stock Units.    Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of at any time.

        (e)    Termination of Employment.

    (1)
    Other than (x) as set forth in paragraph (2), below, or an Award Agreement, and (y) as may be determined by the Committee under Section 11 hereof, if a Participant's Termination of Employment for any reason occurs before the restrictions applicable to Restricted Stock lapse, or before the Award of Restricted Stock Units becomes fully vested:

    (A)
    Any Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company, and all of the rights of the Participant with respect to such Stock shall immediately terminate without any payment of consideration by the Company; and

    (B)
    Any unvested Restricted Stock Units shall be immediately forfeited, and all of the rights of the Participant with respect to such Restricted Stock Units shall immediately terminate without any payment of consideration by the Company.

    (2)
    If the Participant's Termination of Employment is due to the Participant's death or Disability, a portion of any Award of Restricted Stock or Restricted Stock Units shall become vested as follows:

    (A)
    If the Award is not contingent on the achievement of Performance Objectives, the vested percentage of the Award shall be equal to a fraction, the numerator of which is equal to the number of completed months from the date on which the Award was granted until the Participant's Termination of Employment and the denominator of which is equal to the number of months from the grant date to the scheduled vesting date; and

    (B)
    If the Award is contingent on the achievement of Performance Objectives, a portion of the Award shall become vested only if the Participant's Termination of Employment occurs at least 12 months after the start of the applicable Performance Period. The vested percentage shall be equal to a service-based vesting percentage determined in accordance with subparagraph (A), above, adjusted up or down based on (i) in the case of the Participant's death, actual performance through the Participant's Termination Date and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant's Disability, actual performance through the end of the Performance Period.

        (f)    Settlement of Restricted Stock Units.    Except as otherwise provided in an applicable Award Agreement, and subject to Section 12(k) and (l) hereof, any vested Restricted Stock Units shall be settled on the earlier of (x) a date determined by the Company that is within 90 days after the Participant's death or (y) the following date:

    (1)
    If the Award is contingent on achieving Performance Objectives, a date that occurs during the calendar year next following the calendar year in which the Performance Period ends (but not before the last date until which the Participant is required to continue working for the Company or any Affiliate in order for the Award to become vested); and

    (2)
    If the Award is not contingent on achieving Performance Objectives, a date that occurs during the earlier of (A) the calendar year in which the vesting period ends (as set forth in the Award Agreement) and (B) the calendar year next following the calendar year in which the Participant's Termination of Employment occurs.

        (g)    Agreement by Participant Regarding Withholding Taxes.    Each Participant who receives Restricted Stock shall agree that, subject to the provisions of Section 6(d) hereof:

    (1)
    No later than the date of the lapse of the restrictions applicable to the Restricted Stock (or, if earlier, as soon as practicable after the Committee or the Company determines that the Restricted Stock is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 83(a)(1) of the Code), the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock; and

    (2)
    The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock. A Participant may elect to have any withholding tax obligation satisfied by—

    (A)
    having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

    (B)
    delivering to the Company such Restricted Stock or delivering to the Company other Shares;

      provided that the Committee may, in its sole discretion, disapprove any such election.

        (h)    Election to Recognize Gross Income in Year of Grant.    If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

        (i)    Foreign Laws.    Notwithstanding any other provision of the Plan, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including the tax laws, of any country other than the

United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 7.    Performance Shares, Performance Units, and Other Stock-Based Awards.

        (a)    Grant.    Subject to the limits set forth in the Plan, the Committee is authorized to determine the number (or, for Performance Units denominated in cash, the amount) of Performance Shares, Performance Units, and Other-Stock-Based Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Shares and Performance Units shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Committee, and any other conditions specified by the Committee. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

        (b)    Payment.    Payment of Performance Shares and Performance Units and Other Stock-Based Awards may be made in cash, Shares, or a combination, as determined by the Committee. For purposes of calculating the amount of any payment, the value of Shares shall be determined on the vesting or payout date, as applicable. Except as otherwise provided in an applicable Award Agreement, and subject to Section 12(k) and (l) hereof, any Performance Shares or Performance Units shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant's death or (2) a date that occurs during the calendar year next following the calendar year in which the applicable Performance Period is completed (but not before the last date until which the Participant is required to continue working for the Company or an Affiliate in order for the Award to become vested).

        (c)    Termination of Employment.

    (1)
    Other than (A) as set forth in paragraph (2), below, or an Award Agreement, and (B) as may be determined by the Committee under Section 11 hereof, if a Participant's Termination of Employment for any reason occurs before a Performance Share, Performance Unit, or Other Stock-Based Award becomes fully vested, the unvested portion of such Performance Share, Performance Unit, or Other Stock-Based Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company.

    (2)
    If (A) the Participant's Termination of Employment is due to the Participant's death or Disability and (B) such Termination of Employment occurs at least 12 months after the start of the applicable performance period, a portion of any Performance Shares, Performance Units, or Other Stock-Based Award shall be vested, as follows: first, the target number (or target amount) of Performance Shares, Performance Units or Other Stock-Based Awards shall be pro-rated based on the number of completed months from the first day of the Performance Period to the Participant's Termination Date, and then the pro-rated target number (or target amount) shall be adjusted up or down based on (i) in the case of a Participant's death, actual performance through the Participant's Termination Date and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant's Disability, actual performance through the end of the Performance Period.

Section 8.    Performance Cash.

        (a)    Grant.    Subject to the limits set forth in the Plan, the Committee is authorized to determine the amount of Performance Cash Awards to be granted to a Participant and the other terms and conditions of such Awards. The Performance Cash Awards shall become vested upon (and only to the extent of) the achievement of specified Performance Objectives specified by the Committee, and any other conditions specified by the Committee. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

        (b)    Payment.    Payment of Performance Cash Awards shall be may be made in cash, Shares, or a combination. Any Shares shall be valued in accordance with Section 9(d) hereof. Except as otherwise provided in an applicable Award Agreement, and subject to Section 12(l) hereof, any Performance Cash Award shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant's death or (2) a date that occurs during the calendar year next following the calendar year in which the applicable Performance Period is completed (but not before the last date until which the Participant is required to continue working for the Company or an Affiliate in order for the Award to become vested).

        (c)    Termination of Employment.

    (1)
    Other than (A) as set forth in paragraph (2), below, or an Award Agreement, and (B) as may be determined by the Committee under Section 11 hereof, if a Participant's Termination of Employment for any reason occurs before a Performance Cash Award becomes fully vested, the unvested portion of such Performance Cash Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such Award shall immediately terminate without any payment of consideration by the Company.

    (2)
    If (A) the Participant's Termination of Employment is due to the Participant's death or Disability and (B) such Termination of Employment occurs at least 12 months after the start of the applicable Performance Period, a portion of any Performance Cash Award shall be vested, as follows: first, the target amount of the Performance Cash Award shall be pro-rated based on the number of completed months from the first day of the Performance Period to the Participant's Termination Date, and then the pro-rated target amount shall be adjusted up or down based on (i) in the case of a Participant's death, actual performance through the Participant's Termination Date and estimated performance for the remainder of the Performance Period, and (ii) in the case of the Participant's Disability, actual performance through the end of the Performance Period.

Section 9.    Executive Incentive Performance Awards.

        (a)    EIP Awards.    The Committee is authorized to grant EIP Awards, in its sole discretion, with respect to a Performance Period that consists of all or part of a Plan Year.

        (b)    Determination of EIP Amounts.    The amount of an EIP Award shall be determined by the Committee and shall be contingent upon the achievement of Performance Objectives specified by the Committee. Partial achievement of such Performance Objective(s) may result in an Award corresponding to the degree of achievement. The Committee may, however, authorize payment of less than the amount corresponding to the degree of achievement of such Performance Objectives.

        (c)    Maximum Individual EIP Awards.    The maximum individual EIP Award permitted, with respect to any full Plan Year, is $6,000,000. If the Performance Period for an EIP Award is less than a full Plan Year, the $6,000,000 limit shall be pro-rated to reflect the length of the Performance Period. No Award issued under any Prior Plan shall count toward the maximum set forth in this Section 9(c), even if such other Award relates to a Plan Year or period of service that begins or ends after termination of the Prior Plan.

        (d)    Form and Timing of EIP Awards.    The Committee shall be responsible for determining the form and timing of EIP Awards under the Plan. In its discretion, the Committee may make any Award payable in cash, Shares, or a combination. Any Shares awarded under this Section 9 shall be valued by using the average closing price of the Shares on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which the Shares are awarded. Subject to Section 12(l) hereof, each individual EIP Award shall be paid on the earlier of (1) a date determined by the Company that is within 90 days after the Participant's death or (2) a date that occurs during the calendar year next following the calendar year in which the applicable Performance Period is completed (but not before the last date until which the Participant is required to continue working for the Company or an Affiliate in order for the Award to become vested); provided that the Committee shall have discretion to require a deferred payment schedule if such deferred payment schedule is established with the intent to comply with the requirements of Section 409A of the Code.

        (e)    Termination of Employment Other than for Cause.

    (1)
    Other than (A) as set forth in paragraph (2), below, or an EIP Award Agreement, and (B) as may be determined by the Committee under Section 11 hereof, if a Participant's Termination of Employment occurs before the payment due date for an EIP Award, such EIP Award shall be immediately forfeited, and all of the rights of the Participant with respect to any such EIP Award shall immediately terminate without any payment of consideration by the Company.

    (2)
    If the Participant's Termination of Employment is due to the Participant's death or Disability, a portion of the EIP Award shall be vested, as follows: first, the target amount of the EIP Award shall be multiplied by a fraction, the numerator of which is the number of completed months (not to exceed 12) from the first day of the Performance Period to the Participant's Termination of Employment and the denominator of which is the number of months in the Performance Period, and then the reduced target amount shall be adjusted up or down based on (A) in the case of a Participant's death, actual performance through the Participant's Termination Date and estimated performance for the remainder of the Performance Period, and (B) in the case of the Participant's Disability, actual performance through the end of the Performance Period.

Section 10.    Dividend Equivalents and Shares in Lieu of Cash.

        (a)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants having Full-Value Awards under which such Participant shall be entitled to receive payments (in cash or Shares, as determined in the discretion of the Committee) equivalent to the amount of cash or share dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine; provided that the payment terms of such Dividend Equivalents shall be set forth in writing and structured with the intent to comply with the requirements of Section 409A of the Code.

        (b)    Shares in Lieu of Cash.    The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall be equal to the number of whole Shares that have an aggregate fair market value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 11.    Termination of Employment.

        (a)    Termination Other than for Cause.    If a Participant incurs a Termination of Employment for any reason other than for Cause, the Participant shall be vested only in the portion of the Award (if any) in which the Participant was vested immediately before the Participant's Termination of Employment, except to the extent (1) expressly set forth in the Plan or applicable Award Agreement or (2) to the extent permitted by the Plan, that the Committee in its sole discretion determines otherwise. Notwithstanding the preceding sentence, and subject to Section 12(e) hereof and the terms of the applicable Award Agreement, the Committee may not determine that an Award shall be vested before the first anniversary of the date on which the Award was granted unless the Participant's Termination of Employment was due to Retirement, death, or Disability.

        (b)    Termination for Cause.    If a Participant incurs a Termination of Employment for Cause, then all outstanding Awards shall immediately be canceled, except as the Committee may otherwise provide in the applicable Award Agreement.

Section 12.    General Provisions.

        (a)    Awards.    Each Award hereunder shall be evidenced in writing. The written terms of the Award shall be delivered to the Participant and, except in the case of an EIP Award, shall incorporate the terms of the Plan by reference.

        (b)    Interpretation.    Notwithstanding any other provision of the Plan, to the extent that any Award is intended to qualify as "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not exercise any discretionary authority otherwise granted under the Plan with respect to such Award that would cause such Award to fail to qualify as "other performance-based compensation." For example, with respect to any Award that is intended to qualify as "other performance-based compensation," the Committee shall not exercise discretion to increase the value of the Award and, except in the case of death, Disability, or a Change of Control, the Committee shall not allow payment of any Award before it has certified in writing that the applicable Performance Objectives have been achieved.

        (c)    Withholding.    The Company shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to (i) retain Shares or (ii) subject to such terms and conditions as the Committee may establish from time to time, permit Participants to elect to tender Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

        (d)    Nontransferability.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant's immediate family (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

        (e)    Change of Control.    Upon the occurrence of a Change of Control, all Awards then outstanding shall immediately become fully vested and any performance-based awards and EIP Awards granted under Sections 6, 7, 8 and 9 hereof shall pay at the target level set forth in the applicable Award Agreement; provided, that the Board shall have discretion to prevent accelerated vesting of any Award, if the Board's exercise of discretion does not change the time or form of payment of any Award in a way that would violate the requirements of Section 409A of the Code.

        (f)    No Right to Employment.    Neither the right to participate in the Plan nor the grant of any Award shall be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. The Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as expressly provided in the Plan or in any applicable Award Agreement.

        (g)    No Rights to Awards; No Shareholder Rights.    No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

        (h)    Foreign Benefits.    The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

        (i)    Amendment of Plan.    The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law, regulation, a securities exchange listing requirement, or a provision of the Plan, or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except as required by Section 4(e) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

        (j)    Application of Proceeds.    The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

        (k)    Compliance with Legal and Exchange Requirements.    The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

        (l)    Deferrals.    Subject to the Committee's reasonable efforts to comply with the requirements of Section 409A of the Code, the Committee may:

    (1)
    Postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award, and/or

    (2)
    Establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

        (m)    Section 409A of the Code.

    (1)
    The Plan shall be operated, administered, and interpreted consistent with the intent to comply with the requirements of Section 409A of the Code. If the Committee or the

      Company determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Section 409A of the Code, the Plan shall be automatically amended (without further action) to the extent that the Committee or the Company determines is necessary to bring it into compliance with the requirements of Section 409A of the Code. No provision of the Plan or any Award Agreement shall be interpreted or construed to transfer any liability for a failure to comply with the requirements of Section 409A of the Code from a Participant or other individual to the Company, any Subsidiary, any Affiliate, the Committee, or any other entity or individual affiliated with the Company, the Subsidiaries, and the Affiliates.

    (2)
    For any Participant who, as of the date on which his Termination of Employment occurs, is a "specified employee" (within the meaning of Section 409A(2)(B)(i) of the Code, as determined by Interpublic in accordance with Treas. Reg. § 1.409A-1(i)), the payment date for any Award that is subject to Section 409A (including but not limited to any Restricted Stock Unit, Performance Share, Performance Share Unit, and EIP Award) and for which the payment trigger is the Participant's Termination of Employment shall be no earlier than the Participant's Delayed Start Date. For purposes of the Plan, the Participant's Delayed Start Date shall be the earlier of (x) the Company's first pay date for the seventh calendar month that starts after the Participant's Termination of Employment and (y) a date determined by Interpublic that is within 90 days after the Participant's death.

        (n)    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

        (o)    Incapacity.    Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.

        (p)    Rules of Construction.    Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; the word "include" shall mean "including but not limited to"; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted.

        (q)    Headings and Captions.    The headings and captions in this Plan document are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

        (r)    Applicable Law.    The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        (s)    Effective Date.    The Plan shall become effective on the date the Plan is approved by the Company's shareholders. No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2019; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no awards may be made under The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan.

APPENDIX B

THE 2009 NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1.    Name of Plan.    The name of the Plan is the "2009 Non-Management Directors' Stock Incentive Plan."

        1.2.    Purpose of Plan.    The Plan is being established to attract, retain and compensate for service highly qualified individuals to serve as members of the Board of Directors of the Company, but not current employees of the Company or any of its Subsidiaries, and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of the Company's Common Stock, in addition to strengthening their common interest with stockholders in increasing the value of the Company's Common Stock over the longer term.

        1.3.    Effective Date.    The Plan shall be effective as of the date of the Company's 2009 Annual Meeting of Stockholders held on May 28, 2009 (the "Annual Meeting"), if at the Annual Meeting the Plan is duly approved by stockholders. If the stockholders do not approve the Plan at the Annual Meeting, the Plan shall be of no force or effect.

ARTICLE II
DEFINITIONS

        When used in capitalized form in the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

          Award.     "Award" means any grant or award under the Plan of Unrestricted Shares, Restricted Shares, Options, or Restricted Share Units, as evidenced in an Award Agreement.

          Award Agreement.    "Award Agreement" means any written agreement with respect to an Award that is entered into and delivered to a grantee and any amendment thereto.

          Code.     "Code" means the Internal Revenue Code of 1986, as amended.

          Committee.     "Committee" means the Corporate Governance Committee of the Company.

          Common Stock.    "Common Stock" means shares of the Company's $.10 par value common stock.

          Company.     "Company" means The Interpublic Group of Companies, Inc.

          Disability.     "Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

          Fair Market Value.    "Fair Market Value" means the average of the high and low prices at which the Common Stock of the Company is traded on the date in question, as reported on the composite tape for New York Stock Exchange issues.

          Option.     "Option" means an option to purchase shares of Common Stock that has the terms and conditions set forth in Article VI of the Plan.

          Non-Management Directors.    "Non-Management Directors" means members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries.

          Plan.     "Plan" means the 2009 Interpublic Non-Management Directors' Stock Incentive Plan, as amended from time to time.

          Restricted Share Units.     "Restricted Share Units" means Awards having the terms and conditions set forth in Article VIII of the Plan.

          Restricted Shares.     "Restricted Shares" means shares of Common Stock that are subject to the restrictions and other terms and conditions set forth in Article VII of the Plan.

          Subsidiary.     "Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424 (f) of the Code.

          Unrestricted Shares.     "Unrestricted Shares" means shares of Common Stock granted pursuant to Section 5.1 of the Plan.

ARTICLE III
ELIGIBILITY

        3.1.    Condition.    An individual who is a Non-Management Director on or after May 28, 2009, shall be eligible to participate in the Plan.

ARTICLE IV
SHARES AVAILABLE

        4.1.    Number of Shares Available.    (a)    Subject to Section 4.2, below, an aggregate of Nine Hundred Thousand (900,000) shares of Common Stock are reserved for issuance under the Plan pursuant to Awards. Such shares of Common Stock may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

        (b)   The number of Shares covered by an Award shall count against the limitations, as prescribed by subsection (a) above, on the number of Shares available for award under the Plan only to the extent that such Shares are actually issued.

        (c)   If an Award (1) terminates, lapses or is forfeited or canceled, (2) is otherwise settled without the delivery of the full number of Shares underlying the Award, (3) is settled in cash in lieu of Shares, or (4) is exchanged with the Committee's permission, prior to the issuance of Shares, for an Award not involving Shares, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan.

        4.2.    Adjustments.    The number of shares of Common Stock of the Company reserved for Awards under the Plan, the number of shares comprising outstanding Awards under the Plan, and the exercise price and the number of shares issuable upon the exercise of any outstanding Options, shall be subject to proportionate adjustment by the Committee to the extent required to prevent dilution or enlargement of shares issuable under the Plan and the rights of the grantee in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, or other similar event. All determinations made by the Committee with respect to adjustment under this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

        4.3.    Effect of Stock Splits, etc. on Restricted Shares.    Any shares of Common Stock of the Company received by a grantee as a stock dividend on Restricted Shares, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations, or other events affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend as the shares with respect to which they were issued.

ARTICLE V
AWARDS

        5.1.    Unrestricted Shares.    The Committee shall have the authority to grant freely tradeable shares of Common Stock at any time, and from time to time to any one or more Non-Management Director in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

        5.2.    Restricted Shares.    (a)    The Company shall On May 29, 2009, grant to each person who is serving as a Non-Management Director as of such date, Restricted Shares having an aggregate Fair Market Value of $80,000 as of the date of grant.

        (b)   The Committee shall have the authority to grant Restricted Shares, in addition to the Restricted Shares referred to in Section 5.2(a), at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

        5.3.    Options.    The Committee shall have the authority to grant Options at any time, and from time to time, to any one or more Non-Management Directors covering such number of shares of Common Stock as the Committee deems appropriate.

        5.4.    Restricted Share Units.    The Committee shall have the authority to grant Restricted Share Units at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

ARTICLE VI
OPTIONS

        6.1.    Type of Options.    The Options granted under the Plan are not intended to be options that qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        6.2.    Option Exercise Price.    The exercise price per share of an Option shall be the Fair Market Value of the Common Stock on the date of the grant and shall be paid in cash in U.S. Dollars on the date of exercise.

        6.3.    Duration.    An Option granted under the Plan shall become exercisable in full three years after the date of grant and shall expire ten years after the date of grant (the "Option Period"), unless it is sooner terminated in accordance with Section 6.5.

        6.4.    Exercise After Termination of Service.    If the recipient of an Option grant ceases to be a Non-Management Director for any reason (including without limitation death or disability), such Option, if exercisable immediately prior to the date of cessation of service, shall continue to be exercisable by the grantee, or by the grantee's legal representatives, heirs or beneficiaries, for a period of thirty-six months following the date of cessation of service, but in no event after the expiration of the Option Period.

        6.5.    Forfeiture.    If an Option is not exercisable on the date on which the grantee ceases to serve as a Non-Management Director, or if an Option has not been exercised in full before it ceases to be exercisable in accordance with Section 6.4, the Option shall, to the extent not previously exercised, thereupon be forfeited.

ARTICLE VII
RESTRICTED SHARES

        7.1.    Rights with Respect to Restricted Shares.    A grantee to whom Restricted Shares have been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions, and restrictions described in this Article 7. The grantee's absolute ownership shall become effective only after he or she has received a certificate or certificates for the number of shares of Common Stock awarded, or after he or she has received notification that such certificate or certificates have been issued and are being held in custody by the Company.

        7.2.    Restrictions.    Until the expiration of the period beginning on the date on which the Restricted Shares are granted and ending on the third anniversary of the date of grant (other than the May 2009

Restricted Shares which shall vest on January 31, 2012), Restricted Shares shall be subject to the following conditions:

  (i)
  Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

  (ii)
  if the grantee ceases to serve as a Non-Management Director for any reason, except as (1) otherwise provided in Section 7.3, or (2) as may be determined by the Committee under Section 9.3 hereof, all the rights of the grantee with respect to such Restricted Shares shall immediately be forfeited and terminate without any payment of consideration by the Company. If the grantee has custody of the shares, upon such forfeiture, the grantee shall forthwith deliver to the Secretary or any Assistant Secretary of the Company the certificate or certificates for the shares so forfeited, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

        7.3.    Lapse of Restrictions in Connection With Cessation of Service due to Death or Disability.    Upon a grantee's cessation of service as a Non-Management Director due to death or disability, the restrictions set forth in Section 7.2 shall lapse on the date of the grantee's cessation of service, without regard to the period of time elapsed since the Restricted Shares were granted.

        7.4.    Restrictive Legends; Certificates May be Held in Custody.    Certificates evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan. Any attempt to dispose of such Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan shall be ineffective. The Committee may enact rules that provide that the certificates evidencing Restricted Shares may be held in custody by a bank or other institution, or that the Company may itself hold the certificates evidencing Restricted Shares in custody, until the restrictions thereon shall have lapsed.

ARTICLE VIII
RESTRICTED SHARE UNITS

        8.1.    Rights with Respect to Restricted Share Units.    A grantee to whom Restricted Share Units have been granted shall have the right to receive at the time of the grantee's separation from service (within the meaning of Treas. Reg. § 1.409A-1(h)) as a Non-Management Director (or at such earlier time as is set forth in the applicable Award Agreement), a payment in an amount equal to the Fair Market Value of the corresponding number of shares of Common Stock as of a specified date, payable in cash or in shares of Common Stock, as determined by the Committee, subject, however, to the terms, conditions, and restrictions set forth in this Article 8.

        8.2.    Restrictions.    Except (1) as otherwise provided in Section 8.3 or (2) as may be determined by the Committee under Section 9.3 hereof, until the expiration of the period beginning on the date on which the Restricted Share Units are granted and ending on the third anniversary of the date of grant, the Restricted Share Units shall be immediately forfeited without any payment to the grantee of consideration by the Corporation if the grantee ceases to serve as a Non-Management Director for any reason.

        8.3.    Lapse of Restrictions in Connection With Cessation of Service due to Death or Disability.    Upon a grantee's cessation of service as a Non-Management Director due to death or disability, the restrictions set forth in Section 8.2 shall lapse on the date of the grantee's cessation of service, without regard to the period of time elapsed since the Restricted Share Units were granted.

        8.4.    Dividend Equivalent Credits.    At the discretion of the Committee, the Restricted Share Unit balance of a Non-Management Director may be credited with additional Restricted Share Units corresponding to the dividends that are paid from time to time on the Common Stock.

 ARTICLE IX
ADMINISTRATION, AMENDMENT, CESSATION OF SERVICE AND
TERMINATION OF THE PLAN

        9.1.    Administration.    The Plan shall be administered by the Committee.

        9.2.    Amendment and Termination.    The Plan may be terminated or amended by the Committee or the Board of Directors as it deems advisable. No amendment may revoke or alter in a manner unfavorable to the grantees any Options, Unrestricted Shares, Restricted Shares, or Restricted Share Units then outstanding, nor may the Committee or the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of any applicable law, regulation or securities exchange listing requirement.

        9.3.    Cessation of Service.    Upon a grantee's cessation of service as a Non-Management Director (other than due to death or disability), the grantee shall be vested only in the portion of an Award (if any) in which the grantee was vested immediately before the grantee's cessation of service, except (1) to the extent expressly set forth in the Plan or applicable Award Agreement or (2) if the grantee's cessation of service occurs on or after the first anniversary of the date of grant, to the extent that the Committee in its sole discretion determines otherwise.

        9.4.    Expiration of the Plan.    No Options, Unrestricted Shares, Restricted Shares or Restricted Share Units may be granted under the Plan after May 31, 2019, but Options granted prior to that date shall continue to become exercisable and may be exercised according to the terms of the Plan.

ARTICLE X
NONTRANSFERABILITY

        10.1.    Options and Restricted Share Units Not Transferable.    The Options and Restricted Share Units granted under the Plan are not transferable by sale, assignment, pledge, hypothecation, or otherwise, other than by will or the laws of descent and distribution. During the grantee's lifetime, an Option may be exercised only by the grantee or the grantee's guardian or legal representative.

ARTICLE XI
RIGHTS OF DIRECTORS

        11.1.    Rights to Awards.    Except as provided in the Plan, no Non-Management Director shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any Non-Management Director any right to be retained in the services of the Company in any capacity.

ARTICLE XII
SECTION 409(A)

        12.1.    Section 409A.    The Plan shall be operated, administered, and interpreted consistent with the intent to comply with the requirements of Section 409A of the Code. If the Board or Committee determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Section 409A of the Code, the Plan shall be automatically amended (without further action) to the extent that the Board or Committee determines is necessary to bring it into compliance with the requirements of Section 409A of the Code. No provision of the Plan shall be interpreted or construed to transfer any liability for a failure to comply with the requirements of Section 409A of the Code from a Participant or other individual to the Company, the Committee, or any other entity or individual affiliated with the Company or the Committee.

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN WILL ATTEND FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Mark Here for Address Change or Comments SEE REVERSE Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/ipg Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. The Interpublic Group of Companies, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date You can view the Annual Report and Proxy Statement on the Internet at http://www.interpublic.com/2009/proxymaterials 48960 The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. 2. Adopt The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan 3. Adopt the 2009 Non- Management Directors’ Stock Incentive Plan 4. Confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2009 5. Shareholder Proposal on Special Shareholder Meetings THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5. 1. Election of Directors THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. If you plan to attend the Annual Meeting please mark the WILL ATTEND box. Nominees: 1.1 Frank J. Borelli 1.2 Reginald K. Brack 1.3 Jocelyn Carter-Miller 1.4 Jill M. Considine 1.5 Richard A. Goldstein 1.6 Mary J. Steele Guilfoile 1.7 H. John Greeniaus 1.8 William T. Kerr 1.9 Michael I. Roth 1.10 David M. Thomas

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 48960 THE INTERPUBLIC GROUP OF COMPANIES, INC. ANNUAL MEETING OF SHAREHOLDERS May 28, 2009 9:30 A.M. PALEY CENTER FOR MEDIA 25 WEST 52ND STREET NEW YORK, NEW YORK FORM OF PROXY THE INTERPUBLIC GROUP OF COMPANIES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS, May 28, 2009 The undersigned hereby constitutes and appoints Michael I. Roth, Frank Mergenthaler and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, May 28, 2009 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “Plan”), this card also constitutes voting instructions by the undersigned to JPMorgan Chase Bank, N.A. (“JPMorgan”), the trustee of the trust maintained under the Plan, for all shares held of record by JPMorgan as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by JPMorgan. JPMorgan will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD. (Continued, and to be marked, dated and signed, on the other side)